Filed pursuant to Rule 424(b)(3)
Registration No. 333-282971

Prospectus Supplement No. 11
(To Prospectus dated November 12, 2024)

INNVENTURE, INC.

This prospectus supplement updates, amends and supplements the prospectus dated November 12, 2024 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-282971) and is being filed to update, amend and supplement the information included in the Prospectus with information contained in (i) our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2025 and (ii) our Current Report on Form 8-K filed with the SEC on March 26, 2025 (collectively, the “Current Reports”). Accordingly, we have attached the Current Reports to this prospectus supplement. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Shares of our common stock, par value $0.0001 per share (our “Common Stock”), are listed on The Nasdaq Stock Market, LLC under the symbol “INV.” On March 25, 2025, the closing price of our Common Stock was $8.50 per share.

Investing in our securities involves risks that are described in the “Risk Factors” section of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or this prospectus supplement or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 26, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2025

Innventure, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-42303	93-4440048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 Tavistock Lakes Blvd, Suite 400
Orlando, Florida 32827
(Address of Principal Executive Offices, and Zip Code)

(321) 209-6787
Registrant’s Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INV	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Series C Preferred Stock Purchase Agreement

On March 24, 2025 (the “Series C Closing Date”), Innventure, Inc. (the “Company”) entered into preferred stock purchase agreements (each, a  “Series C Purchase Agreement”, and collectively, the “Series C Purchase Agreements”) with certain purchasers (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers an aggregate of up to 275,000 shares of the Company’s Series C preferred stock, par value $0.0001 per share (the “Series C Preferred Stock”), in a private placement, at a price of $10.00 per share of Series C Preferred Stock, resulting in an aggregate purchase price of approximately $2,750,000 before deducting fees and other estimated offering expenses (such offering, the “Series C Preferred Stock Financing”). The Series C Preferred Stock Financing closed on the Series C Closing Date.

The Series C Purchase Agreements contain customary representations, warranties, and covenants by the parties, including certain indemnification obligations of the Purchasers. The representations, warranties, and covenants contained in the Series C Purchase Agreements were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the Purchasers and are subject to limitations agreed upon by contracting parties.  Accordingly, the form of the Series C Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Series C Purchase Agreements and not to provide investors with any other factual information regarding the Company or its business and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”).

As part of the Series C Purchase Agreements, the Company is required to prepare and file a registration statement (the “Series C Preferred Stock Resale Registration Statement”) with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable upon conversion of shares of Series C Preferred Stock within 120 days from the original issuance date.

On the Series C Closing Date, the Company also filed a Certificate of Designations (the “Series C Preferred Stock Certificate of Designations”) with the Secretary of State of the State of Delaware setting forth the terms, rights, obligations and preferences of the Series C Preferred Stock. The information set forth in Item 5.03 is incorporated herein by reference.

The foregoing description of the Series C Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Terminations of Related Party Loans

As previously disclosed, (i) on May 2, 2024, Innventure LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Innventure LLC”) , and Michael Otworth, the Executive Chairman and a director of the Company, entered into that certain Unsecured Promissory Note (the “Otworth Note”) pursuant to which Innventure LLC agreed to pay Mr. Otworth the principal and interest in accordance the terms and conditions set forth therein.

As previously disclosed, on October 1, 2024, Innventure LLC and John Scott, the Chief Strategy Officer of the Company, entered into that certain Amended and Restated Unsecured Promissory Note (the “Scott Note”) pursuant to which Innventure LLC agreed to pay Dr. Scott the principal and interest in accordance the terms and conditions set forth therein.

As previously disclosed, on February 9, 2023, AeroFlexx Packaging Company, LLC, a Delaware limited liability company and indirect partially-owned subsidiary of the Company (“AeroFlexx”), and Auto Now Acceptance Co., LLC (“Auto Now”), of which James Donnally, a director of the Company, serves as a director, entered into that certain Loan Agreement, dated February 9, 2023, as extended by the Loan Renewal Agreement No. 1, dated December 1, 2023 (the “Auto Now Loan”) pursuant to which AeroFlexx agreed to pay Auto Now the principal and interest in accordance the terms and conditions set forth therein.

As previously disclosed, on October 1, 2024, Innventure LLC and the Glockner Family Venture Fund, LP (the “Glockner Fund” and, collectively with Mr. Otworth, Dr. Scott, Auto Now and each of their respective affiliates, the “Lenders”) entered into that certain Amended and Restated Unsecured Promissory Note (the “Glockner Note,” together with the Otworth Note, the Scott Note, and the Auto Now Loan, the “Related Party Loans”) pursuant to which Innventure LLC agreed to pay the Glockner Fund the principal and interest in accordance with the terms and conditions set forth therein. Mr. Donnally also serves as the Managing Member of Bellringer Consulting Group, LLC, the General Partner of the Fund, and is a 25% owner of the Fund and of Bellringer Consulting Group, LLC.

On the Series C Closing Date, each of the Lenders terminated their respective Related Party Loans in exchange for (i) in the case of the Otworth Note, 114,161 shares of Series C Preferred Stock and a cash payment of $180,042, (ii) in the case of the Scott Note, 226,334 shares of Series C Preferred Stock and a cash payment of $194,507, (iii) in the case of the Auto Now Loan, 578,294 shares of Series C Preferred Stock, and (iv) in the case of the Glockner Note, 1,392,059 shares of Series C Preferred Stock.

Item 1.02	Termination of a Material Definitive Agreement.

The information contained in Item 1.01 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Issuance of Series C Preferred Stock

The information set forth in Item 1.01 and Item 5.03 is incorporated herein by reference.

The Company issued the Series C Preferred Stock to the Purchasers in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act in reliance on the exemption afforded by Section 4(a)(2) thereof or Regulation D promulgated under the Securities Act.

Issuances to Yorkville

On December 19, 2024, the Company issued YA II PN, Ltd. (“Yorkville”) 60,000 shares of Common Stock, on December 26, 2024, the Company issued Yorkville 50,000 shares of Common Stock, on January 3, 2024, the Company issued Yorkville 50,000 shares of Common Stock, on January 17, 2025, the Company issued Yorkville 4,617 shares of Common Stock, and on January 28, 2025, the Company issued Yorkville 19,376 shares of Common Stock (collectively, the “SEPA shares”), each pursuant to the terms of the Standby Equity Purchase Agreement dated October 24, 2023, entered into with Yorkville.

Issuance to Ducera

On February 3, 2025, the Company issued to Ducera Partners LLC and its affiliates (“Ducera”) 85,471 shares of Common Stock  (the “Ducera shares”) pursuant to the terms of an engagement letter under which Ducera would perform certain financial advisory and investment baking services to Innventure LLC. Such engagement letter was amended to include the Company on December 23, 2024.

Issuance to Roth

On October 31, 2024, pursuant to a letter agreement between Innventure LLC and Roth Capital Partners LLC (“Roth”), dated July 8, 2024, the Company issued to Roth 25,000 shares of Common Stock (the “Roth shares”) in settlement of $250,000 of transaction costs incurred by the Company and its affiliates for certain capital markets advisory services.

Issuance to Grail Partners

On March 24, 2025, the Company issued to affiliates of Grail Partners LLC an aggregate of 300,000 shares of Series C Preferred Stock (the “Grail shares”) in settlement of amounts owed pursuant to the terms of a letter agreement under which Grail Partners LLC would provide certain financial advisory and merchant banking services.

The Company issued the SEPA shares, the Ducera shares, the Roth shares, and the Grail shares in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act, in reliance on the exemption afforded by Section 4(a)(2) thereof or Regulation D promulgated under the Securities Act. The Company has previously registered the resale of the SEPA shares, and the Roth shares (as defined below) under the Securities Act. The Company has also agreed to register the resale of the Ducera shares under the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 and Item 5.03 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, the Company filed the Series C Preferred Stock Certificate of Designations with the Secretary of State of the State of Delaware, which became effective upon filing. A description of the material terms of the Series C Preferred Stock is below.

Ranking

With respect to (i) payment of dividends, (ii) distribution of assets and (iii) all other liquidation, winding up, dissolution, dividend and redemption rights, the Series C Preferred Stock shall rank pari passu in priority of payment to all Parity Stock (defined below) and senior in priority of payment to all Junior Stock (defined below) in any liquidation, dissolution, winding up or distribution of the Company, and junior to any existing or future secured or unsecured indebtedness and other liabilities (including trade payables) of the Company.

“Junior Stock” means (i) the Common Stock, (ii) any other preferred stock, other than the Company’s Series B preferred stock, par value $0.0001 per share (“Series B Preferred Stock”), and (ii) any other equity interest of the Company, in each case which by its terms ranks junior to the Series C Preferred Stock with respect to payment of dividends and/or distribution of assets.

“Parity Stock” means the Company’s Series B Preferred Stock and any equity interest of the Company hereinafter created which by its terms ranks pari passu with the Series C Preferred Stock.

Dividends

The Series C Preferred Stock carries an annual 8.0% cumulative dividend, which will be paid prior to and in preference over any Junior Stock or Parity Stock.  On the last day of the last quarter in each fiscal year of the Company, such dividends will be made as a payment in kind.

Voting Rights

Per each whole share of Series C Preferred Stock, the holders of Series C Preferred Stock will be entitled to cast the number of votes equal to (i) the original issue price, which is $10.00 (the “Original Issue Price”), divided by (ii) $the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) of Common Stock as of the Initial Issue Date (as determined by reference to the Nasdaq Official Closing Price) and will vote with the holders of the Common Stock as a single class and on an as-converted basis, except as provided by law or applicable Nasdaq listing rules.

Mandatory Conversion at the Company’s Option

On the date that is the fifth anniversary of the initial issuance date of the Series C Preferred Stock, all shares of Series C Preferred Stock will be converted into shares of Common Stock.

Optional Conversion at the Holder’s Option

Holders of Series C Preferred Stock may convert all of their respective shares of Series C Preferred Stock into shares of Common Stock upon the effectiveness of the Series C Preferred Stock Resale Registration Statement.

Conversion Rate

The number of shares of Common Stock that each holder of Series C Preferred Stock will receive upon conversion of all of such holder’s shares of Series C Preferred Stock will be the number of shares equal to the Series C Conversion Rate (defined below) multiplied by the number of shares of Series C Preferred Stock held by such holder (subject to a threshold amount). No fractional shares of Common Stock shall be issued upon the exercise of any conversion right. Any fractional shares of Common Stock that a holder would otherwise be entitled to will be rounded up to the next whole share.

“Series C Conversion Rate” means a fraction whose numerator is the Original Issue Price, and whose denominator is the lesser of (i) the Reset Conversion Price and (ii) $12.50.

 “Reset Conversion Price” means the greater of (a) $5.00 and (b) the 10-trading day volume-weighted average Nasdaq official closing price of the Common Stock.

Adjustments

Holders of Series C Preferred Stock will have rights to certain adjustments for stock dividends stock splits and rights in connection with certain subsequent rights offerings.

The foregoing description of the Series C Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the form of Series C Preferred Stock Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Exhibits and Financial Statements

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Designations of Series C Preferred Stock, dated March 24, 2025, of Innventure, Inc.
10.1	Standby Equity Purchase Agreement, by and between Innventure, Inc. and YA II PN, Ltd., dated October 24, 2023.
10.2^	Form of Series C Purchase Agreement for U.S. Investors
10.3^	Form of Series C Purchase Agreement for Ex-U.S. Investors
104	Cover Page Interactive Data File (formatted as Inline XBRL).

^	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Innventure, Inc. agrees to furnish a copy of any omitted schedule to the SEC upon request.

Disclaimers and Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements. The forward-looking statements are based on the current expectations of the Company’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this Form 8-K. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  The risks and uncertainties include, but are not limited to, those factors discussed and identified in other public filings made with the SEC by the Company, including the Company’s most recent Quarterly Report on Form 10-Q, which is available on the Company’s Investor Relations website at www.ir.innventure.com and on the Securities and Exchange Commission website at www.sec.gov. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update forward-looking statements to reflect future events or circumstances. Capitalized terms shall have the meanings ascribed to such terms in the Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNVENTURE, INC.

Date: March 25, 2025	By:	/s/ David Yablunosky
	Name:	David Yablunosky
	Title:	Chief Financial Officer

Exhibit 3.1

CERTIFICATE OF DESIGNATION

OF

SERIES C PREFERRED STOCK

OF

INNVENTURE, INC.

FILED IN THE OFFICE

OF

THE DELAWARE SECRETARY OF STATE

ON MARCH 24, 2025

Pursuant to Section 151
of the
General Corporation Law of the State of Delaware

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Innventure, Inc., a corporation duly organized and validly existing under the State of Delaware (the “Company”), does hereby submit the following:

WHEREAS, the Amended and Restated Certificate of Incorporation of the Company (as amended, restated, supplemented or otherwise modified from time to time, the “Certificate of Incorporation”) authorizes the issuance of up to 25,000,000 shares of Preferred Stock, with a par value of $0.0001 per share, of the Company (“Preferred Stock”) in one or more series; and expressly authorizes the Board of Directors of the Company (the “Board of Directors”) to cause the issuance of the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, powers, preferences and other rights, if any, and the qualifications, limitations or restrictions thereof; and

WHEREAS, on March 21, 2025, the Board of Directors approved and adopted the following certificate of designation (this “Certificate”) for purposes of issuing shares of Preferred Stock designated as a series known as “Series C Preferred Stock”, with each such share having the designations, powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, as set forth in this Certificate.

NOW THEREFORE, BE IT RESOLVED, that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors hereby provides out of the unissued shares of the Preferred Stock a series of Preferred Stock designated as “Series C Preferred Stock” and authorizes for issuance 5,000,000 shares of the Series C Preferred Stock (as defined below), and hereby fixes the designations, powers, preferences and other rights, and the qualifications, limitations and restrictions of the Series C Preferred Stock, as follows:

1.        Designation.  A total of 5,000,000 shares of Preferred Stock shall be designated as a series known as “Series C Preferred Stock” (the “Series C Preferred Stock”), which Series C Preferred Stock will have the designations, powers, preferences and relative, participating, optional, special and other rights, and the qualifications, limitations and restrictions set forth in this Certificate.

2.        Ranking; Liquidation.  With respect to (a) payment of dividends, (b) distribution of assets and (c) all other liquidation, winding up, dissolution, dividend and redemption rights, the Series C Preferred Stock shall rank pari passu in priority of payment to all Parity Stock and senior in priority of payment to all Junior Stock in any liquidation, dissolution, winding up or distribution of the Company, and junior to any existing or future secured or unsecured indebtedness and other liabilities (including trade payables) of the Company.

3.        Voting.

(a)          Generally.  On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of the stockholders in lieu of a meeting), each Holder shall be entitled to cast the number of votes per each whole share of Series C Preferred Stock held by such Holder as of the record date for determining stockholders entitled to vote on such matter (or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited) equal to (i) the Original Issue Price as of the record date for determining stockholders entitled to vote on such matter (or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited) divided by (ii) the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) of Common Stock as of the Initial Issue Date (as determined by reference to the Nasdaq Official Closing Price).  Except as provided by law or by the other provisions of this Certificate, Holders shall vote together with the holders of Series B Preferred Stock and Common Stock as a single class and as provided pursuant to this Section 3(a).  Notwithstanding the foregoing, the Holders of shares of Series C Preferred Stock shall not be entitled to any voting rights in respect of such shares of Series C Preferred Stock, at any stockholders’ meeting or in any written consent of stockholders, in each case to the extent, and only to the extent, that such Holders would have the right to a number of votes in respect of such Holders’ shares of Voting Stock of the Company in excess of 19.99% of the then-outstanding Stockholder Voting Power.  For the avoidance of doubt, the Holders of shares of Series C Preferred Stock shall not be entitled to any voting rights at any stockholders’ meeting or in any written consent of the stockholders, in each case to the extent, and only to the extent, that the issuance, delivery, conversion or convertibility of such Series C Preferred Stock would result in such Holder or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owning in excess of the Threshold Amount prior to such voting rights being approved by the Company’s stockholders (whether approved through a special meeting of the Company’s stockholders or otherwise) in accordance with the stockholder approval requirements of Nasdaq Marketplace Rule 5635 (or any equivalent rule or requirement of the applicable exchange or automated quotation system on which the Common Stock is then listed or quoted) (the “Requisite Stockholder Approval”).

(b)          Written Consent; Meetings.  A consent or affirmative vote of the Holders may be given or obtained either in writing without a meeting, or in person or by proxy at a regular annual meeting, or a special meeting of stockholders or Holders.

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4.           Dividends.

(a)            All Dividends are pari passu with any dividend on any Parity Stock and are prior to and in preference over any dividend on any Junior Stock.  All Dividends shall be declared and fully paid concurrently with any dividends declared and paid, or any other distributions made, on Parity Stock but before any dividends are declared and paid, or any other distributions are made, on any Junior Stock.  Dividends shall be payable to the Holders as they appear on the records of the Company on the record date for such Dividends, which, to the extent the Board of Directors determines to declare Dividends in respect of any Dividend Period, shall be the date that is 10 Business Days prior to the applicable Dividend Payment Date, and which record date and Dividend Payment Date, to the extent so determined, shall be declared by the Board of Directors during each Dividend Period on the date that is at least 15 Business Days prior to the Dividend Payment Date and five Business Days prior to the record date.

(b)           From and after the Initial Issue Date, preferential cumulative dividends (“Dividends”) shall accrue on the total number of shares of Series C Preferred Stock held by a Holder on an annual basis and in arrears as 8.0% of the Liquidation Preference (the “Dividend Rate”).  Dividends will be due and payable annually in arrears as payment in kind (in the form of shares of Series C Preferred Stock) on each Dividend Payment Date.

(c)           The Holders of Series C Preferred Stock will be entitled to receive all dividends and other distributions of cash and other property as may be declared on the Common Stock by the Board of Directors from time to time out of assets or funds of the Company legally available therefor, as if all shares of the Series C Preferred Stock held by such Holder had been converted into the applicable number of shares of Common Stock pursuant to Section 6 on the day any such dividend was declared.

5.          Amendments and Waivers. So long as any shares of Series C Preferred Stock remain outstanding, and unless a greater percentage is required by law, the Company shall not, without the affirmative vote or written consent of the Holders of 51% of the then-outstanding Series C Preferred Stock, voting separately as one class, amend, alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock, or waive the compliance of any of the covenants included in this Certificate; provided, however, that the Company shall not effect any of the following matters without the consent of each Holder that is adversely affected thereby:

(a)            reduce the Dividend Rate or alter the timing or method of payment of any Dividends pursuant to Section 4;

(b)            authorize the issuance of any series of Preferred Stock of the Company that is senior to the Series C Preferred Stock with respect to any rights referenced in Section 2 of this Certificate; or

(c)            reduce the Original Issue Price.

6.           Conversion.

(a)            Mandatory Conversion.

(i)        All shares of Series C Preferred Stock will be converted into shares of Common Stock (the “Mandatory Conversion”) on the fifth anniversary of the Initial Issue Date.

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(ii)       Mechanics of Conversion.  Prior to such date of conversion, the Company shall send all Holders written notice.  Such notice will contain the time (“Mandatory Conversion Time”) and the place designated for mandatory conversion of all such shares of Series C Preferred Stock pursuant to this Section 6(a).  Such notice will be sent at least seven days in advance of the Mandatory Conversion Time.  Upon receipt of such notice, each Holder that holds shares of Series C Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice.  If so required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the Holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the Series C Preferred Stock converted pursuant to this Section 6(a) will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the Holders thereof, upon surrender of any certificate or certificates of such Holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 6(a)(ii).  As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series C Preferred Stock, the Company shall issue and deliver to such Holder, (A) a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof or (B) a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof.

(b)            Holder Conversion Right.

(i)        Upon the Effectiveness Date, each Holder may convert all of its shares of Series C Preferred Stock into shares of Common Stock (the “Holder Conversion Right” and together with the Mandatory Conversion, each a “Conversion Right”).

(ii)        Mechanics of Conversion.  In order for a Holder to voluntarily convert all of such Holder’s shares of Series C Preferred Stock into shares of Common Stock, such Holder shall (A) provide written notice to the Company’s transfer agent at the office of the transfer agent for the Series C Preferred Stock (or at the principal office of the Company if the Company serves as its own transfer agent) that such Holder elects to convert all of such Holder’s shares of Series C Preferred Stock and (B), if such Holder’s shares are certificated, surrender the certificate or certificates for such shares of Series C Preferred Stock (or, if such registered Holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Company if the Company serves as its own transfer agent).  Such notice shall state such Holder’s name.  If required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  Unless a later time and date is otherwise specified by the Company, the close of business on the date of receipt by the transfer agent (or by the Company if the Company serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date.  The Company shall, as soon as practicable after the Conversion Time issue and deliver to such Holder, (y) a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof or (z) a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof.

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(c)            Conversion Rate.  Upon the exercise of or occurrence of a Conversion Right, the conversion rate will equal a fraction whose numerator is the Original Issue Price and whose denominator is the lesser of (i) the Reset Conversion Price or (ii) $12.50 (such rate as determined by this Section 6(c), the “Conversion Rate”).

(d)            Number of Shares Issuable Upon Conversion.  The number of shares of Common Stock that each Holder will receive upon conversion of all of such Holder’s shares of Series C Preferred Stock will be the number of shares equal to the Conversion Rate multiplied by the number of shares of Series C Preferred Stock held by such Holder; provided that no fractional shares shall be issued upon the exercise or occurrence of any Conversion Right.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise or occurrence of such Conversion Right, the Company shall round up to the next whole share.

(e)            Effect of Conversion.  All shares of Series C Preferred Stock which shall have been surrendered for conversion under this Section 6 shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor.

(f)            Nasdaq Conversion Limits.  Any proposed conversion will be reviewed and addressed in accordance with Article VII of the Preferred Stock Purchase Agreement for compliance with Nasdaq conversion limits.

7.            Certain Adjustments

(a)           Stock Dividends and Stock Splits.  If the Company, at any time while the Series C Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Series B Preferred Stock, Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, will not include any shares of Common Stock issued by the Company upon conversion of this Series C Preferred Stock or payment of a dividend on this Series C Preferred Stock); (ii) subdivides outstanding shares of Common Stock into a larger number of shares; (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Rate will be multiplied by a fraction of which the numerator will be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator will be the number of shares of Common Stock, or in the event that clause (iv) of this Section 7(a) will apply shares of reclassified capital stock, outstanding immediately after such event.  Any adjustment made pursuant to this Section 7 will become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and will become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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(b)            Subsequent Rights Offerings.  In addition to any adjustments pursuant to Section 7(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Series C Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the limitation of the Threshold Amount) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Threshold Amount, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance by the Company for the Holder (which shall not give the Holder any power to vote or dispose of such Purchase Rights) until such time, if ever, as its right thereto would not result in the Holder exceeding the Threshold Amount).

8.           Rights and Remedies of Holders.

(a)            The various provisions set forth under this Certificate are for the benefit of the Holders and, subject to the terms and conditions hereof and applicable law, will be enforceable by them, including by one or more actions for specific performance.

(b)            Except as expressly set forth herein, all remedies available under this Certificate, at law, in equity or otherwise, will be deemed cumulative and not alternative or exclusive of other remedies.  The exercise by any Holder of a particular remedy will not preclude the exercise of any other remedy.

9.           Definitions.  As used in this Certificate, the following terms shall have the meanings specified below:

“Board of Directors” shall have the meaning assigned to such term in the recitals hereof.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of New York are not open for the transaction of normal banking business.

“Certificate” shall have the meaning assigned to such term in the recitals hereof.

“Certificate of Incorporation” shall have the meaning assigned to such term in the recitals hereof.

“Common Stock” means any shares of common stock, par value $0.0001, of the Company that are listed and traded on Nasdaq under the name and ticker “INV.”

“Common Stock Equivalents” means any securities of the Company or the subsidiaries of the Company, whether or not vested or otherwise convertible or exercisable into shares of Common Stock at the time of such issuance, which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock, and excluding shares of Common Stock issuable upon conversion of the Series C Preferred Stock.

“Company” shall have the meaning assigned to such term in the recitals hereof.

“Conversion Rate” shall have the meaning assigned to such term in Section 6(c).

“Conversion Right” shall have the meaning assigned to such term in Section 6(b)(i).

“Conversion Time” shall have the meaning assigned to such term in Section 6(b)(ii).

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“Dividend Payment Date” means the last day of the last quarter in each fiscal year of the Company (or, if such date is not a Business Day, the immediately succeeding Business Day), following the Initial Issue Date.

“Dividend Period” means the period commencing on and including a Dividend Payment Date that ends on, but does not include, the next Dividend Payment Date; provided that the initial Dividend Period shall commence on and include the Initial Issue Date and end on, but not include, the first Dividend Payment Date.

“Dividend Rate” shall have the meaning assigned to such term in Section 4(b).

“Dividends” shall have the meaning assigned to such term in Section 4(b).

“Effectiveness Date” means, with respect to the Registration Statement, the date on which the Registration Statement is declared effective by the SEC.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, as in effect from time to time.

“Holder” means, as of the relevant date, any Person that is the holder of record of at least one share of Series C Preferred Stock, as of such date.

“Holder Conversion Right” shall have the meaning assigned to such term in Section 6(b)(i).

“Initial Issue Date” means March 24, 2025.

“Junior Stock” means (a) Common Stock, (b) any other preferred stock, other than the Series B Preferred Stock, and (c) any other equity interest of the Company, in each case which by its terms ranks junior to the Series C Preferred Stock with respect to payment of dividends and/or distribution of assets.

“Liquidation Preference” means, with respect to a Holder, the Original Issue Price, multiplied by the number of shares of Series C Preferred Stock held by such Holder.

“Mandatory Conversion” shall have the meaning assigned to such term in Section 6(a)(i).

“Mandatory Conversion Time” shall have the meaning assigned to such term in Section 6(a)(ii).

“Nasdaq” means the Nasdaq Stock Market.

“Nasdaq Official Closing Price” means the closing price for a share of Common Stock as reported on the “Historical NOCP” section of the web site Nasdaq.com for the ticker symbol “INV.”

“Original Issue Price” means $10.00 per share of Series C Preferred Stock.

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“Parity Stock” means the Series B Preferred Stock, and any equity interest of the Company hereinafter created which by its terms ranks pari passu with the Series C Preferred Stock.

“Person” means any individual, corporation, limited liability company, partnership (including limited partnership), joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” shall have the meaning assigned to such term in the recitals hereof.

“Preferred Stock Purchase Agreement” shall have the meaning assigned to such term in Section 10(a).

“Purchase Rights” shall have the meaning assigned to such term in Section 7(b).

“Register” means the securities register maintained in respect of the Series C Preferred Stock by the Company, or, to the extent the Company has engaged a transfer agent, such transfer agent.

“Registration Statement” means a registration statement registering the resale of the shares of Common Stock issued to each Holder upon conversion of such Holder’s shares of Series C Preferred Stock pursuant to Section 6.

“Requisite Stockholder Approval” shall have the meaning assigned to such term in Section 3(a).

“Reset Conversion Price” means the greater of (a) $5.00 and (b) the 10-Trading Day volume-weighted average Nasdaq Official Closing Price (which shall be calculated based on the 10 Trading Day period ending on the Trading Day immediately prior to the date on which the notice required under either Section 6(a)(ii) or Section 6(b)(i)(A), as applicable, is received).

“SEC” means the United States Securities and Exchange Commission.

“Securities” means any stock, shares, units, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided, that “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series B Preferred Stock” means any shares of preferred stock of the Company designated as “Series B Preferred Stock” with a par value of $0.0001.

“Series C Preferred Stock” shall have the meaning assigned to such term in Section 1.

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“Stockholder Voting Power” means the aggregate number of votes which may be cast by holders of the Company’s Voting Stock, with the calculation of such aggregate number of votes being conclusively made for all purposes under this Certificate and the Certificate of Incorporation, absent manifest error, by the Company based on the Company’s review of the Register, the Company’s other books and records, each holder’s public filings pursuant to Section 13 or Section 16 of the Exchange Act and any other written evidence satisfactory to the Company regarding any holder’s beneficial ownership of any securities of the Company.

“Threshold Amount” means 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to an applicable Conversion Right.

“Trading Day” means a day on which Nasdaq is open for trading.

“Voting Stock” means the Common Stock, the Series C Preferred Stock and any other capital stock of the Company having the right to vote generally in any election of directors of the Board of Directors.

10.         Interpretation.

(a)           This Certificate (including the Schedules hereto) together with that certain Preferred Stock Purchase Agreement, dated as of the date hereof, entered into by and among the Company and the purchasers listed on Schedule I thereto (the “Preferred Stock Purchase Agreement”), constitutes the full and entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

(b)           Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

(c)          The headings are for convenience only and shall not be given effect in interpreting this Certificate.  References herein to any Section shall be to a Section hereof unless otherwise specifically provided.

(d)           References herein to any law shall mean such law, including all rules and regulations promulgated under or implementing such law, as amended from time to time and any successor law unless otherwise specifically provided.  Except as otherwise stated in this Certificate, references in this Certificate to any contract(s) or written agreement(s) shall mean such contract or written agreement as in effect on the Initial Issue Date, regardless of any subsequent replacement, refunding, refinancing, extension, renewal, restatement, amendment, supplement or modification thereof or thereto and regardless of whether the Company is, remains, was, or has ever been, a party thereto.

(e)            The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Certificate, refer to this Certificate as a whole (including Schedule I hereto) and not to any particular provision of this Certificate.

(f)            The use of the masculine, feminine or neuter gender or the singular or plural form of words shall not limit any provisions of this Certificate.

(g)           Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(h)          The word “will” shall be construed to have the same meaning as the word “shall.”  With respect to the determination of any period of time, “from” shall mean “from and including.”  The word “or” shall not be exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

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(i)             All references to “$”, currency, monetary values and dollars set forth herein shall mean U.S. dollars.

(j)          When the terms of this Certificate refer to a specific agreement or other document or a decision by any body or Person that determines the meaning or operation of a provision hereof, the secretary of the Company shall maintain a copy of such agreement, document or decision at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor.

(k)          Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Holders that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Initial Issue Date in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

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IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by a duly authorized officer this 24th day of March, 2025.

COMPANY

INNVENTURE, INC.

By:	/s/ Gregory W. Haskell
Name: Gregory W. Haskell
Title: Chief Executive Officer

[Signature Page to Series C Certificate of Designation]

 Exhibit 10.1

Final Execution Version

STANDBY EQUITY PURCHASE AGREEMENT

THIS STANDBY EQUITY PURCHASE AGREEMENT (this “Agreement”) dated as of October 24, 2023 is made by and between YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Investor”), and LEARN SPAC HOLDCO, INC., a Delaware corporation (the “Company”). For purposes of this Agreement, references to the “Company” shall also include, after the closing of the Business Combination (as defined below), the resulting publicly listed company pursuant to the transactions contemplated by the Business Combination Agreement, dated as of October 24, 2023 (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among the Company, Learn CW Investment Corporation, a Cayman Islands exempted company with limited liability (“Parent”), LCW Merger Sub, Inc., a Delaware corporation (“LCW Merger Sub”), Innventure LLC, a Delaware limited liability company (“Innventure”), and Innventure Merger Sub, LLC, a Delaware limited liability company (“Innventure Merger Sub”), pursuant to which, upon the terms and subject to the conditions contained therein, LCW Merger Sub will merge with and into Parent (the “LCW Merger”), with Parent being the surviving corporation as a wholly owned subsidiary of the Company, and Innventure Merger Sub will merge with and into the Innventure (the “Innventure Merger” and, together with the LCW Merger, the “Mergers”), with Innventure being the surviving company as a wholly owned subsidiary of the Company. The shareholders of Parent and the members of the Company shall, pursuant to the Mergers, become stockholders the Company. The Mergers and the other transactions described in the Merger Agreement are collectively referred to herein as the “Business Combination.” The Investor and the Company may be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties desire that, upon the terms and subject to the conditions contained herein, following the closing of the Business Combination, the Company shall have the right to issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $75 million of the Company’s shares of Class A Common Stock, par value $0.0001 per share (the “Common Shares”);

WHEREAS, the Common Shares shall be listed for trading in the Principal Market under a symbol to be determined;

WHEREAS, the offer and sale of the Common Shares issuable hereunder will be made in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder; and

WHEREAS, in consideration of the Investor’s execution and delivery of this Agreement, immediately following the consummation of the Business Combination, the Company shall pay the Commitment Fee pursuant to and in accordance with Section 12.04.

NOW, THEREFORE, the Parties hereto agree as follows:

Article I. Certain Definitions

“Additional Shares” shall have the meaning set forth in Section 2.01(f)(ii).

“Adjusted Advance Amount” shall have the meaning set forth in Section 2.01(f)(i).

“Advance” shall mean any issuance and sale of Advance Shares by the Company to the Investor pursuant to Article II hereof.

“Advance Date” shall mean the first Trading Day after expiration of the applicable Pricing Period for each Advance.

“Advance Notice” shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company.

“Advance Notice Date” shall mean each date the Company is deemed to have delivered (in accordance with Section 2.01(b) of this Agreement) an Advance Notice to the Investor, subject to the terms of this Agreement.

“Advance Shares” shall mean the Common Shares that the Company shall issue and sell to the Investor pursuant to the terms of this Agreement.

“Affiliate” shall have the meaning set forth in Section 3.07.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Applicable Laws” shall mean all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.

“Average Price” shall mean a price per Share equal to the quotient obtained by dividing (i) the aggregate gross purchase price paid by the Investor for all Shares purchased pursuant to this Agreement, by (ii) the aggregate number of Shares issued pursuant to this Agreement.

“Business Combination” shall have the meaning set forth in the preamble of this Agreement.

“Black Out Period” shall have the meaning set forth in Section 6.01(e)

“Closing” shall have the meaning set forth in Section 2.02.

“Commitment Amount” shall mean $75 million of the Common Shares.

“Commitment Fee” shall have the meaning set forth in Section 12.04.

“Commitment Period” shall mean the period commencing on the Effective Date and expiring upon the date of termination of this Agreement in accordance with Section 10.01.

“Commitment Shares” shall have the meaning set forth in Section 12.04.

“Common Shares” shall have the meaning set forth in the recitals of this Agreement.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Indemnitees” shall have the meaning set forth in Section 5.02.

“Condition Satisfaction Date” shall have the meaning set forth in Section 7.01.

“Current Report” shall have the meaning set forth in Section 6.12.

“Daily Traded Amount” shall mean the daily trading volume of the Company’s Common Shares on the Principal Market during regular trading hours as reported by Bloomberg L.P.

“Effective Date” shall mean the date of the closing of the Business Combination.

“Environmental Laws” shall have the meaning set forth in Section 4.13.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Cap” shall have the meaning set forth in Section 2.01(e)(iii).

“Excluded Day” shall have the meaning set forth in Section 2.01(f)(i).

“GAAP” shall have the meaning set forth in Section 4.06.

“Hazardous Materials” shall have the meaning set forth in Section 4.13.

“Indemnified Liabilities” shall have the meaning set forth in Section 5.01.

“Innventure” shall have the meaning set forth in the preamble of this Agreement.

“Innventure Merger” shall have the meaning set forth in the preamble of this Agreement.

“Innventure Merger Sub” shall have the meaning set forth in the preamble of this Agreement.

“Investor” shall have the meaning set forth in the preamble of this Agreement.

“Investor Indemnitees” shall have the meaning set forth in Section 5.01.

“LCW Merger” shall have the meaning set forth in the preamble of this Agreement.

“LCW Merger Sub” shall have the meaning set forth in the preamble of this Agreement.

“Market Price” shall mean the Option 1 Market Price or Option 2 Market Price, as applicable.

“Material Adverse Effect” shall mean any event, occurrence or condition that has had or would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

“Material Outside Event” shall have the meaning set forth in Section 6.08.

“Maximum Advance Amount” in respect of each Advance Notice means the greater of: (i) an amount equal to one hundred percent (100%) of the aggregate Daily Traded Amount for the five (5) Trading Days immediately preceding an Advance Notice, or (ii) $10,000,000.

“Mergers” shall have the meaning set forth in the preamble of this Agreement.

“OFAC” shall have the meaning set forth in Section 1.01.

“Option 1 Advance Notice Date” shall mean each date the Company is deemed to have delivered (in accordance with Section 2.01(b) of this Agreement) an Option 1 Advance Notice to the Investor, subject to the terms of this Agreement.

“Option 2 Advance Notice Date” shall mean each date the Company is deemed to have delivered (in accordance with Section 2.01(c) of this Agreement) an Option 2 Advance Notice to the Investor, subject to the terms of this Agreement.

“Option 1 Market Price” shall mean the average VWAP of the Common Shares during the Option 1 Pricing Period.

“Option 2 Market Price” shall mean the lowest daily VWAP of the Common Shares during the Option 2 Pricing Period other than the daily VWAP on any Excluded Days.

“Option 2 Minimum Acceptable Price” or “MAP” shall mean the minimum price notified by the Company to the Investor in each Advance Notice, if applicable.

“Option 1 Pricing Period” shall mean the Trading Day commencing on the Option 1 Advance Notice Date.

“Option 2 Pricing Period” shall mean the three (3) consecutive Trading Days commencing on the Option 2 Advance Notice Date.

“Option 1 Volume Threshold” shall mean a number of Common Shares equal to the quotient of (a) the number of Advance Shares requested by the Company in an Advance Notice divided by (b) 0.35.

“Ownership Limitation” shall have the meaning set forth in Section 2.01(e)(i).

“Parent” shall have the meaning set forth in the preamble of this Agreement.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan of Distribution” shall mean the section of a Registration Statement disclosing the plan of distribution of the Shares.

“Pricing Period” shall mean the shall mean the Option 1 Pricing Period or Option 2 Pricing Period, as applicable.

“Principal Market” shall mean the New York Stock Exchange or the Nasdaq Stock Market; provided however, that in the event the Common Shares are not listed or traded on the New York Stock Exchange, the NYSE American or the Nasdaq Stock Market, then the “Principal Market” shall mean such other market or exchange on which the Common Shares are then listed or traded to the extent such other market or exchange is the principal trading market or exchange for the Common Shares.

“Prospectus” shall mean any prospectus (including, without limitation, all amendments and supplements thereto) used by the Company in connection with a Registration Statement.

“Prospectus Supplement” shall mean any prospectus supplement to a Prospectus filed with the SEC from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, including, without limitation, any prospectus supplement to be filed in accordance with Section 6.01 hereof.

“Purchase Price” shall mean the price per Advance Share obtained by multiplying the Market Price by (i) 95% in respect of an Advance Notice with an Option 1 Pricing Period, and (ii) 97% in respect of an Advance Notice with an Option 2 Pricing Period.

“Registrable Securities” shall mean (i) the Shares, and (ii) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

“Registration Limitation” shall have the meaning set forth in Section 2.01(e)(ii).

“Registration Statement” shall mean a registration statement on Form S-1 or Form S-3 or on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the registration of the resale by the Investor of the Registrable Securities under the Securities Act, which registration statement provides for the resale from time to time of the Shares as provided herein.

“Regulation D” shall mean the provisions of Regulation D promulgated under the Securities Act.

“Sanctions” shall have the meaning set forth in Section 1.01.

“Sanctioned Countries” shall have the meaning set forth in Section 1.01.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” shall have the meaning set forth in Section 4.05.

“Securities Act” shall have the meaning set forth in the recitals of this Agreement.

“Settlement Document” shall have the meaning set forth in Section 2.02(a).

“Shares” shall mean the Commitment Shares and the Common Shares to be issued from time to time hereunder pursuant to an Advance.

“Subsidiaries” shall mean any Person in which the Company, directly or indirectly, (x) owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person or (y) controls or operates all or substantially all of the business, operations or administration of such Person, and the foregoing are collectively referred to herein as “Subsidiaries.”

“Trading Day” shall mean any day during which the Principal Market shall be open for business.

“Transaction Documents” shall have the meaning set forth in Section 4.02.

“VWAP” shall mean for any Trading Day, the daily volume weighted average price of the Common Shares for such Trading Day on the Principal Market during regular trading hours as reported by Bloomberg L.P. or, for a specified period, the volume weighted average price of the Common Shares on the Principal Market, for such period as reported by Bloomberg L.P. through its “AQR” function.

Article II. Advances

Section 2.01   Advances; Mechanics. Upon the terms and subject to the conditions of this Agreement, during the Commitment Period, the Company, at its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Company, Advance Shares by the delivery to the Investor of Advance Notices on the following terms:

(a)	Advance Notice. At any time during the Commitment Period the Company may require the Investor to purchase Shares by delivering an Advance Notice to the Investor, subject to the satisfaction or waiver by the Investor of the conditions set forth in Section 7.01, and in accordance with the following provisions:

(i)	The Company shall, in its sole discretion, select the number of Advance Shares, not to exceed the Maximum Advance Amount, it desires to issue and sell to the Investor in each Advance Notice and the time it desires to deliver each Advance Notice and the Pricing Period to be used.

(ii)	There shall be no mandatory minimum Advances and no non-usages fee for not utilizing the Commitment Amount or any part thereof.

(b)	Date of Delivery of an Option 1 Advance Notice. An Option 1 Advance Notices shall be delivered in accordance with the instructions set forth on the bottom of Exhibit A. An Option 1 Advance Notice shall be deemed delivered (i) the day it is received by the Investor if such notice is received by email prior to 9:00 a.m. Eastern Time (or later if waived by the Investor in its sole discretion), or (ii) if such notice is received after 9:00 a.m. Eastern Time, upon receipt by the Investor, which receipt and commencement of the Option 1 Pricing Period is confirmed by the Investor to the Company by email or other writing, in each case in accordance with the instructions set forth on the bottom of Exhibit A.

(c)	Date of Delivery of an Option 2 Advance Notice. An Option 2 Advance Notices shall be delivered in accordance with the instructions set forth on the bottom of Exhibit B. An Advance Notice shall be deemed delivered on (i) the day it is received by the Investor if such notice is received by email prior to 9:00 a.m. Eastern Time (or later if waived by the Investor in its sole discretion) in accordance with the instructions set forth on the bottom of Exhibit B, or (ii) the immediately succeeding day if it is received by email after 9:00 a.m. Eastern Time, in each case in accordance with the instructions set forth on the bottom of Exhibit B.

(d)	Upon receipt of an of an Advance Notice the Investor shall promptly (and in no event more than one-half hour after receipt) provide written confirmation (which may be by e-mail) of receipt of such Advance Notice, and which confirmation shall specify the commencement of the applicable Pricing Period.

(e)	Advance Limitations. Regardless of the number of Advance Shares requested by the Company in the Advance Notice, the final number of Shares to be issued and sold pursuant to an Advance Notice shall be reduced (if at all) in accordance with each of the following limitations:

(i)	Ownership Limitation; Commitment Amount. At the request of the Company, the Investor shall inform the Company of the number of shares the Investor beneficially owns. Notwithstanding anything to the contrary contained in this Agreement, the Investor shall not be obligated to purchase or acquire, and shall not purchase or acquire, any Common Shares under this Agreement which, when aggregated with all other Common Shares beneficially owned by the Investor and its Affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its Affiliates (on an aggregated basis) to exceed 9.99% of the then outstanding voting power or number of Common Shares (the “Ownership Limitation”). Upon the written request of the Investor, the Company shall promptly (but no later than the next business day on which the transfer agent for the Common Shares is open for business) confirm orally or in writing to the Investor the number of Common Shares then outstanding. In connection with each Advance Notice delivered by the Company, any portion of the Advance that would (i) cause the Investor to exceed the Ownership Limitation or (ii) cause the aggregate number of Shares issued and sold to the Investor hereunder to exceed the Commitment Amount shall automatically be withdrawn with no further action required by the Company, and such Advance Notice shall be deemed automatically modified to reduce the number of Advance Shares requested by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event.

(ii)	Registration Limitation. In no event shall an Advance exceed the amount of Common Shares registered in respect of the transactions contemplated hereby under the Registration Statement then in effect (the “Registration Limitation”). In connection with each Advance Notice, any portion of an Advance that would exceed the Registration Limitation shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event.

(iii)	Compliance with Rules of Principal Market. Notwithstanding anything to the contrary herein, the Company shall not effect any sales under this Agreement and the Investor shall not have the obligation to purchase Common Shares under this Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Common Shares issued under this Agreement would exceed 19.99% of the aggregate amount of Common Shares issued and outstanding as of the Effective Date, calculated in accordance with the rules of the Principal Market, which number shall be reduced, on a share-for-share basis, by the number of Common Shares issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under the applicable rules of the Principal Market (such maximum number of shares, the “Exchange Cap”) provided that, the Exchange Cap will not apply if (a) the Company’s stockholders have approved issuances in excess of the Exchange Cap in accordance with the rules of the Principal Market, or (b) the Average Price of all applicable sales of Common Shares hereunder (including any sales covered by an Advance Notice that has been delivered prior to the determination of whether this clause (b) applies) equals or exceeds the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the Effective Date; or (ii) the average Nasdaq Official Closing Price for the five Trading Days immediately preceding the Effective Date). In connection with each Advance Notice, any portion of an Advance that would exceed the Exchange Cap shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion in respect of each Advance Notice.

(iv)	Option 1 Volume Threshold. In connection with an Advance Notice, if the total number of Common Shares traded on the Principal Market during the applicable Pricing Period is less than the Volume Threshold, then the number of Advance Shares issued and sold pursuant to such Advance Notice shall be reduced to the greater of (a) 35% of the trading volume of the Common Shares on the Principal Market during such Pricing Period as reported by Bloomberg L.P., or (b) the number of Common Shares sold by the Investor during such Pricing Period, but in each case not to exceed the amount requested in the Advance Notice.

(f)	Option 2 Minimum Acceptable Price.

(i)	With respect to each Advance Notice selecting an Option 2 Pricing Period, the Company may notify the Investor of the MAP with respect to such Advance by indicating a MAP on such Advance Notice. If no MAP is specified in an Advance Notice, then no MAP shall be in effect in connection with such Advance. Each Trading Day during an Option 2 Pricing Period for which (A) with respect to each Advance Notice with a MAP, the VWAP of the Common Shares is below the MAP in effect with respect to such Advance Notice, or (B) there is no VWAP (each such day, an “Excluded Day”), shall result in an automatic reduction to the number of Advance Shares set forth in such Advance Notice by one third (1/3rd) (the resulting amount of each Advance being the “Adjusted Advance Amount”), and each Excluded Day shall be excluded from the Option 2 Pricing Period for purposes of determining the Market Price.

(ii)	The total Advance Shares in respect of each Advance (after reductions have been made to arrive at the Adjusted Advance Amount, if any) shall be automatically increased by such number of Common Shares (the “Additional Shares”) equal to the number of Common Shares sold by the Investor on such Excluded Day, if any, and the price paid per share for each Additional Share shall be equal to the MAP in effect with respect to such Advance Notice multiplied by 97% (without any further discount), provided that this increase shall not cause the total Advance Shares to exceed the amount set forth in the original Advance Notice or any limitations set forth in Section 2.01(c).

(g)	Unconditional Contract. Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor’s receipt of a valid Advance Notice from the Company the Parties shall be deemed to have entered into an unconditional contract binding on both Parties for the purchase and sale of Advance Shares pursuant to such Advance Notice in accordance with the terms of this Agreement and (i) subject to Applicable Laws and (ii) subject to Section 3.08, the Investor may sell Common Shares during the Pricing Period.

Section 2.02   Closings. The closing of each Advance and each sale and purchase of Advance Shares (each, a “Closing”) shall take place as soon as practicable on or after each Advance Date in accordance with the procedures set forth below. The Parties acknowledge that the Purchase Price is not known at the time the Advance Notice is delivered (at which time the Investor is irrevocably bound) but shall be determined on each Closing based on the daily prices of the Common Shares that are the inputs to the determination of the Purchase Price as set forth further below. In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(a)	On each Advance Date, the Investor shall deliver to the Company a written document, in the form attached hereto as Exhibit B (each a “Settlement Document”), setting forth the final number of Shares to be purchased by the Investor (taking into account any adjustments pursuant to Section 2.01), the Market Price, the Purchase Price, the aggregate proceeds to be paid by the Investor to the Company, and a report by Bloomberg, L.P. indicating the VWAP for each of the Trading Days during the Pricing Period (or, if not reported on Bloomberg, L.P., another reporting service reasonably agreed to by the Parties), in each case in accordance with the terms and conditions of this Agreement.

(b)	Promptly after receipt of the Settlement Document with respect to each Advance (and, in any event, not later than one Trading Day after such receipt), the Company will, or will cause its transfer agent to, electronically transfer such number of Advance Shares to be purchased by the Investor (as set forth in the Settlement Document) by crediting the Investor’s account or its designee’s account at the Depository Trust Company through its Deposit Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Parties hereto, and transmit notification to the Investor that such share transfer has been requested. Promptly upon receipt of such notification, the Investor shall pay to the Company the aggregate purchase price of the Shares (as set forth in the Settlement Document) in cash in immediately available funds to an account designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested. No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares. To facilitate the transfer of the Common Shares by the Investor, the Common Shares will not bear any restrictive legends so long as there is an effective Registration Statement covering the resale of such Common Shares (it being understood and agreed by the Investor that notwithstanding the lack of restrictive legends, the Investor may only sell such Common Shares pursuant to the Plan of Distribution set forth in the Prospectus included in the Registration Statement and otherwise in compliance with the requirements of the Securities Act (including any applicable prospectus delivery requirements) or pursuant to an available exemption).

(c)	On or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

(d)	Notwithstanding anything to the contrary in this Agreement, if on any day during the Pricing Period (i) the Company notifies Investor that a Material Outside Event has occurred, or (ii) the Company notifies the Investor of a Black Out Period, the Parties agree that the pending Advance shall end and the final number of Advance Shares to be purchased by the Investor at the Closing for such Advance shall be equal to the number of Common Shares sold by the Investor during the applicable Pricing Period prior to the notification from the Company of a Material Outside Event or Black Out Period.

Section 2.03   Hardship.

(a)	In the event the Investor sells Common Shares after receipt of an Advance Notice and the Company fails to perform its obligations as mandated in Section 2.02, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to Applicable Laws and the rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

(b)	In the event the Company provides an Advance Notice and the Investor fails to perform its obligations as mandated in Section 2.02, the Investor agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Company is entitled at law or in equity, including, without limitation, specific performance, it will hold the Company harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Investor and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

Section 2.04   Completion of Resale Pursuant to the Registration Statement. After the Investor has purchased the full Commitment Amount and has completed the subsequent resale of the full Commitment Amount pursuant to the Registration Statement, Investor will notify the Company in writing (which may be by e-mail) that all subsequent resales are completed and the Company will be under no further obligation to maintain the effectiveness of the Registration Statement.

Article III. Representations and Warranties of the Investor

The Investor represents and warrants to the Company, as of the date hereof, as of each Advance Notice Date and as of each Advance Date that:

Section 3.01   Organization and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of the Delaware and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to purchase or acquire Shares in accordance with the terms hereof. The decision to invest and the execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor or its shareholders. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 3.02   Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Common Shares of the Company and of protecting its interests in connection with the transactions contemplated hereby. The Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment.

Section 3.03   No Legal, Investment or Tax Advice from the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s acquisition of Common Shares hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction, and the Investor acknowledges that the Investor may lose all or a part of its investment.

Section 3.04   Investment Purpose. The Investor is acquiring the Common Shares for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with, or pursuant to, a Registration Statement filed pursuant to this Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Shares. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any prospectus contained therein to the extent required by applicable law and to the extent the prospectus is related to the resale of Registrable Securities.

Section 3.05   Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

Section 3.06   Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Investor deemed material to making an informed investment decision. The Investor and its advisors (and its counsel), if any, have been afforded the opportunity to ask questions of the Company and its management and have received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors (and its counsel), if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor acknowledges and agrees that the Company has not made to the Investor, and the Investor acknowledges and agrees it has not relied upon, any representations and warranties of the Company, its employees or any third party other than the representations and warranties of the Company contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.

Section 3.07   Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “Affiliate” of the Company (as that term is defined in Rule 405 promulgated under the Securities Act). During the Commitment Period, the Investor will not acquire for its own account any Common Shares or securities exercisable for or convertible into Common Shares, other than pursuant to this Agreement or pursuant to any transaction entered into directly with the Company.

Section 3.08   No Prior Short Sales. At no time prior to the date of this Agreement has the Investor, its sole member, any of their respective officers, or any entity managed or controlled by the Investor or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own principal account, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares or (ii) hedging transaction, in either case which establishes a net short position with respect to the Common Shares that remains in effect as of the date of this Agreement.

Section 3.09   General Solicitation. Neither the Investor, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Common Shares by the Investor.

Section 3.10   No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby do not and shall not (i) result in a violation of such Investor’s applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii) and (iii), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise se interfere with, in any material respect, the ability of the Investor to enter into and perform its obligations under this Agreement.

Section 3.11   No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passes upon or endorsed the merits of the offering of the Shares.

Section 3.12   Resale of Shares. The Investor represents, warrants and covenants that it will resell such Shares only pursuant to a Registration Statement in which the resale of such Advance Shares is registered under the Securities Act, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations, including, without limitation, any applicable prospectus delivery requirements of the Securities Act. Notwithstanding the foregoing any Commitment Shares held by the Investor not subject to an effective Registration Statement may be eligible for resale pursuant to Rule 144 of the Securities Act or any such applicable exemptions of the registration requirements of the Securities Act, subject to the satisfaction of any holding period and other applicable requirements under such Rule.

Article IV. Representations and Warranties of the Company

Except as will be set forth in the SEC Documents or qualified hereunder, the Company represents and warrants to the Investor that, as of the date hereof and thereof, as applicable, each Advance Notice Date and each Advance Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date):

Section 4.01   Organization and Qualification. Each of the Company and its Subsidiaries is an entity duly organized and validly existing under the laws of their respective jurisdiction of organization, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing (to the extent applicable) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

Section 4.02   Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) have been or (with respect to consummation) will be duly authorized by the Company’s board of directors and no further consent or authorization will be required by the Company, its board of directors or its shareholders. This Agreement and the other Transaction Documents to which the Company is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement and each of the other agreements and instruments entered into or delivered by any of the Parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

Section 4.03   Authorization of the Shares. From and after the Effective Time, the Shares to be issued under this Agreement have been, or with respect to Shares to be purchased by the Investor pursuant to an Advance Notice, will be, when issued and delivered pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, or a duly authorized executive committee, against payment therefor as provided herein, duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Shares, when issued, will conform to the description thereof set forth in or incorporated into the Prospectus.

Section 4.04   No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) will not (i) result in a violation of the articles of incorporation or other organizational documents of the Company or its Subsidiaries (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

Section 4.05   SEC Documents; Financial Statements. From and after the Effective Time, the Company shall have timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act, including, without limitation, each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto, and all information contained in such filings and all documents and disclosures that have been or may in the future be incorporated by reference therein (all such documents hereinafter referred to as the “SEC Documents”). From and after the Effective Time, the Company shall have delivered or made available to the Investor through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents, as applicable. Except as disclosed in amendments or subsequent filings to the SEC Documents, as of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing), the SEC Documents shall comply in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and shall not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.06   Financial Statements. Following the Effective Date, the consolidated financial statements of the Company included or incorporated by reference in the SEC Documents, together with the related notes and schedules, shall present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and shall have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except for (i) such adjustments to accounting standards and practices as are noted therein, (ii) in the case of unaudited interim financial statements, to the extent such financial statements may not include footnotes required by GAAP or may be condensed or summary statements and (iii) such adjustments which are not material, either individually or in the aggregate) during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the SEC Documents shall be accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there shall be no financial statements (historical or pro forma) that shall be required to be included or incorporated by reference in the SEC Documents that shall not be included or incorporated by reference as required; the Company and the Subsidiaries shall not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the SEC Documents (excluding the exhibits thereto); and all disclosures contained or incorporated by reference in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) shall comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents shall fairly present the information called for in all material respects and shall be prepared in accordance with the SEC’s rules and guidelines applicable thereto.

Section 4.07   Registration Statement and Prospectus. Each Registration Statement and the offer and sale of Shares as contemplated hereby, if and when filed, will meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in a Registration Statement or a Prospectus, or any amendment or supplement thereto, or to be filed as exhibits to a Registration Statement have been so described or filed. Copies of each Registration Statement, any Prospectus, and any such amendments or supplements thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Investor and its counsel. The Company has not distributed and, prior to the later to occur of each Advance Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering or sale of the Shares other than a Registration Statement, Prospectus contained therein, and each other prospectus supplement.

Section 4.08   No Misstatement or Omission. Each Registration Statement, when it became or becomes effective, and any Prospectus, on the date of such Prospectus or any amendment or supplement thereto, conformed and will conform in all material respects with the requirements of the Securities Act. At each Advance Date, the Registration Statement, and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. Each Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Prospectus did not, or will not, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in a Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Investor specifically for use in the preparation thereof.

Section 4.09   Conformity with Securities Act and Exchange Act. Each Registration Statement, each Prospectus, or any amendment or supplement thereto, and the documents incorporated by reference in each Registration Statement, Prospectus or any amendment or supplement thereto, when such documents were or are filed with the SEC under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

Section 4.10   Equity Capitalization. On the Effective Date the authorized share capital of the Company shall be provided to the Investor. Following the Effective Date, the Common Shares will be registered pursuant to Section 12(b) of the Exchange Act and listed on a Principal Market under the trading symbol a symbol to be determined. Commencing on the Effective Date the Company will take no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act, delisting the Common Shares from the Principal Market. Commencing on the Effective Date, the Company will, promptly upon receipt of any notification that the Commission or the Principal Market is contemplating terminating such registration or listing, notify the Investor. Commencing on the Effective Date, the Company will, promptly notify the Investor, if it is not in compliance with all applicable listing requirements of the Principal Market.

Section 4.11   Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company and its Subsidiaries have not received written notice of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as would not cause a Material Adverse Effect. To the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and, except as would not cause a Material Adverse Effect.

Section 4.12   Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, has any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 4.13   Environmental Laws. To the Company’s knowledge, the Company and its Subsidiaries (i) have not received written notice alleging any failure to comply in all material respects with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice alleging any failure to comply with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 4.14   Title. Except as would not cause a Material Adverse Effect, the Company (or its Subsidiaries) has indefeasible fee simple or leasehold title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

Section 4.15   Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 4.16   Regulatory Permits. Except as would not cause a Material Adverse Effect, the Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own their respective businesses, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

Section 4.17   Internal Accounting Controls. Following the Effective Date, the Company will maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and management is not aware of any material weaknesses that are not disclosed in the SEC Documents as and when required.

Section 4.18   Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Shares or any of the Company’s Subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

Section 4.19   Subsidiaries. Other than the LCW Merger Sub and Innventure Merger Sub, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

Section 4.20   Tax Status. Each of the Company and its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. The Company has not received written notification of any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim where failure to pay would cause a Material Adverse Effect.

Section 4.21   Certain Transactions. Except as not required to be disclosed pursuant to Applicable Laws, none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 4.22   Rights of First Refusal. The Company is not obligated to offer the Common Shares offered hereunder on a right of first refusal basis to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 4.23   Dilution. The Company is aware and acknowledges that issuance of Common Shares hereunder could cause dilution to existing shareholders and could significantly increase the outstanding number of Common Shares.

Section 4.24   Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder. The Company is aware and acknowledges that it shall not be able to request Advances under this Agreement if the Registration Statement is not effective or if any issuances of Common Shares pursuant to any Advances would violate any rules of the Principal Market. The Company acknowledges and agrees that it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement.

Section 4.25   Finder’s Fees. Neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated.

Section 4.26   Relationship of the Parties. Neither the Company, nor any of its Subsidiaries, affiliates, nor to the knowledge of the Company, any person acting on its or their behalf is a client or customer of the Investor or any of its affiliates and neither the Investor nor any of its affiliates has provided, or will provide, any services to the Company or any of its affiliates, its subsidiaries, or, to the knowledge of the Company, any person acting on its or their behalf. The Investor’s relationship to Company is solely as investor as provided for in the Transaction Documents.

Section 4.27   Operations. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with and  neither the Company nor the Subsidiaries, nor any director, officer, or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has, not complied with Applicable Law; and no action, suit or proceeding by or before any governmental authority involving the Company or any of its Subsidiaries with respect to Applicable Laws is pending or, to the knowledge of the Company, threatened.

Section 4.28   Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or a Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 4.29   Compliance with Laws. The Company and each of its Subsidiaries are in compliance with Applicable Laws; the Company has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that any director, officer, or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, Affiliate or other person acting on behalf of the Company or any Subsidiary has, has not complied with Applicable Laws, or could give rise to a notice of non-compliance with Applicable Laws, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position; in each case that would have a Material Adverse Effect.

Section 4.30   Sanctions Matters. Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer or controlled Affiliate of the Company or any director or officer of any Subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea, Zaporizhzhia and Kherson regions, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the sale of Advance Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country. Neither the Company nor any of its Subsidiaries nor any director, officer or controlled Affiliate of the Company or any of its Subsidiaries, has ever had funds blocked by a United States bank or financial institution, temporarily or otherwise, as a result of OFAC concerns.

Article V. Indemnification

The Investor and the Company represent to the other the following with respect to itself:

Section 5.01   Indemnification by the Company. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor and its investment manager, Yorkville Advisors Global, LP, and each of their respective officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any material breach of any material covenant, material agreement or material obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable under Applicable Law, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.

Section 5.02   Indemnification by the Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; or (c) any breach of any covenant, agreement or obligation of the Investor contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor. To the extent that the foregoing undertaking by the Investor may be unenforceable under Applicable Laws, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Laws.

Section 5.03   Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article V, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article V except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due.

Section 5.04   Remedies. The remedies provided for in this Article V are not exclusive and shall not limit any right or remedy which may be available to any indemnified person at law or equity. The obligations of the Parties to indemnify or make contribution under this Article V shall survive expiration or termination of this Agreement.

Section 5.05   Limitation of liability. Notwithstanding the foregoing, no party shall be entitled to recover from the other party for punitive, indirect, incidental or consequential damages.

Article VI.
Covenants

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Commitment Period:

Section 6.01   Registration Statement.

(a)	Filing of a Registration Statement. The Company shall prepare and file with the SEC a Registration Statement, or multiple Registration Statements for the resale by the Investor of the Registrable Securities. The Company in its sole discretion may choose when to file such Registration Statements; provided, however, that the Company shall not have the ability to request any Advances until the effectiveness of a Registration Statement.

(b)	Maintaining a Registration Statement. The Company shall maintain the effectiveness of any Registration Statement that has been declared effective at all times during the Commitment Period, provided, however, that if the Company has received notification pursuant to Section 2.04 that the Investor has completed resales pursuant to the Registration Statement for the full Commitment Amount, then the Company shall be under no further obligation to maintain the effectiveness of the Registration Statement. Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when declared effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. During the Commitment Period, the Company shall notify the Investor promptly if (i) the Registration Statement shall cease to be effective under the Securities Act, (ii) the Common Shares shall cease to be authorized for listing on the Principal Market, (iii) the Common Shares cease to be registered under Section 12(b) or Section 12(g) of the Exchange Act or (iv) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act.

(c)	Filing Procedures. The Company shall (A) permit counsel to the Investor an opportunity to review and comment upon (i) each Registration Statement at least three (3) Trading Days prior to its filing with the SEC and (ii) all amendments and supplements to each Registration Statement (including, without limitation, the Prospectus contained therein) (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports or Prospectus Supplements the contents of which is limited to that set forth in such reports) within a reasonable number of days prior to their filing with the SEC, and (B) shall reasonably consider any comments of the Investor and its counsel on any such Registration Statement or amendment or supplement thereto or to any Prospectus contained therein. The Company shall promptly furnish to the Investor, without charge, (i) electronic copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to each Registration Statement (which correspondence shall be redacted to exclude any material, non-public information regarding the Company or any of its Subsidiaries), (ii) after the same is prepared and filed with the SEC, one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, and all exhibits and (iii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto; provided, however, the Company shall not be required to furnish any document to the extent such document is available on EDGAR).

(d)	Amendments and Other Filings. The Company shall (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the related prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Commitment Period, and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424 promulgated under the Securities Act; (iii) provide the Investor copies of all correspondence from and to the SEC relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information, and (iv) comply with the provisions of the Securities Act with respect to the Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 6.01(d) by reason of the Company’s filing a report on Form 10-K, Form 10-Q, or Form 8-K or any analogous report under the Exchange Act, the Company shall file such report in a prospectus supplement filed pursuant to Rule 424 promulgated under the Securities Act to incorporate such filing into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC either on the day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement, if feasible, or otherwise promptly thereafter.

(e)	Blue-Sky. The Company shall use its commercially reasonable efforts to, if required by Applicable Laws, (i) register and qualify the Common Shares covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Commitment Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Commitment Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Common Shares for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its Certificate of Incorporation or Bylaws or any other organizational documents of the Company or any of its Subsidiaries, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.01(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Common Shares for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

Section 6.02   Suspension of Registration Statement.

(a)	Establishment of a Black Out Period. During the Commitment Period, the Company from time to time may suspend the use of the Registration Statement by written notice to the Investor in the event that the Company determines in its sole discretion in good faith that such suspension is necessary to amend or supplement the Registration Statement or Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a “Black Out Period”).

(b)	No Sales by Investor During the Black Out Period. During such Black Out Period, the Investor agrees not to sell any Common Shares of the Company pursuant to such Registration Statement, but may sell shares pursuant to an exemption from registration, if available, subject to the Investor’s compliance with Applicable Laws.

(c)	Limitations on the Black Out Period. The Company shall not impose any Black Out Period that is longer than 60 days or in a manner that is more restrictive (including, without limitation, as to duration) than the comparable restrictions that the Company may impose on transfers of the Company’s equity securities by its directors and senior executive officers. In addition, the Company shall not deliver any Advance Notice during any Black Out Period. If the public announcement of such material, nonpublic information is made during a Black Out Period, the Black Out Period shall terminate immediately after such announcement, and the Company shall immediately notify the Investor of the termination of the Black Out Period.

Section 6.03   Listing of Common Shares. As of each Advance Date, the Shares to be sold by the Company from time to time hereunder will have been registered under Section 12(b) of the Exchange Act and approved for listing on the Principal Market, subject to official notice of issuance.

Section 6.04   Opinion of Counsel. Prior to the date of the delivery by the Company of the first Advance Notice, the Investor shall have received an opinion letter from counsel to the Company in the form attached hereto as Exhibit C.

Section 6.05   Exchange Act Registration. The Company will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 6.06   Transfer Agent Instructions. During the Commitment Period (or such shorter time as permitted by Section 2.04 of this Agreement) and subject to Applicable Laws, the Company shall cause (including, if necessary, by causing legal counsel for the Company to deliver an opinion) the transfer agent for the Common Shares to remove restrictive legends from Common Shares purchased by the Investor pursuant to this Agreement, provided that counsel for the Company shall have been furnished with such documents as they may require for the purpose of enabling them to render the opinions or make the statements requested by the transfer agent, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein.

Section 6.07   Corporate Existence. The Company will use commercially reasonable efforts to preserve and continue the corporate existence of the Company during the Commitment Period.

Section 6.08   Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will promptly notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related Prospectus (in each of which cases the information provided to Investor will be kept strictly confidential): (i) except for requests made in connection with SEC investigations disclosed in the SEC Documents, receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement or any request for amendments or supplements to the Registration Statement or related Prospectus; (ii) the issuance by the SEC or any other Federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Shares for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related Prospectus to comply with the Securities Act or any other law (and the Company will promptly make available to the Investor any such supplement or amendment to the related Prospectus); (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be required under Applicable Law; (vi) the Common Shares shall cease to be authorized for listing on the Principal Market; or (vii) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act. The Company shall not deliver to the Investor any Advance Notice, and the Company shall not sell any Shares pursuant to any pending Advance Notice (other than as required pursuant to Section 2.02(d)), during the continuation of any of the foregoing events (each of the events described in the immediately preceding clauses (i) through (vii), inclusive, a “Material Outside Event”). The Company shall not be required to provide any information to the Investor pursuant to this Section 6.08 if it determines in its reasonable judgement that such information would constitute material non-public information.

Section 6.09   Consolidation. If an Advance Notice has been delivered to the Investor, then the Company shall not effect any consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity before the transaction contemplated in such Advance Notice has been closed in accordance with Section 2.02 hereof, and all Shares in connection with such Advance have been received by the Investor.

Section 6.10   Issuance of the Company’s Common Shares. The issuance and sale of the Common Shares hereunder shall be made in accordance with the provisions and requirements of Section 4(a)(2) of the Securities Act and any applicable state securities law.

Section 6.11   Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors (but not, for the avoidance doubt, the fees and disbursements of Investor’s counsel, accountants and other advisors), (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any prospectus and any amendments or supplements thereto requested by the Investor, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market, or (vii) filing fees of the SEC and the Principal Market.

Section 6.12   Current Report. The Company shall procure that the Parent, not later than 5:30 p.m., New York City time, on the fourth business day after the date of this Agreement, file with the SEC a current report on Form 8-K disclosing the execution of this Agreement by the Company and the Investor (including any exhibits thereto, the “Current Report”). The Company shall provide the Investor and its legal counsel a reasonable opportunity to comment on any description of this Agreement contained in a draft of the Current Report, including any exhibit to be filed related thereto, as applicable, prior to filing the Current Report with the SEC and shall give due consideration to all such comments. From and after the filing of the Current Report with the SEC, the Company shall have publicly disclosed all material, non-public information delivered to the Investor (or the Investor’s representatives or agents) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion); it being understood that the mere notification of Investor required pursuant to clause (iv) of Section 6.08 shall not in and of itself be deemed to be material, non-public information. Notwithstanding anything contained in this Agreement to the contrary, the Company expressly agrees that it shall publicly disclose in the Current Report or otherwise make publicly available any information communicated to the Investor by or, to the knowledge of the Company, on behalf of the Company in connection with the transactions contemplated herein, which, following the date hereof would, if not so disclosed, constitute material, non-public information regarding the Company or its Subsidiaries. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Shares under a Registration Statement. In addition, effective upon the filing of the Current Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to the transactions contemplated by the Transaction Documents under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents, on the one hand, and Investor or any of its respective officers, directors, Affiliates, employees or agents, on the other hand, shall terminate.

Section 6.13   Advance Notice Limitation. The Company shall not deliver an Advance Notice if a shareholder meeting or corporate action date, or the record date for any shareholder meeting or any corporate action, would fall during the period beginning two Trading Days prior to the date of delivery of such Advance Notice and ending two Trading Days following the Closing of such Advance.

Section 6.14   Use of Proceeds. The proceeds from the sale of the Shares by the Company to Investor shall be used by the Company in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to this Agreement.

Section 6.15   Compliance with Laws. The Company shall comply in all material respects with all Applicable Laws.

Section 6.16   Market Activities. Neither the Company, nor any Subsidiary, nor any of their respective officers, directors or controlling persons will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Shares or (ii) sell, bid for, or purchase Common Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Shares.

Section 6.17   Trading Information. Upon the Company’s request, the Investor agrees to provide the Company with trading reports setting forth the number and average sales prices of shares of Common Stock sold by the Investor during the prior trading week.

Section 6.18   Selling Restrictions. (i) Except as expressly set forth below, the Investor covenants that from and after the date hereof through and including the Trading Day next following the expiration or termination of this Agreement as provided in Section 10.01 (the “Restricted Period”), none of the Investor any of its officers, or any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Shares; or (2) selling a number of Common Shares equal to the number of Advance Shares that such Restricted Person is unconditionally obligated to purchase under a pending Advance Notice but has not yet received from the Company or the transfer agent pursuant to this Agreement.

Section 6.19   Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect. Without the consent of the Investor, the Company shall not have the right to assign or transfer any of its rights, or provide any third party the right to bind or obligate the Company, to deliver Advance Notices or effect Advances hereunder.

Article VII.
Conditions for Delivery of Advance Notice

Section 7.01   Conditions Precedent to the Right of the Company to Deliver an Advance Notice. The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance are subject to the satisfaction or waiver, on each Advance Notice Date (a “Condition Satisfaction Date”), of each of the following conditions:

(a)	Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Advance Notice Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date.

(b)	Issuance of Commitment Shares. The Company shall have issued the Commitment Shares to an account designated by the Investor, in accordance with Section 12.04, all of which Commitment Shares, if issued, shall be fully earned as of the date hereof and non-refundable, regardless of whether any Advance Notices are made or settled hereunder or any subsequent termination of this Agreement.

(c)	Registration of the Common Shares with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell all of the Common Shares issuable pursuant to such Advance Notice. The Company shall have filed with the SEC in a timely manner all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Condition Satisfaction Date.

(d)	Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of all the Common Shares issuable pursuant to such Advance Notice, or shall have the availability of exemptions therefrom. The sale and issuance of such Common Shares shall be legally permitted by all laws and regulations to which the Company is subject.

(e)	No Material Outside Event. No Material Outside Event shall have occurred and be continuing.

(f)	Board. The board of directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the Effective Date, and a true, correct and complete copy of such resolutions duly adopted by the board of directors of the Company shall have been provided to the Investor.

(g)	Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior the applicable Condition Satisfaction Date.

(h)	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially and adversely affects any of the transactions contemplated by this Agreement.

(i)	No Suspension of Trading in or Delisting of Common Shares. Trading in the Common Shares shall not have been suspended by the SEC, the Principal Market or FINRA, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Shares on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the Common Shares are listed or quoted on any subsequent Principal Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(j)	Authorized. There shall be a sufficient number of authorized but unissued and otherwise unreserved Common Shares for the issuance of all of the Shares issuable pursuant to such Advance Notice.

(k)	Executed Advance Notice. The representations contained in the applicable Advance Notice shall be true and correct in all material respects as of the applicable Condition Satisfaction Date.

(l)	Consecutive Advance Notices. Except with respect to the first Advance Notice, the Company shall have delivered all Shares relating to all prior Advances.

Article VIII.
Non Exclusive Agreement

Notwithstanding anything contained herein, this Agreement and the rights awarded to the Investor hereunder are non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by Common Shares or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

Article IX.
Choice of Law/Jurisdiction

This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of New York, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of New York. The Parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

Article X. Termination

Section 10.01   Termination.

(a)	Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the termination of the Business Combination Agreement, (ii) the first day of the month next following the 36-month anniversary of the Effective Date or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement for Common Shares equal to the Commitment Amount.

(b)	The Company may terminate this Agreement effective upon five Trading Days’ prior written notice to the Investor; provided that (i) there are no outstanding Advance Notices, the Common Shares under which have yet to be issued, and (ii) the Company has paid all amounts owed to the Investor pursuant to this Agreement. This Agreement may be terminated at any time by the mutual written consent of the Parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

(c)	Nothing in this Section 10.01 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Article V shall survive termination hereunder.

Article XI. Notices

Section 11.01   Notices. Other than with respect to Advance Notices, which must be in writing delivered in accordance with Section 2.01(b) and will be deemed delivered on the day set forth in Section 2.01(b), any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by e-mail if sent on a Trading Day, or, if not sent on a Trading Day, on the immediately following Trading Day; (iii) 5 days after being sent by U.S. certified mail, return receipt requested, (iv) 1 day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications (except for Advance Notices which shall be delivered in accordance with Exhibit A hereof) shall be:

If to the Company, to:	Learn SPAC Holdco, Inc. 11755 Wilshire Blvd. – Suite 2320 Los Angeles, CA 90025
Attention: Robert Hutter
Telephone: (424) 324-2990 Email: rob@learn.vc

With a copy to (which shall not constitute notice or delivery of process) to:	Vedder Price 222 North LaSalle Street, Suite 2600 Chicago, IL 60601

Attention: John Blatchford Telephone: (312) 609-7605 Email: jblatchford@vedderprice.com

If to the Investor(s):	YA II PN, Ltd.
1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Portfolio Manager
Telephone: (201) 985-8300
Email: mangelo@yorkvilleadvisors.com

With a Copy (which shall not constitute notice or delivery of process) to:	David Gonzalez, Esq. 1012 Springfield Avenue Mountainside, NJ 07092
Telephone: (201) 985-8300
Email: legal@yorkvilleadvisors.com

or at such other address and/or e-mail and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service in accordance with clause (i), (ii) or (iii) above, respectively.

Article XII. Miscellaneous

Section 12.01   Counterparts. This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Agreement.

Section 12.02   Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective Affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the Parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Parties to this Agreement.

Section 12.03   Reporting Entity for the Common Shares. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Shares on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 12.04   Commitment and Structuring Fee. Each of the Parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company has paid to YA Global II SPV, LLC, a subsidiary of the Investor, a structuring fee in the amount of $25,000, and, within 10 Trading days of the closing of the Business Combination, the Company shall pay to the Investor a commitment fee in an amount equal to $375,000 (the “Commitment Fee”) at the Company’s election in (i) cash or (ii) by the issuance to the Investor such number of Common Shares that are equal to the Commitment Fee divided by the lower of (1) average of the daily VWAPs of the Common Shares during the 7 Trading Days immediately following the Business Combination or (2) $10.00 per share (collectively, the “Commitment Shares”).

Section 12.05   Fully Earned. Any Commitment Shares issued pursuant to Section 12.04 shall be fully earned as of the date hereof.

Section 12.06   Brokerage. Each of the Parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Standby Equity Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
LEARN SPAC HOLDCO, INC.

By:	/s/ Robert Hutter
Name: Robert Hutter
Title: President

INVESTOR:
YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

	By:	/s/ David Gonzalez
Name: David Gonzalez
Title: General Counsel

EXHIBIT A
ADVANCE NOTICE

LEARN SPAC HOLDCO, INC.

Dated: ______________	Advance Notice Number: ____

The undersigned, _______________________, hereby certifies, with respect to the sale of Common Shares of Learn SPAC Holdco, Inc. (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to that certain Standby Equity Purchase Agreement, dated as of [____________] (the “Agreement”), as follows (with capitalized terms used herein without definition having the same meanings as given to them in the Agreement):

1.          The undersigned is the duly elected ______________ of the Company.

2.          There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

3.          The Company has performed in all material respects all covenants and agreements to be performed by the Company contained in the Agreement on or prior to the Advance Notice Date. All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4.          The number of Advance Shares the Company is requesting is _____________________.

5.          The Exchange Cap is ____.

6.          The Average Price is ____.

6.          The Pricing Period for this Advance shall be an [Option 1 Pricing Period]/[Option 2 Pricing Period.

7.          (For an Option 1 Pricing Period Add:) The Volume Threshold for this Advance shall be _________]. (For an Option 2 Pricing Period Add:) The Minimum Acceptable Price with respect to this Advance Notice is____________ (if left blank then no Minimum Acceptable Price will be applicable to this Advance).

8.          The number of Common Shares of the Company outstanding as of the date hereof is ___________.

The undersigned has executed this Advance Notice as of the date first set forth above.

LEARN SPAC HOLDCO, INC.

By:

Please deliver this Advance Notice by email to:

Email: Trading@yorkvilleadvisors.com

Attention: Trading Department and Compliance Officer

Confirmation Telephone Number: (201) 985-8300.

EXHIBIT B

FORM OF SETTLEMENT DOCUMENT

VIA EMAIL

Learn SPAC Holdco, Inc.

Attn:

Email:

Below please find the settlement information with respect to the Advance Notice Date of:
1.	Number of Common Shares requested in the Advance Notice
1.b.	Volume Threshold (Number of Common Shares in (1) divided by 0.35
1.c.	Number of Common Shares traded during Pricing Period
2.	Minimum Acceptable Price for this Advance (if any)
3.	Number of Excluded Days (if any)
4.	Adjusted Advance Amount (if applicable) (including pursuant to Volume Threshold adjustment))
5.	[Option [1] / [2] Market Price
6.	Purchase Price (Market Price x 95/97%) per share
7.	Number of Advance Shares due to the Investor
8.	Total Purchase Price due to Company (row 6 x row 7)

If there were any Excluded Days then add the following

9.	Number of Additional Shares to be issued to the Investor
10.	Additional amount to be paid to the Company by the Investor (Additional Shares in row 9 x Minimum Acceptable Price x 97%)
11.	Total Amount to be paid to the Company (Purchase Price in row 8 + additional amount in row 10)
12.	Total Advance Shares to be issued to the Investor (Advance Shares due to the Investor in row 7 + Additional Shares in row 9)

Please issue the number of Advance Shares due to the Investor to the account of the Investor as follows:

Investor’s DTC participant #:

ACCOUNT NAME:

ACCOUNT NUMBER:

ADDRESS:

CITY:

COUNTRY:

Contact person:

Number and/or email:

Sincerely,

YA II PN, LTD.

Agreed and approved by LEARN SPAC HOLDCO, INC.

__________________________________

Name:

Title:

EXHIBIT C

FORM OF LEGAL OPINION

[ATTACHED]

Exhibit 10.2

PREFERRED STOCK PURCHASE AGREEMENT

by and among

INNVENTURE, INC.

and

THE PURCHASERS LISTED ON SCHEDULE I HERETO

Dated as of March [•], 2025

TABLE OF CONTENTS
		Page
ARTICLE I

DEFINITIONS

Section 1.01.	Definitions	3
Section 1.02.	General Interpretive Principles	6

ARTICLE II

SALE AND PURCHASE OF SERIES C PREFERRED STOCK

Section 2.01.	Sale and Purchase of the Series C Preferred Stock	6
Section 2.02.	Closing	6

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01.	Representations and Warranties of the Company	7
Section 3.02.	Representations and Warranties of Each Purchaser	11

ARTICLE IV

REGISTRATION RIGHTS.

Section 4.01.	Company Registration	13
Section 4.02.	Obligations of the Company	13
Section 4.03.	Furnish Information	14
Section 4.04.	Expenses of Registration	14
Section 4.05.	Indemnification.	15

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.01.	Taking of Necessary Action	16
Section 5.02.	Corporate Actions	16
Section 5.03.	Tax Treatment	17
Section 5.04.	Section 4501 Tax	17

SCHEDULE – PURCHASERS
EXHIBIT A – FORM OF CERTIFICATE OF DESIGNATION

2

PREFERRED STOCK PURCHASE AGREEMENT

This PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of March [•], 2025 (the “Effective Date”), is by and among Innventure, Inc., a Delaware corporation (the “Company”), and the several Purchasers listed from time to time on Schedule I attached hereto (each a “Purchaser” and collectively, the “Purchasers”).  Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.

WHEREAS, at the Closing, the Purchasers desire to purchase from the Company, and the Company desires to issue and sell to such Purchasers, an aggregate of up to 5,000,000 shares of the Company’s Series C Preferred Stock (the “Series C Preferred Stock”), at a purchase price of $10.00 per share (the “Series C Preferred Stock Purchase Price”), having the terms and conditions specified in the form of Certificate of Designation of Series C Preferred Stock attached hereto as Exhibit A (the “Certificate”) to be issued on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Company and each Purchaser desire to set forth certain agreements herein.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.     Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.  Notwithstanding the foregoing, with respect to each Purchaser, the Company and the Company’s Subsidiaries shall not be considered Affiliates of such Purchaser or any of such Purchaser’s Affiliates.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Board of Directors” shall have the meaning set forth in Section 3.01(c).

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of New York are not option for the transaction of normal banking business.

“Certificate” shall have the meaning set forth in the recitals hereof.

“change” shall have the meaning set forth in the definition of Material Adverse Effect.

3

“Closing” shall have the meaning set forth in Section 2.02(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means any shares of common stock, par value $0.0001, of the Company that are listed and traded on the Listing Exchange under the name and ticker “INV”.
“Company” shall have the meaning set forth in the preamble hereof.

“Company Reports” shall have the meaning set forth in Section 3.01(g)(i).

“control” means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) and shall include its correlative meanings, “controlled by” and “under common control with”.

“Converted Shares” shall have the meaning set forth in Section 4.01.

“Effective Date” shall have the meaning set forth in the preamble hereof.

“Enforceability Exceptions” shall have the meaning set forth in Section 3.01(c).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“Investor Indemnitee” shall have the meaning set forth in Section 4.05(a).

“Issuance Cap” shall have the meaning set forth in Section 7.01(a)(ii).

“Listing Exchange” means the Nasdaq Stock Market (Nasdaq).

“Loss” or “Losses” shall have the meaning set forth in Section 4.05(a).

“Material Adverse Effect” means any change, effect, condition, event, circumstance, occurrence or development (each a “change”, and collectively, “changes”) that, individually or in the aggregate, has had or would reasonably be expected to have a materially adverse effect on (a) the business, assets, liabilities or financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to consummate the Closing or to perform its obligations under this Agreement.

“Maximum Aggregate Ownership Amount” shall have the meaning set forth in Section 7.01(a)(i).

4

“Maximum Aggregate Voting Amount” shall have the meaning set forth in Section 7.01(a)(i).

“Person” means an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.

“Preferred Stock” shall have the meaning set forth in Section 3.01(b).

“Purchase Price” means, with respect to each Purchaser, the purchase price listed opposite such Purchaser’s name on Schedule I hereto.

“Purchaser” shall have the meaning set forth in the preamble hereof.

“Registration Statement” shall have the meaning set forth in Section 4.01.

“Requisite Stockholder Approval” shall have the meaning set forth in Section 7.01(a)(i).

“Sanctioned Party” means any entity 50% or more owned or, where relevant under applicable sanctions laws, controlled, individually or in the aggregate, by one or more party designated on a sanctioned parties list administered by the U.S., in each case only to the extent that dealings with such persons are prohibited pursuant to applicable laws and regulations pertaining to trade and economic sanctions administered by the U.S.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of registrable securities, and fees and disbursements of counsel for any Purchaser.

“Series C Preferred Stock” shall have the meaning set forth in the recitals hereof.

“Series C Preferred Stock Purchase Price” shall have the meaning set forth in the recitals hereof.

“Subsidiary” means, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.

“Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes imposed by a Governmental Entity, together with all interest, penalties and additions to tax imposed with respect thereto.

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“Tax Return” means a report, return or other document (including any amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes.

Section 1.02.    General Interpretive Principles.  Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders.  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  The name assigned to this Agreement and the headings used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof.  Whenever the words “include,” “includes,” or “including,” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement.

ARTICLE II

SALE AND PURCHASE OF SERIES C PREFERRED STOCK

Section 2.01.    Sale and Purchase of the Series C Preferred Stock.  On the terms and conditions of this Agreement, at the Closing, each Purchaser shall purchase and acquire from the Company, and the Company shall issue, sell and deliver to each Purchaser, severally and not jointly, the applicable number of shares of Series C Preferred Stock listed opposite such Purchaser’s name on Schedule I hereto (as such schedule can be amended or supplemented pursuant to Section 6.03).

Section 2.02.     Closing.

(a)      On the terms of this Agreement, the closing of the purchase and sale of Series C Preferred Stock pursuant to this Agreement will take place simultaneously with the execution of this Agreement on the Effective Date (the “Closing”).

(b)       At the Closing:

(i)          The Company will (A) issue and deliver to each Purchaser the Series C Preferred Stock purchased by it, registered in the name of each applicable Purchaser, in each case free and clear of all liens, except restrictions on transfer imposed by the Securities Act, any other applicable securities laws or any other agreement by and among the Company and any of the Purchasers (the terms of which, for the avoidance of doubt, shall only apply to those Purchasers who are party thereto), and the Company will instruct its transfer agent to record, and the transfer agent shall record, the issuance of the shares of Series C Preferred Stock to each applicable Purchaser on the transfer agent’s books and records, against payment in full by or on behalf of such Purchaser of the applicable Purchase Price, (B) deliver to each Purchaser this Agreement and the Certificate, each of which shall be duly authorized and executed by the Company and (C) deliver to each Purchaser a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the Effective Date, certifying (1) that the Company is in good standing in the state of Delaware, (2) that the Company’s Amended and Restated Certificate of Incorporation, By-Laws and Certificate of Designation of Series B Preferred Stock, in each case as filed with the SEC as attachments to the Company’s Form 10-Q filed on November 14, 2024, and the Certificate are in full force and effect and have not been amended, supplemented, revoked or repealed and (3) that, in accordance with the organizational documents of the Company, the Company has obtained all proper corporate authorization necessary to the execution, delivery and consummation of this Agreement.

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(ii)          Each Purchaser will (A) cause a wire transfer to be made in same day funds to an account of the Company designated in writing by the Company to such Purchaser in an amount equal to the applicable Purchase Price, and (B) deliver a counterpart to this Agreement, duly executed by such Purchaser.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01.     Representations and Warranties of the Company.  As of the date hereof (or, if any such representations and warranties expressly relate to an earlier date, then as of such earlier date), the Company represents and warrants to each Purchaser as follows:

(a)         Existence and Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

(b)       Capitalization.  Immediately prior to the consummation of the transactions contemplated hereby, the authorized capital stock of the Company will consist of (i) 250,000,000 shares of Common Stock of which 47,101,300 shares were issued and outstanding as of March 10, 2025, and (ii) 25,000,000 shares of preferred stock, with a par value of $0.0001 per share (“Preferred Stock”), (A) 3,000,000 shares of which are designated as “Series B Preferred Stock” and 1,097,000 shares of which are issued and outstanding as of March 10, 2025 and (B) 5,000,000 shares of are designated as “Series C Preferred Stock” and none of which are issued and outstanding.  Other than as disclosed here and in the Company Reports, there are no material (1) outstanding warrants, options, agreements, convertible securities, performance units or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any securities, including Common Stock, (2) outstanding obligations of the Company to repurchase, redeem or otherwise acquire outstanding Common Stock or any securities convertible into or exchangeable for the foregoing, (3) bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the holders of Common Stock may vote, are issued or outstanding, (4) preemptive or similar rights to purchase or otherwise acquire the Common Stock, or (5) any right of first refusal, right of first offer, proxy, voting trust, voting agreement or similar arrangement with respect to the sale or voting of the Common Stock.

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(c)          Authorization.  The execution, delivery and performance of this Agreement, the Certificate, and the issuance and sale of the Series C Preferred Stock pursuant to this Agreement have been duly authorized by the Board of Directors of the Company (the “Board of Directors”) and the Board of Directors has (i) duly reserved the requisite number of shares of Series C Preferred Stock to be issued in accordance with the terms and conditions of the Certificate and (ii) duly authorized and confirmed the final form of the Certificate attached hereto as Exhibit A.  No other action on the part of the Company or its stockholders is necessary to authorize the execution, delivery and performance by the Company of this Agreement or the Certificate and the consummation by it of the transactions contemplated hereby.  Assuming this Agreement constitutes the valid and binding obligation of each Purchaser and is duly executed and delivered by each other party hereto, this Agreement is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the limitation of such enforcement by (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”).

(d)        No General Solicitation; No Integration; No Resales.  None of the Company nor its Subsidiaries has directly, or through any Person or any entity acting on its or their behalf, (i) sold, delivered, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or could be integrated with the sale and delivery of the Series C Preferred Stock in a manner that would require the registration under the Securities Act of the Series C Preferred Stock or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act or within the meaning of Rule 502(c) of the Securities Act) in connection with the offering of the Series C Preferred Stock or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(e)        Valid Issuance.  When issued, all Series C Preferred Stock will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights.  The Common Stock issuable upon conversion of the Series C Preferred Stock has been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate, will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights, liens or encumbrances created by or imposed by a Purchaser.  Assuming the accuracy of the representations and warranties of each Purchaser set forth herein, the Series C Preferred Stock and Common Stock issuable upon conversion thereof will be issued in compliance with all applicable federal and state securities laws.

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(f)          Non-Contravention/No Consents.  The execution, delivery and performance of this Agreement and the Certificate in accordance with their terms, does not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) the certificate of incorporation or bylaws of the Company, (ii) any mortgage, note, indenture, deed of trust, lease, loan agreement or other agreement binding upon the Company or any of its Subsidiaries, (iii) any permit, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, other than in the cases of clause (ii) and this clause (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Assuming the accuracy of the representations of each Purchaser set forth herein, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Closing except for (x)(1) the filing of the Certificate with the Secretary of State of the State of Delaware, (2) filings with the SEC under the Securities Act and Exchange Act and the rules and regulations of the SEC promulgated thereunder and (3) compliance with and filings pursuant to any applicable state securities or blue sky laws, in which case of clause (2) and this clause (3) shall have been made or will be made in a timely manner or (y) any consent, approval, order, authorization, registration, qualification, designation, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(g)          Reports; Financial Statements.

(i)          As of their respective dates, all forms, reports, registration statements, prospectuses and other documents (the “Company Reports”) filed by the Company and available on EDGAR complied in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, and none of the Company Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)          Except as otherwise described in the Company Reports, the financial statements of the Company included in the Company Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company, as applicable, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(iii)          A copy of each Company Report is available to each Purchaser via the SEC’s EDGAR system.  The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the SEC.

(h)       Absence of Certain Changes.  Except as described in Company Reports, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, and (ii) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on the Company.

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(i)          No Undisclosed Liabilities, etc.  As of the date hereof, there are no liabilities of the Company or any of its Subsidiaries that would be required by GAAP to be reflected on the face of the balance sheet, except (i) liabilities reflected or reserved against in the financial statements contained in the Company Reports, (ii) liabilities incurred in the ordinary course of business (except as described in Company Reports) and (iii) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)         Compliance with Applicable Law.  Each of the Company and its Subsidiaries has complied in all respects with, and has not received any written notices of any material violation with respect to, and is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any federal, state or local governmental authority applicable to the Company or such Subsidiary, in each case, other than such non-compliance, defaults or violations that, individually or in the aggregate, (i) have not had and would not reasonably be expected to have a Material Adverse Effect or (ii) are contained in the Company Reports.

(k)         Legal Proceedings.  Except as otherwise disclosed in the Company Reports, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending, or to the knowledge of the Company, threatened in writing, claims, actions, suits, proceedings, arbitration, charges or, to the knowledge of the Company, investigations against the Company or any of its Subsidiaries that individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is subject to any order, judgment or decree of a Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(l)          Insurance.  Each of the Company and its Subsidiaries maintains insurance policies concerning such casualties as would be reasonable and customary for companies like the Company and its Subsidiaries, with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

(m)        Taxes and Tax Returns.  There are no income or other material Taxes due and payable by the Company or any of its Subsidiaries that have not been timely paid and no material withholding Taxes required to be withheld by the Company or any of its Subsidiaries that have not been withheld and timely paid over to the appropriate governmental agency.  There have been no examinations or audits with respect to any Taxes or Tax Returns of the Company or, to the knowledge of the Company, any of its Subsidiaries, by any applicable federal, state, county, local or foreign governmental agency, and the Company has not received written notice of an intent to commence any such examination or audit that remains outstanding.  The Company and its Subsidiaries have duly and timely filed all income or other material Tax Returns required to have been filed by them, and there are in effect no waivers of applicable statutes of limitations with respect to Taxes for any year.

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(n)         Listing and Maintenance Requirements.  As of the date hereof, the Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the Listing Exchange, and the Company has taken no action designed to, or which, to the knowledge of the Company, is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the Listing Exchange, nor has the Company received as of the date of this Agreement any notification that the SEC or the Listing Exchange is contemplating terminating such registration or listing.

Section 3.02.    Representations and Warranties of Each Purchaser.  As of the date hereof (or, if any such representations and warranties expressly relate to an earlier date, then as of such earlier date), each Purchaser severally (and not jointly) represents and warrants to the Company as follows:

(a)       Existence; Qualification; Authorization.  Such Purchaser has been duly organized and is validly existing and in good standing (or its equivalent) under the laws of its jurisdiction of organization and has all requisite corporate, partnership or limited liability company, as applicable, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  Each of the execution of this Agreement and the consummation by such Purchaser of the Closing have been duly and validly authorized by such Purchaser.  This Agreement has been duly executed and delivered by such Purchaser to the extent it is a party thereto and, assuming due execution and delivery by the Company, once executed constitutes the valid and legally binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, subject to the Enforceability Exceptions.

(b)       Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Series C Preferred Stock to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the shares of Series C Preferred Stock.  The Purchaser has not been formed for the specific purpose of acquiring the Series C Preferred Stock.

(c)      Disclosure of Information.  The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Series C Preferred Stock with the Company’s management and has had an opportunity to review the Company’s facilities.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3.01 of this Agreement or the right of the Purchasers to rely thereon.

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(d)       Restricted Securities.  The Purchaser understands that the Series C Preferred Stock has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser understands that the Series C Preferred Stock are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the shares of Series C Preferred Stock indefinitely (or until converted in accordance with the terms of the Certificate) unless they are registered with the SEC and qualified by state authorities.  The Purchaser acknowledges that the Company has no obligation to register or qualify the Series C Preferred Stock for resale, subject to the requirements of Article 4.  The Purchaser acknowledges that the Common Stock is publicly traded and Purchaser understands that this offering is not intended to be a public offering, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act.

(e)       No Public Market.  The Purchaser understands that no public market now exists for the Series C Preferred Stock, and that the Company has made no assurances that a public market will ever exist for the Series C Preferred Stock.

(f)       Legends.  The Purchaser understands that the Series C Preferred Stock may be notated with a legend substantially similar to the following or otherwise required by the securities laws of any state, to the extent such laws are applicable to the shares of Series C Preferred Stock represented by the certificate, instrument, or book entry so legended:

“THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(g)        Accredited Investor.  The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and has delivered to the Company a completed copy of the accredited investor questionnaire provided by the Company to the Purchaser in connection with such Purchaser’s execution of this Agreement.

(h)      Foreign Investors.  If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Series C Preferred Stock or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Series C Preferred Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other Tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Series C Preferred Stock.  The Purchaser’s subscription and payment for and continued beneficial ownership of the Series C Preferred Stock will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(i)        Sanctions.  Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners, is a Sanctioned Party.

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(j)       No General Solicitation.  Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation (as such term is used in Regulation D of the Securities Act or within the meaning of Rule 502(c) of the Securities Act), or (ii) published any advertisement in connection with the offer and sale of the Series C Preferred Stock.

(k)     Exculpation Among Purchasers.  The Purchaser acknowledges that it is not relying upon any Person in making its investment or decision to invest in the Company.

(l)      Residence.  If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on the Purchaser’s signature page or Schedule I; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which it has its principal place of business is identified in the address or addresses of the Purchaser set forth on the Purchaser’s signature page or Schedule I.

ARTICLE IV

REGISTRATION RIGHTS.

Section 4.01.     Company Registration.  Within 120 calendar days after the Effective Date, the Company will use its commercially reasonable efforts to prepare and file with the SEC a registration statement (the “Registration Statement”) covering the resale of all shares of Common Stock to be issued upon conversion of all of the shares of Series C Preferred Stock then outstanding, including the shares of Series C Preferred Stock issued in connection with a dividend declared by the Company (“Converted Shares”).  The Company shall promptly notify the Purchasers via email of the effectiveness of the Registration Statement on the same Business Day that the Company telephonically confirms effectiveness with the SEC.

Section 4.02.   Obligations of the Company.  When the registration of the Converted Shares pursuant to Section 4.01 is complete, the Company shall, as expeditiously as reasonably possible:

(a)      subject to compliance with applicable SEC rules, use its commercially reasonable efforts to keep the Registration Statement continuously effective until the earlier of (i) the date on which all Converted Shares have been sold thereunder, (ii) the date on which all Converted Shares may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions and without current public information (including pursuant to Rule 144(i)(2)), as reasonably determined by the counsel to the Company, or (iii) the date which is the fifth anniversary of the effective date of the Registration Statement;

(b)      prepare and file with the SEC such amendments and supplements to the Registration Statement, and the prospectus used in connection with the Registration Statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all Converted Shares covered by the Registration Statement;

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(c)       furnish to the selling Purchasers such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Purchasers may reasonably request in order to facilitate their disposition of their Converted Shares;

(d)     use its commercially reasonable efforts to register and qualify the Converted Shares covered by the Registration Statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Purchasers; provided, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)       use its commercially reasonable efforts to cause all such Converted Shares covered by the Registration Statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(f)      provide a transfer agent and registrar for all Converted Shares registered pursuant to the Registration Statement and provide a CUSIP number for all such Converted Shares, in each case not later than the effective date of such registration;

(g)       enter into such agreements and take such other actions in order to expedite or facilitate the disposition of such Converted Shares; and

(h)     after the Registration Statement becomes effective, notify each selling Purchaser of any request by the SEC that the Company amend or supplement the Registration Statement or prospectus.

Section 4.03.   Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article 4 with respect to the Converted Shares of any selling Purchaser that such Purchaser shall furnish to the Company such information regarding itself, the Converted Shares held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Purchaser’s Converted Shares.

Section 4.04.    Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Article 4, including all registration, filing, listing, printers’ and accounting fees, shall be borne and paid by the Company.  All Selling Expenses relating to Converted Shares registered pursuant to this Article 4 shall be borne and paid by the Purchasers pro rata on the basis of the number of Converted Shares registered on their behalf.

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Section 4.05.     Indemnification.

(a)       In connection with any registration statement filed by the Company pursuant to Article 4 in which the Purchaser has registered Converted Shares for sale, the Purchaser will, and hereby agrees to, indemnify and hold harmless to the fullest extent permitted by law (i) the Company and each of its directors, officers, employees, agents, affiliates and each other person, if any, who controls the Company and (ii) each other seller and such other seller’s directors, officers, managers, agents and affiliates (each, an “Investor Indemnitee”), in each case against any and all losses, claims, damages, liabilities (including actions or proceedings, whether commenced or threatened, in respect thereof, whether or not such indemnified party is a party thereto), joint or several, and expenses, including the reasonable fees, disbursements and other charges of legal counsel and reasonable costs of investigation, in each case to which such Investor Indemnitee may become subject under the Securities Act or otherwise (collectively, a “Loss” or “Losses”) to the extent such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement (including the prospectus included within) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of circumstances in which they were made not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made by the Company in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Purchaser or other seller of Converted Shares stating that it is for use therein; provided, however, that the liability of such indemnifying party under this Article 4 will be limited to the amount of the net proceeds (after giving effect to underwriting discounts and commissions) received by such indemnifying party in the sale of Converted Shares giving rise to such liability; and, provided, further, however, that no Purchaser shall be required to indemnify an Investor Indemnitee to the extent such Losses arise out of, relate to, or are incurred in connection with an Investor Indemnitee’s gross negligence or willful misconduct.  The foregoing indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Investor Indemnitee and will survive the transfer of such securities by such indemnifying party.

(b)       Notice of Loss.  Promptly after receipt by an indemnified party of written notice of the commencement of any action or proceeding involving a Loss referred to in this Article 4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; but the failure of any indemnified party to give notice as provided herein will not relieve the indemnifying party of its obligations under this Article 4 except to the extent that the indemnifying party is materially and actually prejudiced by such failure to give notice.  In case any such action is brought against an indemnified party, (i) the indemnifying party will be entitled to participate in and, unless in the indemnified party’s reasonable judgment a conflict of interest exists between the indemnified and indemnifying parties in respect of such Loss, to assume and control the defense thereof, at its own expense, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to the indemnified party, and (ii) after its assumption of the defense thereof, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation, unless in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof.  No indemnifying party will be liable for any settlement of any such action or proceeding effected without the indemnifying party’s written consent, which will not be unreasonably withheld.  No indemnifying party will, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect of such Loss or which requires action on the part of the indemnified party or otherwise subjects the indemnified party to any obligation or restriction to which it would not otherwise be subject.

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(c)       Contribution.  If the indemnification provided for in this Article 4 is for any reason be unavailable in respect of any Loss, then, in lieu of the amount paid or payable under this Article 4, the indemnified party and the indemnifying party under this Article 4 will contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating the same) (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Converted Shares covered by the registration statement that resulted in such Loss with respect to the statements, omissions or action that resulted in such Loss, as well as any other relevant equitable considerations or (ii) if the allocation provided by the preceding clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and such prospective sellers, on the other hand, from their sale of Converted Shares; provided that, for purposes of this clause (ii), the relative benefits received by the prospective sellers will be deemed not to exceed the amount received by such sellers.  No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  No person will be obligated to contribute amounts under this Section 4.05(c) in payment for any settlement of any Loss effected without such person’s consent, not to be unreasonably withheld, conditioned or delayed.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.01.     Taking of Necessary Action.  Each of the parties hereto agrees to use its reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale and purchase of the Series C Preferred Stock subject to the terms and conditions hereof and compliance with applicable law.  In case at any time before or after the Effective Date any further action is necessary or desirable to carry out the purposes of the sale and purchase of the Series C Preferred Stock, the proper officers, managers and directors of each party to this Agreement shall take all such action as may be reasonably requested by the Company and such actions as the parties shall mutually agree shall be necessary.

Section 5.02.      Corporate Actions.

(a)       At any time that the Series C Preferred Stock remains outstanding, the Company shall from time to time take all lawful action necessary to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Common Stock to satisfy the conversion of the Series C Preferred Stock pursuant to the terms of the Certificate.

(b)       Prior to the Closing, the Company shall file the Certificate with the Secretary of State of the State of Delaware.

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Section 5.03.    Tax Treatment.  The Company acknowledges and agrees that it is intended that for U.S. federal income Tax purposes any amount in respect of the Series C Preferred Stock on account of the accrual of dividends shall not be treated as a dividend, unless and until such dividends are declared and paid in cash and the Company shall take no position inconsistent with such treatment unless otherwise determined by the Purchasers, on any Tax Return, in any Tax proceeding or otherwise except to the extent otherwise required by a “determination” (as defined in Section 1313(a) of the Code).  In the event that any dividend is paid in cash or a “determination” (as defined in Section 1313(a) of the Code) requires the accrual of dividends to be treated as a dividend for U.S. federal income Tax purposes, the Company shall provide each Purchaser with a reasonable opportunity to provide additional information or to apply for an exemption from, or a reduced rate of, any applicable withholding Tax.  In the event that the Company receives notice in writing or otherwise in the context of a pending or threatened Tax proceeding from any Governmental Entity that the Tax treatment described in this Section 5.03 is or will be challenged by any Governmental Entity or otherwise raised as an issue by any Governmental Entity in connection with any Tax proceeding, (a) the Company shall promptly provide written notice thereof to the Purchasers and (b) the parties hereto shall reasonably cooperate in good faith to defend against any such challenge or claim.

Section 5.04.     Section 4501 Tax.  For the absence of doubt, any Tax imposed pursuant to Section 4501 of the Code, which Tax relates to the Series C Preferred Stock or any transaction relating thereto, shall be the sole responsibility and liability of the Company.

ARTICLE VI

MISCELLANEOUS

Section 6.01.     Survival of Representations and Warranties and Registration Rights.  Unless otherwise set forth in this Agreement, (a) the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement and (b) the registration rights provided in Article 4 shall survive the Closing; provided survival of clause (a) shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

Section 6.02.     Notices.

(a)       Notice Process.  All notices and other communications given or made pursuant to this Agreement shall be in writing (including electronic mail as permitted in this Agreement) and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.

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(b)     Notice Addresses.  All communications shall be sent to the respective parties hereto at their email address or address as set forth on the signature page or Schedule I along with a copy, which shall not constitute notice, to any “cc” address noted on Schedule I for such party, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 6.02.

(c)      Consent to Electronic Notice.  Each Purchaser consents to the delivery of any stockholder notice by electronic mail pursuant to Section 232 of the Delaware General Corporate Law (or any successor thereto) at the e-mail address set forth below such Purchaser’s name on the signature page or Schedule I, as updated from time to time by notice to the Company.  Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

Section 6.03.    Entire Agreement; Third Party Beneficiaries; Amendment.  This Agreement (including the Exhibits and Schedules hereto), together with the Certificate, sets forth the entire agreement between the parties hereto with respect to this transaction and is not intended and shall not confer upon any Person other than the parties hereto, their successors and permitted assigns any rights or remedies hereunder.  Any provision of this Agreement may be amended or modified in whole or in part at any time solely by an agreement in writing among the Company and the holders of at least 51% of the then-outstanding shares of Series C Preferred Stock.  Such amendment or modification shall be executed in the same manner as this Agreement.  No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 6.04.    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document.  Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

Section 6.05.     Expenses.  Each party hereto shall bear its own costs and expenses (including attorneys’ fees) incurred in connection with this Agreement and this transaction.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible or may become responsible.

Section 6.06.     Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  No party to this Agreement may assign its rights or obligations absent the prior written consent of the other parties except a complete assignment by Purchaser to a controlled Affiliate.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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Section 6.07.     Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)       This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the state or federal courts of/located in the State and City of New York and any appellate court therefrom.  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the Purchasers hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.07(a), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 6.03 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

(b)     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.07.

Section 6.08.     Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Section 6.09.     Headings.  The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

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Section 6.10.     Non-Recourse.  This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the entities that are expressly named as parties hereto and their respective successors and assigns (including any Person that executes and delivers a joinder).  Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, partners, stockholder, Affiliate, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.  All obligations of Purchasers hereunder shall be several obligations of such Purchaser and, for the avoidance of doubt, not joint or joint and several obligations.

Section 6.11.    Section 4501 Tax.  For the absence of doubt, any Tax imposed pursuant to Section 4501 of the Code, which Tax relates to the Series C Preferred Stock or any transaction relating thereto, shall be the sole responsibility and liability of the Company.

ARTICLE VII

CONVERSION LIMITATIONS

Section 7.01.     Conversion Limitations.

(a)       Notwithstanding anything herein to the contrary, including in the Certificate, the Company shall not issue to the Purchaser any shares of Common Stock to the extent such shares after giving effect to a conversion would:

(i)          result in the Purchaser (together with the Purchaser’s affiliates) (A) beneficially owning in excess of 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to such issuance (the “Maximum Aggregate Ownership Amount”) or (B) controlling in excess of 19.99% of the total voting power of the Company’s securities outstanding immediately after giving effect to such issuance that are entitled to vote on a matter being voted on by holders of the Common Stock (the “Maximum Aggregate Voting Amount”), unless and until the Company obtains the approval by the Company’s stockholders (whether approved through a special meeting of the Company’s stockholders or otherwise) in accordance with the stockholder approval requirements of Nasdaq Marketplace Rule 5635 (or any equivalent rule or requirement of the applicable exchange or automated quotation system on which the Common Stock is then listed or quoted) (the “Requisite Stockholder Approval”); and

(ii)          result in the aggregate number of shares of Common Stock issued exceeding 19.99% of the outstanding Common Stock as of the date immediately preceding the Effective Date (the “Issuance Cap”), unless and until the Company obtains the Requisite Stockholder Approval.

(b)       For purposes of this Article VII, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

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(c)       For purposes of this Article VII, in determining the number of outstanding shares of Common Stock, Purchaser may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the SEC, (ii) a more recent public announcement by the Company, or (iii) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Purchaser, the Company shall within two Business Days confirm orally and in writing to such Purchaser the number of shares of Common Stock then outstanding.

(d)      If on any attempted conversion of the Series C Preferred Stock, the issuance of the shares of Common Stock would exceed the Maximum Aggregate Ownership Amount, the Maximum Aggregate Voting Amount or the Issuance Cap, and the Company shall not have previously obtained Requisite Stockholder Approval at the time of conversion, then the Company shall (i) issue to the Purchaser requesting conversion such number of shares of Common Stock as may be issued below the Maximum Aggregate Ownership Amount, Maximum Aggregate Voting Amount, or the Issuance Cap, as the case may be and (ii) use reasonable best efforts to seek, as soon as practicable, the Requisite Stockholder Approval.  For the avoidance of doubt, with respect to the remainder of the aggregate number of shares of Common Stock not then issued, the Series C Preferred Stock shall not be convertible until and unless the Requisite Stockholder Approval has been obtained.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

COMPANY

INNVENTURE, INC.

By:
Name:	Gregory W. Haskell
Title:	Chief Executive Officer

Address:	6900 Tavistock Lakes Boulevard, Suite 400
Orlando, FL 32827

[Signature Page to Preferred Stock Purchase Agreement (Series C)]

PURCHASER

[INSERT PURCHASER NAME]

By:

Name:

Title:

Address:

Email:

[Signature Page to Preferred Stock Purchase Agreement (Series C)]

SCHEDULE I

PURCHASERS

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATION

Exhibit 10.3

PREFERRED STOCK PURCHASE AGREEMENT

by and among

INNVENTURE, INC.

and

THE PURCHASERS LISTED ON SCHEDULE I HERETO

Dated as of March [•], 2025

TABLE OF CONTENTS
		Page
ARTICLE I

DEFINITIONS

Section 1.01.	Definitions	3
Section 1.02.	General Interpretive Principles	6

ARTICLE II

SALE AND PURCHASE OF SERIES C PREFERRED STOCK

Section 2.01.	Sale and Purchase of the Series C Preferred Stock	6
Section 2.02.	Closing	6

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01.	Representations and Warranties of the Company	7
Section 3.02.	Representations and Warranties of Each Purchaser	11

ARTICLE IV

REGISTRATION RIGHTS.

Section 4.01.	Company Registration	17
Section 4.02.	Obligations of the Company	17
Section 4.03.	Furnish Information	18
Section 4.04.	Expenses of Registration	18
Section 4.05.	Indemnification.	18

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.01.	Taking of Necessary Action	20
Section 5.02.	Corporate Actions	20
Section 5.03.	Tax Treatment	20
Section 5.04.	Section 4501 Tax	20

SCHEDULE I – PURCHASERS
EXHIBIT A – FORM OF CERTIFICATE OF DESIGNATION

2

PREFERRED STOCK PURCHASE AGREEMENT

This PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of March [•], 2025 (the “Effective Date”), is by and among Innventure, Inc., a Delaware corporation (the “Company”), and the several Purchasers listed from time to time on Schedule I attached hereto (each a “Purchaser” and collectively, the “Purchasers”).  Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.

WHEREAS, at the Closing, the Purchasers desire to purchase from the Company, and the Company desires to issue and sell to such Purchasers, an aggregate of up to 5,000,000 shares of the Company’s Series C Preferred Stock (the “Series C Preferred Stock”), at a purchase price of $10.00 per share (the “Series C Preferred Stock Purchase Price”), having the terms and conditions specified in the form of Certificate of Designation of Series C Preferred Stock attached hereto as Exhibit A (the “Certificate”) to be issued on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Company and each Purchaser desire to set forth certain agreements herein.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.    Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.  Notwithstanding the foregoing, with respect to each Purchaser, the Company and the Company’s Subsidiaries shall not be considered Affiliates of such Purchaser or any of such Purchaser’s Affiliates.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Board of Directors” shall have the meaning set forth in Section 3.01(c).

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of New York are not option for the transaction of normal banking business.

“Certificate” shall have the meaning set forth in the recitals hereof.

“change” shall have the meaning set forth in the definition of Material Adverse Effect.

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“Closing” shall have the meaning set forth in Section 2.02(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means any shares of common stock, par value $0.0001, of the Company that are listed and traded on the Listing Exchange under the name and ticker “INV”.
 “Company” shall have the meaning set forth in the preamble hereof.

“Company Reports” shall have the meaning set forth in Section 3.01(g)(i).

“control” means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) and shall include its correlative meanings, “controlled by” and “under common control with”.

“Converted Shares” shall have the meaning set forth in Section 4.01.

“Effective Date” shall have the meaning set forth in the preamble hereof.

“Enforceability Exceptions” shall have the meaning set forth in Section 3.01(c).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

 “Investor Indemnitee” shall have the meaning set forth in Section 4.05(a).

 “Issuance Cap” shall have the meaning set forth in Section 7.01(a)(ii).

“Listing Exchange” means the Nasdaq Stock Market (Nasdaq).

“Loss” or “Losses” shall have the meaning set forth in Section 4.05(a).

“Material Adverse Effect” means any change, effect, condition, event, circumstance, occurrence or development (each a “change”, and collectively, “changes”) that, individually or in the aggregate, has had or would reasonably be expected to have a materially adverse effect on (a) the business, assets, liabilities or financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to consummate the Closing or to perform its obligations under this Agreement.

“Maximum Aggregate Ownership Amount” shall have the meaning set forth in Section 7.01(a)(i).

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“Maximum Aggregate Voting Amount” shall have the meaning set forth in Section 7.01(a)(i).

“Non-U.S. person” shall have the meaning set forth in Section 3.02(m)(iv).

“Person” means an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.

“Preferred Stock” shall have the meaning set forth in Section 3.01(b).

“Purchase Price” means, with respect to each Purchaser, the purchase price listed opposite such Purchaser’s name on Schedule I hereto.

“Purchaser” shall have the meaning set forth in the preamble hereof.

 “Registration Statement” shall have the meaning set forth in Section 4.01.

“Requisite Stockholder Approval” shall have the meaning set forth in Section 7.01(a)(i).

“Restricted Period” shall have the meaning set forth in Section 3.02(m)(ii)(D).

“Sanctioned Party” means any entity 50% or more owned or, where relevant under applicable sanctions laws, controlled, individually or in the aggregate, by one or more party designated on a sanctioned parties list administered by the U.S., in each case only to the extent that dealings with such persons are prohibited pursuant to applicable laws and regulations pertaining to trade and economic sanctions administered by the U.S.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of registrable securities, and fees and disbursements of counsel for any Purchaser.

“Series C Preferred Stock” shall have the meaning set forth in the recitals hereof.

“Series C Preferred Stock Purchase Price” shall have the meaning set forth in the recitals hereof.

“Subsidiary” means, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.

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“Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes imposed by a Governmental Entity, together with all interest, penalties and additions to tax imposed with respect thereto.

“Tax Return” means a report, return or other document (including any amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes.

“United States” shall have the meaning set forth in Section 3.02(m)(iii).

“U.S. person” shall have the meaning set forth in Section 3.02(m)(iii).

Section 1.02.    General Interpretive Principles.  Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders.  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  The name assigned to this Agreement and the headings used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof.  Whenever the words “include,” “includes,” or “including,” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement.

ARTICLE II

SALE AND PURCHASE OF SERIES C PREFERRED STOCK

Section 2.01.   Sale and Purchase of the Series C Preferred Stock.  On the terms and conditions of this Agreement, at the Closing, each Purchaser shall purchase and acquire from the Company, and the Company shall issue, sell and deliver to each Purchaser, severally and not jointly, the applicable number of shares of Series C Preferred Stock listed opposite such Purchaser’s name on Schedule I hereto (as such schedule can be amended or supplemented pursuant to Section 6.03).

Section 2.02.    Closing.

(a)      On the terms of this Agreement, the closing of the purchase and sale of Series C Preferred Stock pursuant to this Agreement will take place simultaneously with the execution of this Agreement on the Effective Date (the “Closing”).

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(b)      At the Closing:

(i)          The Company will (A) issue and deliver to each Purchaser the Series C Preferred Stock purchased by it, registered in the name of each applicable Purchaser, in each case free and clear of all liens, except restrictions on transfer imposed by the Securities Act, any other applicable securities laws or any other agreement by and among the Company and any of the Purchasers (the terms of which, for the avoidance of doubt, shall only apply to those Purchasers who are party thereto), and the Company will instruct its transfer agent to record, and the transfer agent shall record, the issuance of the shares of Series C Preferred Stock to each applicable Purchaser on the transfer agent’s books and records, against payment in full by or on behalf of such Purchaser of the applicable Purchase Price, (B) deliver to each Purchaser this Agreement and the Certificate, each of which shall be duly authorized and executed by the Company and (C) deliver to each Purchaser a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the Effective Date, certifying (1) that the Company is in good standing in the state of Delaware, (2) that the Company’s Amended and Restated Certificate of Incorporation, By-Laws and Certificate of Designation of Series B Preferred Stock, in each case as filed with the SEC as attachments to the Company’s Form 10-Q filed on November 14, 2024, and the Certificate are in full force and effect and have not been amended, supplemented, revoked or repealed and (3) that, in accordance with the organizational documents of the Company, the Company has obtained all proper corporate authorization necessary to the execution, delivery and consummation of this Agreement.

(ii)          Each Purchaser will (A) cause a wire transfer to be made in same day funds to an account of the Company designated in writing by the Company to such Purchaser in an amount equal to the applicable Purchase Price, and (B) deliver a counterpart to this Agreement, duly executed by such Purchaser.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01.   Representations and Warranties of the Company.  As of the date hereof (or, if any such representations and warranties expressly relate to an earlier date, then as of such earlier date), the Company represents and warrants to each Purchaser as follows:

(a)         Existence and Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

(b)       Capitalization.  Immediately prior to the consummation of the transactions contemplated hereby, the authorized capital stock of the Company will consist of (i) 250,000,000 shares of Common Stock of which 47,101,300 shares were issued and outstanding as of March 10, 2025, and (ii) 25,000,000 shares of preferred stock, with a par value of $0.0001 per share (“Preferred Stock”), (A) 3,000,000 shares of which are designated as “Series B Preferred Stock” and 1,097,000 shares of which are issued and outstanding as of March 10, 2025 and (B) 5,000,000 shares of are designated as “Series C Preferred Stock” and none of which are issued and outstanding.  Other than as disclosed here and in the Company Reports, there are no material (1) outstanding warrants, options, agreements, convertible securities, performance units or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any securities, including Common Stock, (2) outstanding obligations of the Company to repurchase, redeem or otherwise acquire outstanding Common Stock or any securities convertible into or exchangeable for the foregoing, (3) bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the holders of Common Stock may vote, are issued or outstanding, (4) preemptive or similar rights to purchase or otherwise acquire the Common Stock, or (5) any right of first refusal, right of first offer, proxy, voting trust, voting agreement or similar arrangement with respect to the sale or voting of the Common Stock.

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(c)          Authorization.  The execution, delivery and performance of this Agreement, the Certificate, and the issuance and sale of the Series C Preferred Stock pursuant to this Agreement have been duly authorized by the Board of Directors of the Company (the “Board of Directors”) and the Board of Directors has (i) duly reserved the requisite number of shares of Series C Preferred Stock to be issued in accordance with the terms and conditions of the Certificate and (ii) duly authorized and confirmed the final form of the Certificate attached hereto as Exhibit A.  No other action on the part of the Company or its stockholders is necessary to authorize the execution, delivery and performance by the Company of this Agreement or the Certificate and the consummation by it of the transactions contemplated hereby.  Assuming this Agreement constitutes the valid and binding obligation of each Purchaser and is duly executed and delivered by each other party hereto, this Agreement is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the limitation of such enforcement by (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”).

(d)          No General Solicitation; No Integration; No Resales.  None of the Company nor its Subsidiaries has directly, or through any Person or any entity acting on its or their behalf, (i) sold, delivered, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or could be integrated with the sale and delivery of the Series C Preferred Stock in a manner that would require the registration under the Securities Act of the Series C Preferred Stock, (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act or within the meaning of Rule 502(c) of the Securities Act) in connection with the offering of the Series C Preferred Stock or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, or (iii) engaged in any form of “directed selling efforts” (as such term is defined in Regulation S of the Securities Act).

(e)          Valid Issuance.  When issued, all Series C Preferred Stock will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights.  The Common Stock issuable upon conversion of the Series C Preferred Stock has been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate, will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights, liens or encumbrances created by or imposed by a Purchaser.  Assuming the accuracy of the representations and warranties of each Purchaser set forth herein, the Series C Preferred Stock and Common Stock issuable upon conversion thereof will be issued in compliance with all applicable federal and state securities laws.

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(f)         Non-Contravention/No Consents.  The execution, delivery and performance of this Agreement and the Certificate in accordance with their terms, does not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) the certificate of incorporation or bylaws of the Company, (ii) any mortgage, note, indenture, deed of trust, lease, loan agreement or other agreement binding upon the Company or any of its Subsidiaries, (iii) any permit, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, other than in the cases of clause (ii) and this clause (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Assuming the accuracy of the representations of each Purchaser set forth herein, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Closing except for (x)(1) the filing of the Certificate with the Secretary of State of the State of Delaware, (2) filings with the SEC under the Securities Act and Exchange Act and the rules and regulations of the SEC promulgated thereunder and (3) compliance with and filings pursuant to any applicable state securities or blue sky laws, in which case of clause (2) and this clause (3) shall have been made or will be made in a timely manner or (y) any consent, approval, order, authorization, registration, qualification, designation, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(g)          Reports; Financial Statements.

(i)          As of their respective dates, all forms, reports, registration statements, prospectuses and other documents (the “Company Reports”) filed by the Company and available on EDGAR complied in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, and none of the Company Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)          Except as otherwise described in the Company Reports, the financial statements of the Company included in the Company Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company, as applicable, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

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(iii)          A copy of each Company Report is available to each Purchaser via the SEC’s EDGAR system.  The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the SEC.

(h)         Absence of Certain Changes.  Except as described in Company Reports, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, and (ii) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on the Company.

(i)          No Undisclosed Liabilities, etc.  As of the date hereof, there are no liabilities of the Company or any of its Subsidiaries that would be required by GAAP to be reflected on the face of the balance sheet, except (i) liabilities reflected or reserved against in the financial statements contained in the Company Reports, (ii) liabilities incurred in the ordinary course of business (except as described in Company Reports) and (iii) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)         Compliance with Applicable Law.  Each of the Company and its Subsidiaries has complied in all respects with, and has not received any written notices of any material violation with respect to, and is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any federal, state or local governmental authority applicable to the Company or such Subsidiary, in each case, other than such non-compliance, defaults or violations that, individually or in the aggregate, (i) have not had and would not reasonably be expected to have a Material Adverse Effect or (ii) are contained in the Company Reports.

(k)         Legal Proceedings.  Except as otherwise disclosed in the Company Reports, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending, or to the knowledge of the Company, threatened in writing, claims, actions, suits, proceedings, arbitration, charges or, to the knowledge of the Company, investigations against the Company or any of its Subsidiaries that individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is subject to any order, judgment or decree of a Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(l)         Insurance.  Each of the Company and its Subsidiaries maintains insurance policies concerning such casualties as would be reasonable and customary for companies like the Company and its Subsidiaries, with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

(m)        Taxes and Tax Returns.  There are no income or other material Taxes due and payable by the Company or any of its Subsidiaries that have not been timely paid and no material withholding Taxes required to be withheld by the Company or any of its Subsidiaries that have not been withheld and timely paid over to the appropriate governmental agency.  There have been no examinations or audits with respect to any Taxes or Tax Returns of the Company or, to the knowledge of the Company, any of its Subsidiaries, by any applicable federal, state, county, local or foreign governmental agency, and the Company has not received written notice of an intent to commence any such examination or audit that remains outstanding.  The Company and its Subsidiaries have duly and timely filed all income or other material Tax Returns required to have been filed by them, and there are in effect no waivers of applicable statutes of limitations with respect to Taxes for any year.

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(n)         Listing and Maintenance Requirements.  As of the date hereof, the Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the Listing Exchange, and the Company has taken no action designed to, or which, to the knowledge of the Company, is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the Listing Exchange, nor has the Company received as of the date of this Agreement any notification that the SEC or the Listing Exchange is contemplating terminating such registration or listing.

(o)         Regulation S.  The Company and its agents shall refuse to register any transfer of the Series C Preferred Stock or any Converted Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

Section 3.02.   Representations and Warranties of Each Purchaser.  As of the date hereof (or, if any such representations and warranties expressly relate to an earlier date, then as of such earlier date), each Purchaser severally (and not jointly) represents and warrants to the Company as follows:

(a)     Existence; Qualification; Authorization.  If applicable, such Purchaser has been duly organized or incorporated and is validly existing and in good standing (or its equivalent) under the laws of its jurisdiction of organization or incorporation and has all requisite corporate, partnership or limited liability company, as applicable, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  Each of the execution of this Agreement and the consummation by such Purchaser of the Closing have been duly and validly authorized by such Purchaser.  This Agreement has been duly executed and delivered by such Purchaser to the extent it is a party thereto and, assuming due execution and delivery by the Company, once executed constitutes the valid and legally binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, subject to the Enforceability Exceptions.

(b)     Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Series C Preferred Stock to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the shares of Series C Preferred Stock.  The Purchaser has not been formed for the specific purpose of acquiring the Series C Preferred Stock.

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(c)     Disclosure of Information.  The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Series C Preferred Stock with the Company’s management and has had an opportunity to review the Company’s facilities.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3.01 of this Agreement or the right of the Purchasers to rely thereon.

(d)     Restricted Securities.  The Purchaser understands that the Series C Preferred Stock has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser understands that the Series C Preferred Stock are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the shares of Series C Preferred Stock indefinitely (or until converted in accordance with the terms of the Certificate) unless they are registered with the SEC and qualified by state authorities.  The Purchaser acknowledges that the Company has no obligation to register or qualify the Series C Preferred Stock for resale, subject to the requirements of Article IV.  The Purchaser acknowledges that the Common Stock is publicly traded and Purchaser understands that this offering is not intended to be a public offering, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act.

(e)      No Public Market.  The Purchaser understands that no public market now exists for the Series C Preferred Stock, and that the Company has made no assurances that a public market will ever exist for the Series C Preferred Stock.

(f)      Legends.  The Purchaser understands that the Series C Preferred Stock may be notated with a legend substantially similar to the following or otherwise required by the securities laws of any state, to the extent such laws are applicable to the shares of Series C Preferred Stock represented by the certificate, instrument, or book entry so legended:

“THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(g)      Reserved.

(h)     Foreign Investors.  If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Series C Preferred Stock or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Series C Preferred Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other Tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Series C Preferred Stock.  The Purchaser’s subscription and payment for and continued beneficial ownership of the Series C Preferred Stock will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

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(i)       Sanctions.  Neither the Purchaser, nor any of its officers, directors, employees, agents, shareholders, stockholders or partners, is a Sanctioned Party.

(j)       No General Solicitation.  Neither the Purchaser, nor any of its officers, directors, employees, agents, shareholders, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation (as such term is used in Regulation D of the Securities Act or within the meaning of Rule 502(c) of the Securities Act), or (ii) published any advertisement in connection with the offer and sale of the Series C Preferred Stock.

(k)    Exculpation Among Purchasers.  The Purchaser acknowledges that it is not relying upon any Person in making its investment or decision to invest in the Company.

(l)     Residence.  If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on the Purchaser’s signature page or Schedule I; if the Purchaser is a partnership, corporation, company, limited liability company or other entity, then the office or offices of the Purchaser in which it has its principal place of business is identified in the address or addresses of the Purchaser set forth on the Purchaser’s signature page or Schedule I.

(m)    Investment Representations, Warranties and Covenants by Non-U.S. Persons. Each Purchaser who is a Non-U.S. person (as defined below) hereby represents and warrants to the Company as follows:

(i)          This Agreement is made by the Company with the Purchaser, who is a Non-U.S. person, in reliance upon such Non-U.S. person’s representations, warranties and covenants made in this Section 3.02(m).

(ii)          Such Non-U.S. person has been advised and acknowledges that:

(A)          the Series C Preferred Stock has not been, and when issued, neither the Series C Preferred Stock nor the Converted Shares (as defined below) will be registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country;

(B)          in issuing and selling the Series C Preferred Stock to such Non-U.S. person pursuant hereto, the Company is relying upon the “safe harbor” provided by Regulation S and/or on Section 4(a)(2) under the Securities Act;

(C)          it is a condition to the availability of the Regulation S “safe harbor” that the Series C Preferred Stock and the Converted Shares not be offered or sold in the United States or to a U.S. person until the expiration of a six-month “distribution compliance period” following the Closing; and

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(D)          notwithstanding the foregoing, prior to the expiration of the six-month “distribution compliance period” after the Closing (the “Restricted Period”), the Series C Preferred Stock and the Converted Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (1) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (2) the offer and sale is outside the United States and to other than a U.S. person.

(iii)          As used herein, the term “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia, and the term “U.S. person” (as defined in Regulation S) means:

(A)          a natural person resident in the United States;

(B)          any partnership or corporation organized or incorporated under the laws of the United States;

(C)          any estate of which any executor or administrator is a U.S. person;

(D)          any trust of which any trustee is a U.S. person;

(E)          any agency or branch of a foreign entity located in the United States;

(F)          any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G)          any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and

(H)          a corporation or partnership organized or incorporated under the laws of any foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

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(iv)          As used herein, the term “Non-U.S. person” means any person who is not a U.S. person or is deemed not to be a U.S. person under Rule 902(k)(2) of the Securities Act.

(v)          Such Non-U.S. person agrees that with respect to the Series C Preferred Stock and any Converted Shares, until the expiration of the Restricted Period:

(A)          such Non-U.S. person, its agents or its representatives have not and will not solicit offers to buy, offer for sale or sell any of the Series C Preferred Stock or the Converted Shares, or any beneficial interest therein, in the United States or to or for the account of a U.S. person;

(B)          notwithstanding the foregoing, the Series C Preferred Stock and the Converted Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (1) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (2) the offer and sale is outside the United States and to other than a U.S. person; and

(C)          such Non-U.S. person shall not engage in hedging transactions with regard to the Series C Preferred Stock or the Converted Shares unless in compliance with the Securities Act.

The foregoing restrictions are binding upon subsequent transferees of the Series C Preferred Stock and any Converted Shares, except for transferees pursuant to an effective registration statement.  Such Non-U.S. person agrees that after the Restricted Period, the Series C Preferred Stock and the Converted Shares may be offered or sold within the United States or to or for the account of a U.S. person only pursuant to applicable securities laws.

(vi)          Such Non-U.S. person has not engaged, nor is it aware that any party has engaged, and such Non-U.S. person will not engage or cause any third party to engage, in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Series C Preferred Stock or the Converted Shares.

(vii)          Such Non-U.S. person: (A) is domiciled and has its principal place of business outside the United States; (B) certifies it is not a U.S. person and is not acquiring the Series C Preferred Stock for the account or benefit of any U.S. person; and (C) at the time of the Closing, the Non-U.S. person or persons acting on Non-U.S. person’s behalf in connection therewith will be located outside the United States.

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(viii)          At the time of offering to such Non-U.S. person and communication of such Non-U.S. person’s order to purchase the Series C Preferred Stock and at the time of such Non-U.S. Person’s execution of this Agreement, the Non-U.S. person or persons acting on the Non-U.S. person’s behalf in connection therewith were located outside the United States.

(ix)          Such Non-U.S. person is not a “distributor” (as defined in Regulation S) or a “dealer” (as defined in the Securities Act).

(x)          Such Non-U.S. person acknowledges that the Company shall make a notation in its stock books regarding the restrictions on transfer set forth in this Section 3.02(m) and shall transfer such shares on the books of the Company only to the extent consistent therewith.

(xi)          In particular, such Non-U.S. person acknowledges that the Company and its agents shall refuse to register any transfer of the Series C Preferred Stock or any Converted Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

(xii)          Such Investor understands and agrees that the applicable book entry notation for such Non-U.S. person (or the applicable book entry) representing the Series C Preferred Stock or any Converted Shares, or any other securities issued in respect of the Series C Preferred Stock and the Converted Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend, as applicable (in addition to any legend required by this Agreement or under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.  THIS LEGEND MUST BE REMOVED AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SHARES SUBJECT TO THIS LEGEND.

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ARTICLE IV

REGISTRATION RIGHTS.

Section 4.01.    Company Registration.  Within 120 calendar days after the Effective Date, the Company will use its commercially reasonable efforts to prepare and file with the SEC a registration statement (the “Registration Statement”) covering the resale of all shares of Common Stock to be issued upon conversion of all of the shares of Series C Preferred Stock then outstanding, including the shares of Series C Preferred Stock issued in connection with a dividend declared by the Company (“Converted Shares”).  The Company shall promptly notify the Purchasers via email of the effectiveness of the Registration Statement on the same Business Day that the Company telephonically confirms effectiveness with the SEC.

Section 4.02.  Obligations of the Company.  When the registration of the Converted Shares pursuant to Section 4.01 is complete, the Company shall, as expeditiously as reasonably possible:

(a)     subject to compliance with applicable SEC rules, use its commercially reasonable efforts to keep the Registration Statement continuously effective until the earlier of (i) the date on which all Converted Shares have been sold thereunder, (ii) the date on which all Converted Shares may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions and without current public information (including pursuant to Rule 144(i)(2)), as reasonably determined by the counsel to the Company, or (iii) the date which is the fifth anniversary of the effective date of the Registration Statement;

(b)     prepare and file with the SEC such amendments and supplements to the Registration Statement, and the prospectus used in connection with the Registration Statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all Converted Shares covered by the Registration Statement;

(c)      furnish to the selling Purchasers such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Purchasers may reasonably request in order to facilitate their disposition of their Converted Shares;

(d)     use its commercially reasonable efforts to register and qualify the Converted Shares covered by the Registration Statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Purchasers; provided, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)      use its commercially reasonable efforts to cause all such Converted Shares covered by the Registration Statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(f)     provide a transfer agent and registrar for all Converted Shares registered pursuant to the Registration Statement and provide a CUSIP number for all such Converted Shares, in each case not later than the effective date of such registration;

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(g)     enter into such agreements and take such other actions in order to expedite or facilitate the disposition of such Converted Shares; and

(h)    after the Registration Statement becomes effective, notify each selling Purchaser of any request by the SEC that the Company amend or supplement the Registration Statement or prospectus.

Section 4.03.   Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article IV with respect to the Converted Shares of any selling Purchaser that such Purchaser shall furnish to the Company such information regarding itself, the Converted Shares held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Purchaser’s Converted Shares.

Section 4.04.    Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Article IV, including all registration, filing, listing, printers’ and accounting fees, shall be borne and paid by the Company.  All Selling Expenses relating to Converted Shares registered pursuant to this Article IV shall be borne and paid by the Purchasers pro rata on the basis of the number of Converted Shares registered on their behalf.

Section 4.05.    Indemnification.

(a)      In connection with any registration statement filed by the Company pursuant to Article IV in which the Purchaser has registered Converted Shares for sale, the Purchaser will, and hereby agrees to, indemnify and hold harmless to the fullest extent permitted by law (i) the Company and each of its directors, officers, employees, agents, affiliates and each other person, if any, who controls the Company and (ii) each other seller and such other seller’s directors, officers, managers, agents and affiliates (each, an “Investor Indemnitee”), in each case against any and all losses, claims, damages, liabilities (including actions or proceedings, whether commenced or threatened, in respect thereof, whether or not such indemnified party is a party thereto), joint or several, and expenses, including the reasonable fees, disbursements and other charges of legal counsel and reasonable costs of investigation, in each case to which such Investor Indemnitee may become subject under the Securities Act or otherwise (collectively, a “Loss” or “Losses”) to the extent such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement (including the prospectus included within) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of circumstances in which they were made not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made by the Company in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Purchaser or other seller of Converted Shares stating that it is for use therein; provided, however, that the liability of such indemnifying party under this Article IV will be limited to the amount of the net proceeds (after giving effect to underwriting discounts and commissions) received by such indemnifying party in the sale of Converted Shares giving rise to such liability; and, provided, further, however, that no Purchaser shall be required to indemnify an Investor Indemnitee to the extent such Losses arise out of, relate to, or are incurred in connection with an Investor Indemnitee’s gross negligence or willful misconduct.  The foregoing indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Investor Indemnitee and will survive the transfer of such securities by such indemnifying party.

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(b)      Notice of Loss.  Promptly after receipt by an indemnified party of written notice of the commencement of any action or proceeding involving a Loss referred to in this Article IV, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; but the failure of any indemnified party to give notice as provided herein will not relieve the indemnifying party of its obligations under this Article IV except to the extent that the indemnifying party is materially and actually prejudiced by such failure to give notice.  In case any such action is brought against an indemnified party, (i) the indemnifying party will be entitled to participate in and, unless in the indemnified party’s reasonable judgment a conflict of interest exists between the indemnified and indemnifying parties in respect of such Loss, to assume and control the defense thereof, at its own expense, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to the indemnified party, and (ii) after its assumption of the defense thereof, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation, unless in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof.  No indemnifying party will be liable for any settlement of any such action or proceeding effected without the indemnifying party’s written consent, which will not be unreasonably withheld.  No indemnifying party will, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect of such Loss or which requires action on the part of the indemnified party or otherwise subjects the indemnified party to any obligation or restriction to which it would not otherwise be subject.

(c)      Contribution.  If the indemnification provided for in this Article IV is for any reason be unavailable in respect of any Loss, then, in lieu of the amount paid or payable under this Article IV, the indemnified party and the indemnifying party under this Article IV will contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating the same) (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Converted Shares covered by the registration statement that resulted in such Loss with respect to the statements, omissions or action that resulted in such Loss, as well as any other relevant equitable considerations or (ii) if the allocation provided by the preceding clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and such prospective sellers, on the other hand, from their sale of Converted Shares; provided that, for purposes of this clause (ii), the relative benefits received by the prospective sellers will be deemed not to exceed the amount received by such sellers.  No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  No person will be obligated to contribute amounts under this Section 4.05(c) in payment for any settlement of any Loss effected without such person’s consent, not to be unreasonably withheld, conditioned or delayed.

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ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.01.    Taking of Necessary Action.  Each of the parties hereto agrees to use its reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale and purchase of the Series C Preferred Stock subject to the terms and conditions hereof and compliance with applicable law.  In case at any time before or after the Effective Date any further action is necessary or desirable to carry out the purposes of the sale and purchase of the Series C Preferred Stock, the proper officers, managers and directors of each party to this Agreement shall take all such action as may be reasonably requested by the Company and such actions as the parties shall mutually agree shall be necessary.

Section 5.02.    Corporate Actions.

(a)      At any time that the Series C Preferred Stock remains outstanding, the Company shall from time to time take all lawful action necessary to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Common Stock to satisfy the conversion of the Series C Preferred Stock pursuant to the terms of the Certificate.

(b)     Prior to the Closing, the Company shall file the Certificate with the Secretary of State of the State of Delaware.

Section 5.03.   Tax Treatment.  The Company acknowledges and agrees that it is intended that for U.S. federal income Tax purposes any amount in respect of the Series C Preferred Stock on account of the accrual of dividends shall not be treated as a dividend, unless and until such dividends are declared and paid in cash and the Company shall take no position inconsistent with such treatment unless otherwise determined by the Purchasers, on any Tax Return, in any Tax proceeding or otherwise except to the extent otherwise required by a “determination” (as defined in Section 1313(a) of the Code).  In the event that any dividend is paid in cash or a “determination” (as defined in Section 1313(a) of the Code) requires the accrual of dividends to be treated as a dividend for U.S. federal income Tax purposes, the Company shall provide each Purchaser with a reasonable opportunity to provide additional information or to apply for an exemption from, or a reduced rate of, any applicable withholding Tax.  In the event that the Company receives notice in writing or otherwise in the context of a pending or threatened Tax proceeding from any Governmental Entity that the Tax treatment described in this Section 5.03 is or will be challenged by any Governmental Entity or otherwise raised as an issue by any Governmental Entity in connection with any Tax proceeding, (a) the Company shall promptly provide written notice thereof to the Purchasers and (b) the parties hereto shall reasonably cooperate in good faith to defend against any such challenge or claim.

Section 5.04.   Section 4501 Tax.  For the absence of doubt, any Tax imposed pursuant to Section 4501 of the Code, which Tax relates to the Series C Preferred Stock or any transaction relating thereto, shall be the sole responsibility and liability of the Company.

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ARTICLE VI

MISCELLANEOUS

Section 6.01.    Survival of Representations and Warranties and Registration Rights.  Unless otherwise set forth in this Agreement, (a) the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement and (b) the registration rights provided in Article IV shall survive the Closing; provided survival of clause (a) shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

Section 6.02.    Notices.

(a)      Notice Process.  All notices and other communications given or made pursuant to this Agreement shall be in writing (including electronic mail as permitted in this Agreement) and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.

(b)    Notice Addresses.  All communications shall be sent to the respective parties hereto at their email address or address as set forth on the signature page or Schedule I along with a copy, which shall not constitute notice, to any “cc” address noted on Schedule I for such party, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 6.02.

(c)      Consent to Electronic Notice.  Each Purchaser consents to the delivery of any stockholder notice by electronic mail pursuant to Section 232 of the Delaware General Corporate Law (or any successor thereto) at the e-mail address set forth below such Purchaser’s name on the signature page or Schedule I, as updated from time to time by notice to the Company.  Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

Section 6.03.   Entire Agreement; Third Party Beneficiaries; Amendment.  This Agreement (including the Exhibits and Schedules hereto), together with the Certificate, sets forth the entire agreement between the parties hereto with respect to this transaction and is not intended and shall not confer upon any Person other than the parties hereto, their successors and permitted assigns any rights or remedies hereunder.  Any provision of this Agreement may be amended or modified in whole or in part at any time solely by an agreement in writing among the Company and the holders of at least 51% of the then-outstanding shares of Series C Preferred Stock.  Such amendment or modification shall be executed in the same manner as this Agreement.  No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

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Section 6.04.    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document.  Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

Section 6.05.    Expenses.  Each party hereto shall bear its own costs and expenses (including attorneys’ fees) incurred in connection with this Agreement and this transaction.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible or may become responsible.

Section 6.06.   Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  No party to this Agreement may assign its rights or obligations absent the prior written consent of the other parties except a complete assignment by Purchaser to a controlled Affiliate.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 6.07.    Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)      This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the state or federal courts of/located in the State and City of New York and any appellate court therefrom.  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the Purchasers hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.07(a), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 6.03 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

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(b)          EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.07.

Section 6.08.    Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Section 6.09.   Headings.  The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 6.10.   Non-Recourse.  This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the entities that are expressly named as parties hereto and their respective successors and assigns (including any Person that executes and delivers a joinder).  Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, partners, stockholder, Affiliate, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.  All obligations of Purchasers hereunder shall be several obligations of such Purchaser and, for the avoidance of doubt, not joint or joint and several obligations.

Section 6.11.   Section 4501 Tax.  For the absence of doubt, any Tax imposed pursuant to Section 4501 of the Code, which Tax relates to the Series C Preferred Stock or any transaction relating thereto, shall be the sole responsibility and liability of the Company.

ARTICLE VII

CONVERSION LIMITATIONS

Section 7.01.    Conversion Limitations.

(a)      Notwithstanding anything herein to the contrary, including in the Certificate, the Company shall not issue to the Purchaser any shares of Common Stock to the extent such shares after giving effect to a conversion would:

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(i)          result in the Purchaser (together with the Purchaser’s affiliates) (A) beneficially owning in excess of 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to such issuance (the “Maximum Aggregate Ownership Amount”) or (B) controlling in excess of 19.99% of the total voting power of the Company’s securities outstanding immediately after giving effect to such issuance that are entitled to vote on a matter being voted on by holders of the Common Stock (the “Maximum Aggregate Voting Amount”), unless and until the Company obtains the approval by the Company’s stockholders (whether approved through a special meeting of the Company’s stockholders or otherwise) in accordance with the stockholder approval requirements of Nasdaq Marketplace Rule 5635 (or any equivalent rule or requirement of the applicable exchange or automated quotation system on which the Common Stock is then listed or quoted) (the “Requisite Stockholder Approval”); and

(ii)          result in the aggregate number of shares of Common Stock issued exceeding 19.99% of the outstanding Common Stock as of the date immediately preceding the Effective Date (the “Issuance Cap”), unless and until the Company obtains the Requisite Stockholder Approval.

(b)     For purposes of this Article VII, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(c)      For purposes of this Article VII, in determining the number of outstanding shares of Common Stock, Purchaser may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the SEC, (ii) a more recent public announcement by the Company, or (iii) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Purchaser, the Company shall within two Business Days confirm orally and in writing to such Purchaser the number of shares of Common Stock then outstanding.

(d)      If on any attempted conversion of the Series C Preferred Stock, the issuance of the shares of Common Stock would exceed the Maximum Aggregate Ownership Amount, the Maximum Aggregate Voting Amount or the Issuance Cap, and the Company shall not have previously obtained Requisite Stockholder Approval at the time of conversion, then the Company shall (i) issue to the Purchaser requesting conversion such number of shares of Common Stock as may be issued below the Maximum Aggregate Ownership Amount, Maximum Aggregate Voting Amount, or the Issuance Cap, as the case may be and (ii) use reasonable best efforts to seek, as soon as practicable, the Requisite Stockholder Approval.  For the avoidance of doubt, with respect to the remainder of the aggregate number of shares of Common Stock not then issued, the Series C Preferred Stock shall not be convertible until and unless the Requisite Stockholder Approval has been obtained.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

COMPANY

INNVENTURE, INC.

By:
Name:	Gregory W. Haskell
Title:	Chief Executive Officer

Address:	6900 Tavistock Lakes Boulevard, Suite 400
Orlando, FL 32827

[Signature Page to Ex- U.S. Purchase Agreement (Series C)]

PURCHASER

[INSERT PURCHASER NAME]

By:

Name:

Title:

Address:

Email:

[Signature Page to Ex- U.S. Purchase Agreement (Series C)]

SCHEDULE I

PURCHASERS

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATION

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2025

Innventure, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-42303	93-4440048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 Tavistock Lakes Blvd, Suite 400
Orlando, Florida 32827
(Address of Principal Executive Offices, and Zip Code)

(321) 209-6787
Registrant’s Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INV	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Convertible Debentures

On March 25, 2025 (the “Agreement Date”), Innventure, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with YA II PN, Ltd. (“Yorkville”), in connection with the issuance and sale by the Company of convertible debentures (the “Convertible Debentures”) issuable in an aggregate principal amount of up to $30,000,000 (the “Subscription Amount”), which Convertible Debentures will be convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (as converted, the “Conversion Shares”). Pursuant to the Purchase Agreement, Yorkville will purchase, and the Company will issue, $20,000,000 in aggregate principal amount of Convertible Debentures on the first business day after certain closing conditions are satisfied (the “First Closing Date”), including the timely filing of its Annual Report on Form 10-K for the year ended December 31, 2024 (the “First Closing”). Yorkville will purchase and the Company will issue an additional $10,000,000 in aggregate principal amount of Convertible Debentures after both (i) the registration statement is filed with the Securities and Exchange Commission (the “SEC”) registering the resale of the Conversion Shares is declared effective by the SEC and (ii) the Company has received stockholder approval either through affirmative votes in the Company’s annual meeting or irrevocable proxies to do the same by a majority of the voting power of the Company (“Stockholder Approval”) of the issuance of Conversion Shares and shares issuable pursuant to the Company’s Standby Equity Purchase Agreement, dated October 24, 2023, with Yorkville in excess of the Exchange Cap (as defined below) (the “Second Closing”). If the First Closing does not occur by April 17, 2025, the parties may terminate their obligations under the Purchase Agreement.

The Convertible Debentures will not bear interest unless an event of default occurs and remains uncured, upon which the Convertible Debentures will bear interest at an annual rate of 18.0%. The Convertible Debentures will mature on the date that is 15 months from the First Closing Date (the “Maturity Date”) and, upon completion of the Second Closing, will result in gross proceeds to the Company of approximately $27,000,000. The Convertible Debentures will be issued at an original issue discount of 10%. The Company will be required to make monthly cash payments of principal in amounts between $1,000,000 and $3,000,000 (as per the schedule set forth in the Convertible Debentures) plus a payment premium of 5% and all accrued and unpaid interest as of the date of such installment. Such payments will commence 30 days following the First Closing and will continue on a monthly basis thereafter until the Convertible Debentures are repaid in full.

The Convertible Debentures are convertible at the option of the holder into Common Stock equal to the applicable Conversion Amount (as defined below) divided by the Conversion Price (as defined below). The conversion price for the Convertible Debentures will initially be $10.00, and will be adjusted on the six-month anniversary of the First Closing Date (the “First Reset Date”) and the nine-month anniversary of the First Closing Date (the “Second Reset Date” and collectively with the First Reset Date, a “Reset Date”)) to equal the lower of the then applicable conversion price or the average volume weighted average price of the Common Stock for the 10 trading days immediately prior to the applicable Reset Date. Any portion of the Convertible Debentures may be converted at any time and from time to time, subject to the Exchange Cap (as defined below). The Conversion Amount with respect to any requested conversion will equal the principal amount requested to be converted plus all accrued and unpaid interest on the Convertible Debentures as of such conversion, with fractional shares rounded up (the “Conversion Amount”). In addition, no conversion will be permitted to the extent that, after giving effect to such conversion, the holder together with the certain related parties would beneficially own in excess of 4.99% of the Common Stock outstanding immediately after giving effect to such conversion, subject to certain adjustments.

The Company shall not issue any Common Stock upon conversion of the Convertible Debentures held by Yorkville if the issuance of such Common Stock underlying the Convertible Debentures would exceed the aggregate number of Common Stock that the Company may issue upon conversion of the Convertible Debentures in compliance with the Company’s obligations under the rules or regulations of Nasdaq Stock Market (the “Exchange Cap”). The Exchange Cap will not apply under certain circumstances, including if the Company obtains the approval of its stockholders as required by the applicable rules of the Nasdaq Stock Market for issuances of Common Stock in excess of such amount, including the Stockholder Approval, or if the Company obtains a written opinion from outside counsel to the Company that such stockholder approval is not required.

The Convertible Debentures provide the Company, subject to certain conditions, with an optional redemption right pursuant to which the Company, upon 10 trading days’ prior written notice to Yorkville (the “Redemption Notice”), may redeem in cash, in whole or in part, all amounts outstanding under the Convertible Debentures prior to the Maturity Date. The redemption amount shall be equal to the outstanding principal balance being redeemed by the Company, plus the redemption premium of 5% of the principal amount being redeemed if completed on or before the twelve-month anniversary of the issuance date, or 10% of the principal amount being redeemed if completed after the twelve-month anniversary of the issuance date, plus all accrued and unpaid interest as of the date of such redemption.

Pursuant to the terms of the Purchase Agreement, prior to the Company loaning, investing, transferring or downstreaming any cash proceeds, or assets or property acquired with cash proceeds from the issuance and sale of the Convertible Debentures to Innventure LLC (“Innventure LLC”), a wholly-owned subsidiary of the Company, Innventure LLC shall be obligated to enter into a global guaranty agreement (the “Guaranty”) in favor of Yorkville with respect to the Company’s obligations under the Purchase Agreement and the Convertible Debentures.

The foregoing descriptions of the Purchase Agreement, the Guaranty, and the Convertible Debentures do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed herewith as Exhibits 10.1, 10.2 and 4.1, respectively, and are incorporated herein by reference.

Registration Rights Agreement

In connection with the Purchase Agreement, on the First Closing Date, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with Yorkville pursuant to which Yorkville will be entitled to certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Registration Rights Agreement, the Company will be required to, on the 15th calendar day following the date the Company files its Annual Report on Form 10-K for the year ended December 31, 2024, file with the SEC (at its sole cost and expense) a registration statement (the “Registration Statement”) registering the resale by Yorkville of all Conversion Shares. Under the Registration Rights Agreement, Yorkville will also be granted demand registration rights and piggyback registration rights under certain conditions as described in the Registration Rights Agreement.

The Company will agree to use its best reasonable efforts to ensure that the Registration Statement is declared effective by the earlier of the date that is 60 calendar days following the filing of filing such Registration Statement or the fifth business day after the date the Company is notified by the SEC that the Registration Statement will not be reviewed or will not be subject to further review. The Company will also agree that, with respect to any additional registration statements filed pursuant to the Registration Rights Agreement, it will use its reasonable best efforts to ensure that such registration statement is declared effective by the earlier of the date that is 75 calendar days following the date on which the Company was required to file such registration statement and the fifth business day after the date the Company is notified by the SEC that such registration statement will not be reviewed or will not be subject to further review.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

WTI Warrants

The Company also agreed to issue two warrants to purchase up to an aggregate total of 300,000 shares of Common Stock (the “WTI Warrants”) to WTI Fund X, LLC and WTI Fund XI, LLC (the “WTI Holders”), respectively, as consideration for WTI Fund X, Inc., WTI Fund XI, Inc., WTI Fund X, LLC and WTI Fund XI, LLC (collectively, the “WTI Entities”) entering into a consent with the Company and Innventure LLC, dated March 21, 2025, pursuant to which, among other things, the WTI Entities consented to (i) the Company entering into the Purchase Agreement and the transactions contemplated thereby and (ii) to the Company’s issuance of its Series C Preferred Stock, par value $0.0001 per share, and the payoffs of certain related party loans (each as described in the Company’s Current Report on Form 8-K filed with the SEC on March 25, 2025). Each WTI Warrant will be exercisable into one share of Common Stock at a price of $0.01 per share (subject to certain limitations, adjustment and certain other rights to possible future financings in accordance with terms of the WTI Warrants) through March 31, 2035. The WTI Warrants include customary registration rights and change-of-control adjustments. The WTI Holders will also have the option to purchase up to $1.5 million (in the aggregate) or such amount as is necessary for each of the WTI Holders to maintain its pro rata ownership in certain future financings conducted by the Company, subject to customary exclusions.

The foregoing description of the WTI Warrants are qualified in their entirety by the terms and conditions of each of the WTI Warrants, the forms of which are filed herewith as Exhibits 4.2 and 4.3, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference. The issuance of the WTI Warrants, the Convertible Debentures and the Conversion Shares will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act. Yorkville represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that each of the Convertible Debentures and the Conversion Shares will be acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof. The Company has also agreed to register the sale of the shares of Common Stock underlying the WTI Warrants under the Securities Act.

Item 9.01	Exhibits and Financial Statements

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1^	Form of Convertible Debenture.
4.2^	Form of Warrant to Acquire Securities of Innventure, Inc., to be issued to WTI Fund X, LLC.
4.3^	Form of Warrant to Acquire Securities of Innventure, Inc., to be issued to WTI Fund XI, LLC.
10.1^	Securities Purchase Agreement, by and between Innventure, Inc. and YA II PN, Ltd., dated March 25, 2025.
10.2	Form of Global Guaranty Agreement, by Innventure, LLC.
10.3	Form of Registration Rights Agreement.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

^	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Innventure, Inc. agrees to furnish a copy of any omitted schedule to the SEC upon request.

Disclaimers and Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements. The forward-looking statements are based on the current expectations of the Company’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this Form 8-K. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  The risks and uncertainties include, but are not limited to, those factors discussed and identified in other public filings made with the SEC by the Company, including the Company’s most recent Quarterly Report on Form 10-Q, which is available on the Company’s Investor Relations website at www.ir.innventure.com and on the Securities and Exchange Commission website at www.sec.gov. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update forward-looking statements to reflect future events or circumstances. Capitalized terms shall have the meanings ascribed to such terms in the Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNVENTURE, INC.

Date: March 26, 2025	By:	/s/ David Yablunosky
	Name:	David Yablunosky
	Title:	Chief Financial Officer

Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE.  THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

INNVENTURE, INC.

Convertible Debenture

Original Principal Amount: $[20,000,000][10,000,000]
Issuance Date:  [_________]
Number: INV-[1][2]

FOR VALUE RECEIVED, INNVENTURE, INC., a company incorporated under the laws of the State of Delaware (the “Company”), hereby promises to pay to the order of YA II PN, LTD., or its registered assigns (the “Holder”) the amount set out above as the Original Principal Amount (or such lesser amount as reduced pursuant to the terms hereof pursuant to repayment,  redemption, conversion or otherwise, the “Principal”) and the Payment Premium or the Redemption Premium, as applicable, in each case when due, and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date it commences to accrue pursuant to the terms hereof, until the same becomes due and payable, whether upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). The Issuance Date (set forth above) is the date of the first issuance of this Convertible Debenture (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, this “Debenture”) regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture. This Debenture was originally issued pursuant to the Securities Purchase Agreement dated as of [____________], 2025, between the Company and the Buyers listed on the Schedule of Buyers attached thereto (as it may be amended from time to time, the “Securities Purchase Agreement”).  Certain capitalized terms used herein are defined in Section (14).

(1)          GENERAL TERMS

(a)        Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, together with the Payment Premium in respect of such Principal amount, and all interest and other amounts owing pursuant to the terms of this Debenture. The “Maturity Date” shall be [________], 202[__]1, as may be extended at the option of the Holder. Other than as specifically permitted by this Debenture, the Company may not prepay or redeem any portion of the outstanding Principal and accrued and unpaid Interest.

(b)          Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 0% (“Interest Rate”), which Interest Rate shall increase to an annual rate of 18% upon the occurrence of an Event of Default (for so long as such event remains uncured). Interest shall be calculated based on a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

(c)         Monthly Installment Payments.  On or before each date (each, an “Installment Date”) set forth on the repayment schedule attached hereto as Exhibit I (the “Repayment Schedule”), the Company shall repay a portion of the outstanding balance of this Debenture in an amount equal (i) the installment principal amount set forth on the Repayment Schedule as of such Installment Date (or the outstanding Principal if less than such amount (the “Installment Principal Amount”)), plus (ii) the Payment Premium in respect of such Installment Principal Amount, and (iii) accrued and unpaid interest hereunder as of each Installment Date (collectively, the “Installment Amount”). With respect to the payment of any Installment Amount by the Company hereunder, the Company shall, at its own option, repay each Installment Amount either (i) in cash on or before the Installment Date, or (ii) by submitting an Advance Notice (an “Advance Repayment”), or a series of Advance Notices, each with an Advance Date on or before the applicable Installment Date, or any combination of (i) or (ii) as determined by the Company. In respect of any Installment Amount, or portion thereof, to be repaid by the Company in cash, the Company shall pay such Installment Amount to the Holder by wire transfer of immediately available funds in cash on or before such Installment Date. If the Company elects (or is deemed to have elected, as set forth below) an Advance Repayment in accordance with this Section for all or a portion of an Installment Amount, then the Company shall deliver an Advance Notice to the Holder in accordance with the terms and conditions of the SEPA, that will have an Advance Date on or before the applicable Installment Date. Upon the closing of such Advance Notice in accordance with the SEPA, the Holder shall offset the amount due to be paid by the Holder to the Company under the SEPA against an equal amount of the Installment Amount to be paid by the Advance Repayment. If, on the Installment Date any portion of the Installment Amount remains unpaid, the Company shall repay such outstanding Payment Amount as a cash repayment in accordance with this Section.

For so long as this Debenture is outstanding, subject to the provisions of Section 4(j)(iii) of the Securities Purchase Agreement, or unless otherwise agreed by the Holder, if the Company delivers an Advance Notice under the SEPA, the Company shall be deemed to have elected an Advance Repayment in respect of such Advance Notice up to the Installment Amount due on such upcoming Installment Date, or subsequent Installment Dates, until this Debenture is fully repaid. Any conversion of this Debenture made by the Holder shall have the effect of reducing the amount due on any Installment Date (i) first, with respect to the amount due on the next Installment Date, and (ii) second, in reverse chronological order, starting with the last Installment Date in time, by the amount of such conversion.

1 Insert date 15 months from the First Closing Date (as defined in the SEPA).

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(d)          Optional Redemption. The Company at its option shall have the right, but not the obligation, to redeem (“Optional Redemption”) early all amounts outstanding under this Debenture as described in this Section; provided, that the Company provides the Holder with written notice (each, a “Redemption Notice”) of its desire to exercise an Optional Redemption, which Redemption Notice (i) shall be delivered to the Holder after the close of regular trading hours on a Trading Day, and (ii) may only be given if the VWAP of the Common Shares was less than the Conversion Price on the date such Redemption Notice is delivered, unless otherwise agreed by the Holder. Each Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Debenture to be redeemed and the Redemption Amount. The “Redemption Amount” shall be an amount equal to (a) the outstanding Principal balance plus (b) the Redemption Premium in respect of such Principal balance plus (c) all accrued and unpaid interest hereunder as of the date of such redemption. After receipt of a Redemption Notice, the Holder shall have ten (10) Trading Days (beginning with the Trading Day immediately following the date such Redemption Notice is delivered to the Holder in accordance with this term of this Section 1(d)) to elect to convert all or any portion of this Debenture. On the eleventh (11th) Trading Day following the delivery of the applicable Redemption Notice, the Company shall deliver to the Holder the Redemption Amount with respect to the Principal amount redeemed to the extent not converted and otherwise after giving effect to conversions or other payments made during such ten (10) Trading Day period.

(e)         Other than as specifically set forth in this Debenture, the Company shall not have the ability to make any early repayments without the consent of or at the request of the Holder.

(f)          Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(2)          EVENTS OF DEFAULT.

(a)         An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) shall have occurred:

(i)          The Company’s failure to pay to the Holder any amount of Principal, Redemption Amount, Payment Premium, Interest, or other amounts when and as due under this Debenture or any other Transaction Document within seven (7) Trading Days after such payment is due;

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(ii)           (A) The Company shall commence, or there shall be commenced against the Company, any proceeding under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company, in any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty one (61) days; (B) the Company is adjudicated insolvent or bankrupt; (C) any order of relief or other order approving any such case or proceeding is entered; (D) the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of sixty one (61) days; (E) the Company makes a general assignment of all or substantially all of its assets for the benefit of creditors;  (F) the Company shall fail to pay its debts generally as they become due; or (G) any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

(iii)           The Company shall default in any of its obligations under any note, debenture, mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $500,000 (other than obligations under this Debenture or any other Transaction Document), whether such indebtedness now exists or shall hereafter be created and such default is not cured within the time prescribed by the documents governing such indebtedness, and as a result, such indebtedness becomes or is declared due and payable; provided, however, in no event shall this provision apply to any note, debenture, mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement by and between the Company and any Subsidiary of the Company with an aggregate outstanding principal amount not exceeding $1,000,000;

(iv)         A final judgment or judgments for the payment of money singularly or in the aggregate in excess of $500,000 are rendered against the Company and which judgment(s) are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a creditworthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(v)            The Common Shares shall cease to be quoted or listed for trading, as applicable, on any Principal Market for a period of ten (10) consecutive Trading Days;

(vi)          The Company shall be a party to any Change of Control Transaction unless in connection with such Change of Control Transaction this Debenture is redeemed or retired;

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(vii)          The Company’s (A) failure to deliver the required number of Common Shares to the Holder within three (3) Trading Days after the applicable Share Delivery Date, which failure is not a result of any action or inaction of the Holder, or (B) notice, written or oral, to any holder of the Debenture, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of all or a portion of this Debenture into Common Shares that is tendered in accordance with the provisions of this Debenture;

(viii)        The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined below) within five (5) Business Days after such payment is due;

(ix)           The Company’s failure to timely file with the Commission any Periodic Report in accordance with the laws and regulations of the Commission for the filing thereof on or before the due date of such filing as established by the Commission, it being understood, for the avoidance of doubt, that due date includes any permitted filing deadline extension under Rule 12b-25 under the Exchange Act;

(x)          Any representation or warranty made or deemed to be made by or on behalf of the Company in or in connection with any Transaction Document, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty already qualified by a materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;

(xi)         The Company uses the proceeds of the issuance of this Debenture, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulations T, U and X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof), or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose; or

(xii)          Any Event of Default (as defined in the Other Debentures or in any Transaction Document other than this Debenture) occurs with respect to any Other Debentures.

(b)        During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred and is continuing (other than an event with respect to the Company described in Section (2)(a)(ii)), the full unpaid Principal amount of this Debenture, together with the Payment Premium(s) in respect of the Principal Amount that was due and payable on the date of the Event of Default, and all interest and other amounts owing in respect of this Debenture to the date of acceleration, shall become, at the Holder’s election given by notice pursuant to Section (6), immediately due and payable in cash; provided that, in the case of any event with respect to the Company described in Section (2)(a)(ii), the full unpaid Principal amount of this Debenture, together with the Payment Premium(s) in respect of the Principal Amount that was due and payable on the date of the Event of Default, and all accrued and unpaid interest and other amounts owing in respect of this Debenture to the date of acceleration, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert, on one or more occasions all or part of the Debenture in accordance with Section (3) (and subject to the limitations set out in Section (3)(c)(i) and Section (3)(c)(ii)) at any time after an Event of Default has occurred and is continuing until all amounts outstanding under this Debenture have been repaid in full. The Holder need not provide, and the Company hereby waives, any presentment demand, protest or other notice of any kind (other than any required notice of conversion), and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder in writing at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

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(3)         CONVERSION OF DEBENTURE. This Debenture shall be convertible into Common Shares, on the terms and conditions set forth in this Section (3).

(a)           Conversion Right.  Subject to the limitations of Section (3)(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable Common Shares in accordance with Section (3)(b), at the Conversion Price. The number of Common Shares issuable upon conversion of any Conversion Amount pursuant to this Section (3)(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price.  The Company shall not issue any fraction of a Common Shares upon any conversion. All calculations under this Section (4) shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of a Common Share, the Company shall round such fraction of a Common Share up to the nearest whole share.  The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Shares upon conversion of any Conversion Amount.

(b)           Mechanics of Conversion.

(i)            Optional Conversion.  To convert any Conversion Amount into Common Shares on any date (a “Conversion Date”), the Holder shall (A) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit II (the “Conversion Notice”) to the Company and (B) if required by Section (3)(b)(iii), surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture in the case of its loss, theft or destruction).  On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates or the book-entry position of the Common Shares and provided that the Company’s transfer agent (the “Transfer Agent”) is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, instruct such Transfer Agent to credit such aggregate number of Common Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate or book-entry position, registered in the name of the Holder or its designee, for the number of Common Shares to which the Holder shall be entitled. If this Debenture is physically surrendered for conversion and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Debenture and at its own expense, issue and deliver to the holder a new Debenture representing the outstanding Principal not converted. The Person or Persons entitled to receive the Common Shares issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such Common Shares upon the transmission of a Conversion Notice.

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(ii)           Company’s Failure to Timely Convert.  If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Date to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of Common Shares to which the Holder is entitled upon such Holder’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the Common Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Shares to which the Holder is entitled with respect to such Conversion Notice and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares, multiplied by (B) the Closing Price on the Conversion Date.

(iii)           Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A) the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture.  The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon any conversion.

(c)           Limitations on Conversions.

(i)             Beneficial Ownership.  The Holder shall not have the right to convert any portion of this Debenture to the extent that after giving effect to such conversion, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to such conversion. Since the Holder will not be obligated to report to the Company the number of Common Shares it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of Common Shares in excess of 4.99% of the then outstanding Common Shares without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a Principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder or under the rules and regulations of the Principal Market, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum Principal amount permitted to be converted on such Conversion Date in accordance with Section (3)(a) and, any Principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Debenture. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

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(ii)             RESERVED.

(d)           Other Provisions.

(i)              All calculations under this Section (3) shall be rounded to the nearest $0.0001 or whole share.

(ii)            So long as this Debenture or any Other Debentures remain outstanding, the Company shall have reserved from its duly authorized share capital, and shall have instructed the Transfer Agent to irrevocably reserve, the maximum number of Common Shares issuable upon conversion of this Debenture and the Other Debentures (assuming for purposes hereof that (x) this Debenture and such Other Debentures are convertible at the Conversion Price as of the date of determination, and (y) any such conversion shall not take into account any limitations on the conversion of the Debenture or Other Debentures set forth herein or therein (the “Required Reserve Amount”)), provided that at no time shall the number of Common Shares reserved pursuant to this Section (3)(d)(ii) be reduced other than pursuant to the conversion of this Debenture and the Other Debentures in accordance with their terms, and/or cancellation, or reverse stock split. If at any time while this Debenture or any Other Debentures remain outstanding, the Company does not have a sufficient number of authorized and unreserved Common Shares to satisfy its obligations for the conversion of this Debenture, the Company will promptly take all corporate action necessary to propose to a meeting of its stockholders an increase of its authorized share capital necessary to meet the Company’s obligations pursuant to this Debenture, and cause its board of directors to recommend to the stockholders that they approve such proposal.

(iii)          Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section (2) herein for the Company’s failure to deliver certificates representing Common Shares upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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(iv)         Legal Opinions.  The Company is obligated to cause its legal counsel to deliver legal opinions to the Company’s transfer agent in connection with any legend removal upon the expiration of any holding period or other requirement for which the Underlying Shares may bear legends restricting the transfer thereof; provided that the Holder shall provide to the Company and its counsel certificates and letters of representation, if any, that are reasonably required and customary under the circumstances to effect such legend removal. To the extent a legal opinion is not provided (either timely or at all), then the Company agrees to reimburse the Holder for all reasonable costs incurred by the Holder in connection with any legal opinions paid for by the Holder in connection with the removal of such legends in connection with a sale or transfer of the Underlying Shares. The Holder shall notify the Company of any such costs and expenses it incurs that are referred to in this section from time to time and all amounts owed hereunder shall be paid by the Company with reasonable promptness.

(e)          Adjustment of Conversion Price upon Subdivision or Combination of Common Shares.  If the Company, at any time while this Debenture is outstanding, shall (i) pay a stock dividend or otherwise make a distribution or distributions on its Common Shares or any other equity or equity equivalent securities payable in Common Shares, (ii) subdivide outstanding Common Shares into a larger number of shares, (iii) combine (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares, or (iv) issue by reclassification of Common Shares any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of Common Shares outstanding after such event. Any adjustment made pursuant to this Section shall become effective, in the case of a dividend distribution, immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution or, in the case of a subdivision, combination or re-classification, and shall become effective immediately after the effective date of such subdivision, combination or re-classification.

(f)            [RESERVED]

(g)       Other Corporate Events.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Debenture, at the Holder’s option, (i) in addition to the Common Shares receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such Common Shares had such Common Shares been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Debenture) or (ii) in lieu of the Common Shares otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Shares in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration (as opposed to Common Shares) at a conversion rate for such consideration commensurate with the Conversion Price.  Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders.  The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture.

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(h)         Whenever the Conversion Price is adjusted pursuant to the terms hereof, the Company shall promptly provide the Holder with a written notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(i)           In case of any (1) merger or consolidation of the Company with or into another Person, or (2) sale by the Company of substantially all of the assets of the Company in one or a series of related transactions, a Holder shall have the right to convert the aggregate amount of this Debenture then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Shares following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the Common Shares into which such aggregate Principal amount of this Debenture could have been converted immediately prior to such merger, consolidation or sales would have been entitled. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(4)          REISSUANCE OF THIS DEBENTURE.

(a)          Transfer.  If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section (4)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid Interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section (4)(d)) to the Holder representing the outstanding Principal not being transferred.  The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section (3)(b)(iii) following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.

(b)        Lost, Stolen or Mutilated Debenture.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and substance and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section (4)(d)) representing the outstanding Principal.

(c)          Debenture Exchangeable for Different Denominations.  This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section (4)(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

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(d)          Issuance of New Debentures.  Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section (4)(a) or Section (4)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(5)         NOTICES.  Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter or electronic mail (“e-mail”) and will be deemed to have been delivered (i) upon receipt, when delivered personally, (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, as applicable or (iii) receipt, when sent by e-mail, and, in each case of the foregoing clauses (i), (ii) and (iii), properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:	INNVENTURE, INC.
6900 Tavistock Lakes Blvd, Suite 400 Orlando, FL 32827 Telephone: (610) 996-1767 Attention: Suzanne Niemeyer, General Counsel E-Mail: legalnotices@innventure.com

with a copy (which shall not constitute notice) to:	Jones Day 1221 Peachtree Street, N.E., Suite 400 Atlanta, GA 30361 Telephone: (404) 581-8967 Attention: Joel T. May, Esq. E-Mail: jtmay@jonesday.com

If to the Holder:	YA II PN, Ltd
c/o Yorkville Advisors Global, LLC 1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Telephone: 201-985-8300
Email: Legal@yorkvilleadvisors.com

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or at such other address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party in accordance with this Section at least three (3) Business Days prior to the effectiveness of such change.  Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (c) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt from a nationally recognized overnight delivery service or receipt by e-mail in accordance with clause (i), (ii) or (iii) above, respectively.

(6)         Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, Interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the currency, herein prescribed. This Debenture is a direct obligation of the Company. As long as this Debenture is outstanding, the Company shall not and shall cause each of its subsidiaries not to, without the consent of the Holder, enter into any agreement, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability of the Company to perform its obligations under the this Debenture, including, without limitation, the obligation of the Company to make cash payments hereunder.

(7)        This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into Common Shares in accordance with the terms hereof.

(8)          CHOICE OF LAW; VENUE; WAIVER OF JURY TRIAL

(a)         Governing Law.  This Debenture and the rights and obligations of the Parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b)           Jurisdiction; Venue; Service.

(i)             The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(ii)             The Company agrees that venue shall be proper in any court of the Governing Jurisdiction or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

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(iii)          Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Holder arising out of or based upon this Debenture or any matter relating to this Debenture, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction.  The Company shall not file any counterclaim against the Holder in any suit, claim, action, litigation or proceeding brought by the Holder against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Holder brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Holder against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Holder in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Holder arising out of or based upon this Debenture or any matter relating to this Debenture, or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Holder agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iv)          The Company and the Holder irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by e-mail or the mailing of copies thereof by registered or certified mail postage prepaid, to it at the e-mail address or physical address, as applicable, provided for notices in this Note, such service to become effective thirty (30) days after the date of such e-mail or mailing, as applicable.

(v)             Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c)        THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS DEBENTURE OR ANY MATTER RELATING TO THIS DEBENTURE, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE.  THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

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(9)        If the Company fails to strictly comply with the terms of this Debenture, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(10)       Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

(11)       If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any Interest or other amount deemed Interest due hereunder shall violate applicable laws governing usury, the applicable rate of Interest due hereunder shall automatically be lowered to equal the maximum permitted rate of Interest.

(12)        CERTAIN DEFINITIONS.  For purposes of this Debenture, the following terms shall have the following meanings:

(a)           “Advance Date” shall have the meaning set forth in the SEPA.

(b)           “Advance Notice” shall have the meaning set forth in the SEPA.

(c)           “Advance Repayment” shall have the meaning set forth in Section (1)(c).

(a)          “Approved Stock Plan” means any employee benefit plan or share incentive plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

(b)        “Bloomberg” means Bloomberg Financial Markets (or if not available, a similar service provider of national recognized standing).

(c)          “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

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(d)           “Buy-In” shall have the meaning set forth in Section (3)(b)(ii).

(e)           “Buy-In Price” shall have the meaning set forth in Section (3)(b)(ii).

(f)           “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting power of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) the closing of any privatization (i.e., a take-private transaction), (c) the closing of a transaction that constitutes a management buyout of the existing stockholders or the closing of a transaction that constitutes a stockholder buyout in which one or more stockholders that previously had a controlling interest in Company acquire the interests of all of the non-controlling stockholders, (d) the closing of any sale, lease, license, transfer or other disposition or sale of all or substantially all of the assets of the Company in one or a series of related transactions, or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a) or (b). No transfer to a wholly-owned Subsidiary shall be deemed a Change of Control Transaction under this provision.

(g)          “Closing Price” means the price per share in the last reported trade of the Common Shares on a Principal Market or on the exchange which the Common Shares is then listed as quoted by Bloomberg.

(h)           “Commission” means the Securities and Exchange Commission.

(i)          “Common Shares” means the shares of common stock, par value $0.0001, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.

(j)           “Conversion Amount” means the portion of the Principal, Interest, or other amounts outstanding under this Note to be converted, redeemed or otherwise with respect to which this determination is being made.

(k)          “Conversion Date” shall have the meaning set forth in Section (3)(b)(i).

(l)           “Conversion Failure” shall have the meaning set forth in Section (3)(b)(ii).

(m)          “Conversion Notice” shall have the meaning set forth in Section (3)(b)(i).

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(n)         “Conversion Price” means, as of any Conversion Date or other date of determination, $10.00 per Common Share, provided that, on each of [____]2 (the “First Reset Date”) and [____]3 (the “Second Reset Date” and collectively, a “Reset Date”) the Conversion Price shall be adjusted (downwards only) to equal the lower of the Conversion Price then in effect or the average VWAP for the ten (10) Trading Days immediately prior to the applicable Reset Date. The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Note.

(o)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)          “Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person and the Company is the non-surviving company (other than a merger or consolidation with a wholly owned Subsidiary of the Company for the purpose of redomiciling the Company), (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to tender or exchange all of their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Shares or any compulsory share exchange pursuant to which the Common Shares is effectively converted into or exchanged for other securities, cash or property.

(q)           “Installment Amount” shall have the meaning set forth in Section (1)(c).

(r)           “Installment Date” shall have the meaning set forth in Section (1)(c).

(s)           “Installment Principal Amount” shall have the meaning set forth in Section (1)(c).

(t)           “Material Adverse Effect” has the meaning given such term in the Securities Purchase Agreement.

(u)           “Optional Redemption” shall have the meaning set forth in (1)(d).

(v)          “Other Debentures” means any other debentures issued pursuant to the Securities Purchase Agreement and any other debentures, notes, or other instruments issued in exchange, replacement, or modification of the foregoing.

(w)          “Payment Premium” means 5% of the Principal Amount being paid.

(x)        “Periodic Report” shall mean each of the Company’s reports required to be filed by the Company with the Commission under applicable laws and regulations (including, without limitation, Regulation S-K), including annual reports (on Form 10-K) and quarterly reports (on Form 10-Q), for so long as any amounts are outstanding under this Debenture.

2 Insert the date that is the 6-month anniversary of the First Closing Date.

3 Insert the date that is the 9-month anniversary of the First Closing Date.

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(y)          “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(z)          “Principal Market” means the Nasdaq Stock Market; provided however, that in the event the Company’s Common Shares are ever listed or traded on any of the New York Stock Exchange, the NYSE American, or any such successor thereto, the “Principal Market” shall mean that market on which the Common Shares are then listed or traded.

(aa)          “Redemption Amount” shall have the meaning set forth in Section (1)(d).

(bb)         “Redemption Notice” shall have the meaning set forth in Section (1)(d).

(cc)       “Redemption Premium” mean, in respect of an Optional Redemption completed on or before the twelve-month anniversary of the Issuance Date, 5% of the Principal Amount being paid, and in respect of an Optional Redemption completed after the twelve-month anniversary of the Issuance Dat, 10% of the Principal Amount being paid.

(dd)         “Registration Rights Agreement” has the meaning given such term in the Securities Purchase Agreement.

(ee)         “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.

(ff)          “Repayment Date” shall have the meaning set forth in Section (1)(c).

(gg)        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(hh)       “SEPA” means the Standby Equity Distribution Agreement entered into between the Company and the Holder on October 24, 2023.

(ii)          “Share Delivery Date” shall have the meaning set forth in Section (3)(b)(i).

(jj)       “Subsidiary” shall mean any Person in which the Company, directly or indirectly, (x) owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person or (y) controls or operates all or substantially all of the business, operations or administration of such Person, and the foregoing are collectively referred to herein as “Subsidiaries.”

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(kk)         “Trading Day” means a day on which the Common Shares are quoted or traded on a Principal Market on which the Common Shares are then quoted or listed; provided, that in the event that the Common Shares are not listed or quoted, then Trading Day shall mean a Business Day.

(ll)          “Transaction Document” has the meaning given such term in the Securities Purchase Agreement.

(mm)       “Underlying Shares” means the Common Shares issuable upon conversion of this Debenture in accordance with the terms hereof.

(nn)       “VWAP” means, for any Trading Day, the daily volume weighted average price of the Common Shares for such Trading Day on the Principal Market during regular trading hours as reported by Bloomberg L.P.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
INNVENTURE INC.

By:
Name:
Title:

EXHIBIT I

A.	REPAYMENT SCHEDULE FOR THE FIRST CLOSING

B.	REPAYMENT SCHEDULE FOR THE SECOND CLOSING

EXHIBIT II
CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Debenture)

TO: INNVENTURE, INC

Via Email:

The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Conversion Amount of Debenture No. INV-[1][2] into Common Shares of INNVENTURE, INC., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Principal Amount to be Converted:

Accrued Interest to be Converted:

Total Conversion Amount to be converted:

Conversion Price:

Number of Common Shares to be issued:

Please issue the Common Shares in the following name and deliver them to the following account:

Issue to:

Broker DTC Participant Code:

Account Number:

Authorized Signature:

Name:

Title:

Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE AND DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Date of Issuance: [_], 2025

WARRANT TO ACQUIRE

SECURITIES OF

INNVENTURE, INC.

(Void after March 31, 2035)

This certifies that WTI Fund X, LLC, a Delaware limited liability company, or assigns (“Holder”), for value received, is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, to acquire from INNVENTURE, INC., a Delaware corporation formerly known as Learn SPAC Holdco, Inc. (“Company”), the Applicable Number (hereinafter defined) of fully paid and nonassessable shares of, at Holder’s option, either (i) the common stock of Company (“Common Stock”) or (ii) any Subsequent Round Stock (hereinafter defined) of Company (the Common Stock and the Subsequent Round Stock, as applicable, are sometimes referred to herein as the “Warrant Stock”), for cash, at a purchase price equal to $0.01 per share (the “Stock Purchase Price”). Holder may also exercise this Warrant on a cashless or “net issuance” basis as described in Section 1(b) below. Capitalized terms used herein and not otherwise defined in this Warrant shall have the meaning(s) ascribed to them in the Loan and Security Agreement, dated as of October 22, 2024, by and between Company, WTI Fund X, Inc. and WTI Fund XI, Inc. (the “Loan Agreement”).

“Applicable Number” means the number of shares of Warrant Stock acquirable hereunder obtained by dividing (A) $2,250,000 (the “Coverage Amount”), by (B) the Exercise Price (hereinafter defined). If in any case the Applicable Number includes a fraction then the fraction shall be rounded down to the closest integral number.

“Exercise Price” means:  (i) if Holder chooses for this Warrant to be exercisable for Common Stock, the VWAP (hereinafter defined) of the Company’s Common Stock over the thirty (30) Trading Days (hereinafter defined) ending on the Trading Day immediately preceeding the date of this Warrant (the “Initial Exercise Price”); provided, however, that if, as of the date which is eighteen (18) months after the date of this Warrant, the VWAP of Company’s Common Stock over the five (5) Trading Days ending on the Trading Day immediately preceding such eighteen (18) month anniversary is less than the Initial Exercise Price then the Exercise Price shall be reduced to such lower VWAP; or (ii) if Holder chooses for this Warrant to be exercisable for Subsequent Round Stock, the corresponding Subsequent Round Price (hereinafter defined). “VWAP” means, for Company’s Common Stock for a specified period, the dollar volume-weighted average price for such Common Stock on the Principal Market (hereinafter defined), for such period, as reported by Bloomberg through its “AQR” function, subject to appropriate adjustments for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period. “Trading Day” means any day on which the Principal Market is open for trading (regular way), including any day on which it is open for trading (regular way) for a period of time less than the customary time. “Principal Market” means the principal national securities exchange on which Company’s Common Stock is then listed or traded.

“Subsequent Round Price” means the lowest price per share paid by any Person for Company’s equity securities (as applicable, the “Subsequent Round Stock”) issued in a corresponding Subsequent Round (hereinafter defined), including for this purpose the value of all consideration given by any Person for such equity securities and specifically including any discounts afforded to any Person upon conversion of any convertible security (e.g., a promissory note or a “simple agreement for future equity” (i.e., a SAFE)) held by any such Person in connection with the corresponding Subsequent Round or otherwise. “Subsequent Round” means each and every round of equity financing after the date hereof where either (x) Company receives gross cash proceeds of at least $10,000,000 in a single transaction or series of related transactions, (y) there are punitive terms (e.g., a round of financing that effectuates a recapitalization of Company) or (z) the securities Company sells or issues have a liquidation preference, and in each case, includes (and Holder shall be entitled to receive (as calculated in relation to the Coverage Amount)) any options, warrants, or other convertible securities or similar consideration, if any, issued or delivered to any Person in connection with such Person’s acquisition of the corresponding Subsequent Round Stock. For the avoidance of doubt, Holder’s option to have this Warrant be exercisable for Subsequent Round Stock shall be a continuing option as to each and every Subsequent Round, provided that such option shall apply to the entire Warrant. Company and Holder acknowledge and agree that a Subsequent Round could include additional issuances of shares of Company’s Common Stock to investors primarily for the purpose of raising capital.

Notwithstanding anything to the contrary in the preceding paragraphs, if prior to a corresponding Subsequent Round Company consummates a Bridge Financing (hereinafter defined) then Holder may elect to surrender this Warrant to Company at any time prior to the occurrence of a Trigger Event (hereinafter defined) and receive in exchange therefor (in lieu of all rights to purchase shares of either Common Stock or Subsequent Round Stock represented by this Warrant), all of the same consideration, securities, instruments (e.g., convertible promissory notes) and rights (collectively, the “Bridge Financing Consideration”) that Holder would have received had it participated as a lender in such Bridge Financing with a loan in the notional principal amount equal to the Coverage Amount; provided, however, that (i) if Holder exercises its right set forth hereunder, Holder shall be required to enter into the same definitive documents executed by the other lenders in such Bridge Financing and (ii) if Holder exercises its right set forth hereunder, Holder shall be required to comply with the same timeline as the other lenders in such Bridge Financing. “Bridge Financing” means each and every round of debt financing effected by Company after the date hereof, whether the purpose of such financing is to bridge Company to a Subsequent Round or a Liquidity Event (as such term is defined in Section 4.3 hereof). “Trigger Event” means the occurrence of an event that will trigger the conversion or repayment of the corresponding Bridge Financing Consideration. Company agrees to provide Holder with prior written notice of the occurrence of a Trigger Event.

In the event Company sells or issues any of its securities prior to the Expiration Date in a manner that would qualify as a “Subsequent Round,” Company shall provide Holder with written notice of such sale or issuance no later than five (5) Business Days (hereinafter defined) after the date of such sale or issuance, including the price and terms of such securities (the “Subsequent Securities”). “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or governmental action to close. In the event Holder determines, in its sole and absolute discretion, that any Subsequent Securities contain terms more favorable to the holder(s) thereof than the terms set forth in this Warrant and/or the Warrant Stock acquirable hereunder, Holder may elect to exchange this Warrant for the equivalent dollar value of such Subsequent Securities; provided, however, that the failure of Company to deliver such written notice shall not affect the rights of Holder to so exchange this Warrant as set forth herein.

As soon as reasonably practicable after the occurrence or non-occurrence of the latest event or condition necessary to determine (i) the actual number and type of shares of Warrant Stock acquirable hereunder or (ii) the Exercise Price, if applicable, Company shall deliver a supplement to this Warrant (subsequent to a request by Holder therefor), in substantially the form of Exhibit “A” attached hereto, specifying the total number and (if applicable) series of shares of Warrant Stock acquirable hereunder after giving effect to the foregoing calculations, and otherwise completed with such quantity and price terms and other information as have been determined as a result of the occurrence or non-occurrence of such events or conditions. The provisions of such supplement, once completed and executed, shall control the interpretation and exercise of this Warrant; provided, however, that the failure of Company to deliver such supplement shall not affect the rights of Holder to receive the number and type of shares of Warrant Stock as set forth herein.

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Subject to Section 4.3, this Warrant may be exercised at any time or from time to time up to and including 5:00 p.m. (Pacific time) on March 31, 2035 (the “Expiration Date”), upon surrender to Company at its principal office at 6900 Tavistock Lakes Boulevard, Suite 400, Orlando, Florida 32827 (or at such other location as Company may advise Holder in writing) of this Warrant properly endorsed with the form of subscription attached hereto (the “Form of Subscription”) duly completed and signed and upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the number of shares purchasable hereunder are subject to further adjustment as provided in Section 4 of this Warrant.

This Warrant is subject to the following terms and conditions:

1.	Exercise; Issuance of Certificates; Payment for Shares; Exercise Limitations.

(a)         Unless an election is made pursuant to clause (b) of this Section 1, this Warrant shall be exercisable at the option of Holder, at any time or from time to time, on or before the Expiration Date for all or any portion of the shares of Warrant Stock (but not for a fraction of a share) which may be purchased hereunder for the Stock Purchase Price multiplied by the number of shares to be purchased. Company agrees that the shares of Warrant Stock purchased under this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which the Form of Subscription shall have been delivered and payment made for such shares. Subject to the provisions of Section 2, certificates for the shares of Warrant Stock so purchased, together with any other securities or property to which Holder is entitled upon such exercise, shall be delivered to Holder by Company at Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised. Except as provided in clause (b) of this Section 1, in case of a purchase of less than all the shares which may be purchased under this Warrant, Company shall cancel this Warrant and execute and deliver a new warrant or warrants of like tenor for the balance of the shares purchasable under this Warrant surrendered upon such purchase to Holder within a reasonable time. Each stock certificate so delivered shall be in such denominations of Warrant Stock as may be requested by Holder and shall be registered in the name of such Holder or such other name as shall be designated by such Holder, subject to the limitations contained in Section 2.

(b)         Holder, in lieu of exercising this Warrant by the cash payment of the Stock Purchase Price pursuant to clause (a) of this Section 1, may elect, at any time on or before the Expiration Date, to surrender this Warrant and receive that number of shares of Common Stock computed using the following formula:

Where:	X	=	the number of shares of Warrant Stock to be issued to Holder.

Y	=	the number of shares of Warrant Stock that Holder would otherwise have been entitled to purchase hereunder pursuant to Section 1(a) (or such lesser number of shares as Holder may designate in the case of a partial exercise of this Warrant).

A	=	the Per Share Price (as defined in Section 1(c) below) of one (1) share of Warrant Stock at the time the net issuance election under this Section 1(b) is made.

B	=	the Stock Purchase Price then in effect.

Election to exercise under this Section 1(b) may be made by delivering a signed Form of Subscription to Company via facsimile or electronic mail, to be followed by delivery of this Warrant.

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(c)          For purposes of Section 1(b), “Per Share Price” means:

(i)          If the Warrant Stock is traded on a securities exchange or actively traded over-the-counter:

(1)        If the Warrant Stock is traded on a securities exchange, the Per Share Price shall be deemed to be the closing price of the Warrant Stock as quoted on any exchange, as published on Yahoo! Finance (or a successor thereto or equivalent publisher) for the trading day immediately prior to the date of Holder’s election hereunder.

(2)        If the Warrant Stock is actively traded over-the-counter, the Per Share Price shall be deemed to be the closing bid or sales price, whichever is applicable, of the Warrant Stock for the trading day immediately prior to the date of the Holder’s election hereunder.

(ii)         If (i) is not applicable, the Per Share Price shall be the price per share determined in good faith by the Board of Directors of Company (the “Board”) based on relevant facts and circumstances at the time of the net exercise under Section 1(b), including in the case of a Liquidity Event the consideration receivable by the holders of the Warrant Stock in such Liquidity Event and the liquidation preference (including any declared but unpaid dividends), if any, then applicable to the corresponding Warrant Stock.

(d)         Notwithstanding anything herein to the contrary, Company shall not issue to Holder any Warrant Stock to the extent such shares after giving effect to such issuance after exercise and when added to the number of shares of Common Stock (1) issued or issuable upon exercise of the Warrant to Acquire Securities of Innventure, Inc., dated October 22, 2024, by and between Company and WTI FUND X, LLC, (2) issued or issuable upon exercise of the Warrant to Acquire Securities of Innventure, Inc., dated October 22, 2024, by and between Company and WTI FUND XI, LLC, (3) issued and issuable upon conversion of any shares of Series B preferred stock issued pursuant to the Investment Agreement, dated September 27, 2024, by and among Learn SPAC Holdco, Inc. and the purchasers listed on Schedule I thereto, (4) issued or issuable upon exercise of the Warrant to Acquire Securities of Innventure, Inc., dated March 31, 2025, by and between Company and WTI Fund XI, LLC, and (5) issued and issuable in connection with any other transaction that would result in the number of shares of Common Stock issued in private offerings exceeding the aggregate number of Common Stock the Company is permitted to issue under the Nasdaq Stock Market rules without obtaining Stockholder Approval (hereinafter defined), would:

(i)         result in Holder (together with Holder’s affiliates) (a) beneficially owning in excess of 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to such issuance (the “Maximum Aggregate Ownership Amount”) or (b) controlling in excess of 19.99% of the total voting power of Company’s securities outstanding immediately after giving effect to such issuance that are entitled to vote on a matter being voted on by holders of the Common Stock (the “Maximum Aggregate Voting Amount”), unless and until Company obtains stockholder approval permitting such issuances in accordance with applicable Nasdaq Stock Market rules (“Stockholder Approval”); and

(ii)         result in the aggregate number of shares of Common Stock issued exceeding 19.99% of the outstanding Common Stock as of the date immediately preceding the date hereof (the “Issuance Cap”) unless and until Company obtains Stockholder Approval.

For purposes of this Section 1(d), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

For purposes of this Section 1(d), in determining the number of outstanding shares of Common Stock, Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the U.S. Securities and Exchange Commission (the “SEC”), (ii) a more recent public announcement by Company, or (iii) any other notice by Company or Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of Holder, Company shall within two Business Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.

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If on any attempted exercise of this Warrant, the issuance of the shares of Warrant Stock would exceed the Maximum Aggregate Ownership Amount, the Maximum Aggregate Voting Amount or the Issuance Cap, and Company shall not have previously obtained Stockholder Approval at the time of exercise, then Company shall issue to Holder requesting exercise such number of shares of Warrant Stock as may be issued below the Maximum Aggregate Ownership Amount, Maximum Aggregate Voting Amount or the Issuance Cap, as the case may be, and, with respect to the remainder of the aggregate number of shares of Warrant Stock, this Warrant shall not be convertible until and unless Stockholder Approval has been obtained. Company agrees to seek such Stockholder Approval as soon as reasonably practicable to enable Holder to exercise this Warrant and acquire the number of shares of Warrant Stock desired by Holder.

2.            Limitation on Transfer.

(a)         This Warrant and the Warrant Stock shall not be transferable, except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and except as otherwise permitted by the federal securities laws and the rules and regulations thereunder. Each holder of this Warrant or the Warrant Stock issuable hereunder will cause any proposed transferee of the Warrant or Warrant Stock to (i) agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2 and (ii) comply with the applicable provisions of the federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing and any other provision of this Section 2, Holder may freely transfer all or part of this Warrant or the shares issuable upon exercise of this Warrant (or the securities acquirable, directly or indirectly, upon conversion of the shares, if any) at any time to any affiliate of Holder, by giving Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to Company for reissuance to the transferees(s) (and Holder, if applicable) to the extent permitted by the federal securities laws and the rules and regulations thereunder.

(b)         Each certificate representing (i) this Warrant, (ii) the Warrant Stock, (iii) shares of Company’s Common Stock issued upon conversion of the corresponding Subsequent Round Stock and (iv) any other securities issued in respect to the corresponding Subsequent Round Stock or Common Stock issued upon conversion of the corresponding Subsequent Round Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of this Section 2 or unless such securities have been registered under the Securities Act or sold under Rule 144) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE AND DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(c)        Holder and each person to whom this Warrant is subsequently transferred represents and warrants to Company (by acceptance of such transfer) that it will not transfer this Warrant (or securities acquirable upon exercise hereof unless a registration statement under the Securities Act was in effect with respect to such securities at the time of issuance thereof) except pursuant to (i) an effective registration statement under the Securities Act, (ii) Rule 144 under the Securities Act (or any other rule under the Securities Act relating to the disposition of securities), (iii) an opinion of counsel, reasonably satisfactory to counsel for Company, that an exemption from such registration is available, or (iv) Company otherwise satisfies itself that such transaction is exempt from registration.

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(d)         Holder shall maintain a register for the recordation of the names and addresses of any Persons owning an interest in this Warrant pursuant to the terms hereof from time to time, and, in order for any transfer of this Warrant to become effective, shall amend such register to reflect any transfer otherwise properly affected pursuant to this Section 2.

3.           Shares to be Fully Paid; Reservation of Shares. Company covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Warrant Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.  Company will take all such action with commercially reasonable efforts as may be necessary to assure that such shares of Warrant Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Warrant Stock may be listed. Company will not take any action which would result in any adjustment of the Stock Purchase Price (as described in Section 4 hereof) (i) if the total number of shares of Warrant Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Warrant Stock then outstanding and all shares of Warrant Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Warrant Stock then authorized by Company’s Certificate of Incorporation, as amended and restated from time to time (the “Charter”), (ii) if the total number of shares of Common Stock issuable after such action upon the conversion of all such shares of Warrant Stock together with all shares of Common Stock then outstanding and then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding would exceed the total number of shares of Common Stock then authorized by the Charter or (iii) if the par value per share of the Warrant Stock would exceed the Stock Purchase Price.

4.           Adjustment of Stock Purchase Price and Number of Shares. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Stock Purchase Price, Holder shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

4.1        Subdivision or Combination of Warrant Stock. In case Company shall at any time subdivide its outstanding shares of Warrant Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Warrant Stock of Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

4.2         Dividends. If at any time or from time to time the holders of Warrant Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive,

(a)         Warrant Stock, or any shares of stock or other securities whether or not such securities are at any time directly or indirectly convertible into or exchangeable for Warrant Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

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(b)          any cash paid or payable, including as a cash dividend, or

(c)        Warrant Stock or other or additional stock or other securities or property (including cash) by way of spin off, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Warrant Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 4.1 above), then and in each such case, Holder shall be entitled to receive, without being required to first exercise this Warrant and without payment of any additional consideration therefor, the amount of such securities and property (including cash in the cases referred to in clauses (b) and (c) above), which shall be determined as if Holder had been the holder of record of the shares of Warrant Stock acquirable hereunder as of the date on which the other holders of Company’s Warrant Stock received or became entitled to receive such shares and/or all other additional stock and other securities and property.

4.3         Automatic Exchange upon a Liquidity Event; Expiration Date.

(a)       Upon the first to occur of the consummation of a Liquidity Event and the Expiration Date, this Warrant shall be automatically exchanged for a number of shares of Company’s securities, such number of shares being equal to the maximum number of shares issuable pursuant to the terms hereof (after taking into account all adjustments described herein) had Holder elected to exercise this Warrant immediately prior to the closing of such Liquidity Event or the Expiration Date, as applicable, and purchased all such shares pursuant to the cash exercise provision set forth in Section 1(a) hereof (as opposed to the cashless exercise provision set forth in Section 1(b)). Company acknowledges and agrees that Holder shall not be required to make any payment (cash or otherwise) for such shares as consideration for their issuance pursuant to the terms of the preceding sentence. “Liquidity Event” means the first to occur of:  (i) the closing of any merger or consolidation (or similar transaction) of Company into or with another entity after which the stockholders of Company immediately prior to such transaction do not hold immediately following the consummation of such transaction by virtue of their shares in Company or securities received in exchange for such shares in connection with the transaction, more than fifty percent (50%) the voting power of the surviving entity; (ii) the closing of any privatization (i.e., a take-private transaction) of Company; (iii) the closing of any sale, lease, license, transfer or other disposition of all or substantially all of the assets of Company in a single transaction or series of related transactions; (iv) the closing of any sale or transfer by Company or its stockholders of fifty percent (50%) or more of the voting power of Company in a transaction or series of related transactions; (iv) the closing of a transaction that constitutes a management buyout of the existing stockholders or the closing of a transaction that constitutes a stockholder buyout in which one or more stockholders that previously had a controlling interest in Company acquire the interests of all of the non-controlling stockholders, or (v) the closing of any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of Company pursuant to the provisions of Company’s charter documents. This Warrant shall terminate upon Holder’s receipt of the number of shares of Company’s equity securities described in this Section 4.3(a).

(b)        Company acknowledges and agrees that, notwithstanding anything to the contrary in the Warrant, on the Expiration Date, Holder shall have the option to exchange this Warrant for a cash payment in an amount equal to the Coverage Amount; provided, however, that Holder shall provide Company with reasonable prior written notice of its intent to exercise the option set forth in this Section 4.3(b). If Holder exercises the option set forth in this Section 4.3(b) then Company shall make such payment to Holder by wire transfer on the Expiration Date, or within thirty days of the Expiration Date, pursuant to wire transfer instructions provided to Company by Holder.

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4.4         “Pay-to-Play” Exemption. In the event that the rights, preferences or privileges of the shares of Warrant Stock issuable upon the exercise of this Warrant are amended or modified, or a recapitalization, reclassification, conversion or exchange of such outstanding shares of Warrant Stock is effected in connection with an equity or debt financing transaction which occurs after the date hereof (each, as applicable, a “Pay-to-Play Transaction”), this Warrant (and the shares of Warrant Stock issuable hereunder) shall be exempt from such Pay-to-Play Transaction, and shall automatically and without any action required by Holder become exercisable for the type of securities as would have been issued or exchanged, or would have remained outstanding or been purchasable, as the case may be, in respect of the shares of Warrant Stock issuable hereunder had Holder exercised this Warrant in full prior to such event and purchased all shares pursuant to the cash exercise provision set forth in Section 1(a) hereof, and participated in the equity or debt financing to the maximum extent permitted.

 4.5         Notice of Adjustment. Upon any adjustment of the Stock Purchase Price, and/or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, Company shall give written notice thereof, by either (i) first class mail, postage prepaid or (ii) electronic mail, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of Company or as otherwise known by Company. The notice, which may be substantially in the form of Exhibit “A” attached hereto, shall be signed by an officer of Company and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.6         Other Notices.  If at any time:

(a)         Company shall declare any cash dividend upon its Warrant Stock;

(b)         Company shall declare any dividend upon its Warrant Stock payable in stock or make any special dividend or other distribution to the holders of its Warrant Stock;

(c)         Company shall offer for subscription pro rata to the holders of its Warrant Stock any additional shares of stock of any class or other rights;

(d)         there shall be any capital reorganization or reclassification of the capital stock of Company, or any other Liquidity Event;

(e)          there shall be a voluntary or involuntary dissolution, liquidation or winding-up of Company; or

(f)          Company shall take or propose to take any other action, notice of which is actually provided to holders of the Warrant Stock;

then, in any one or more of said cases, Company shall give, by first class mail, postage prepaid, addressed to Holder at the address of such Holder as shown on the books of Company, (i) at least 20 days’ prior written notice of the date on which the books of Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action, at least 20 days’ written notice of the date when the same shall take place.  Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Warrant Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Warrant Stock shall be entitled to exchange their Warrant Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action as the case may be.

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4.7         Certain Events. If any change in the outstanding Warrant Stock of Company or any other event occurs as to which the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly effect the adjustments to this Warrant in accordance with the essential intent and principles of such provisions, then the Board shall make in good faith an adjustment in the number and class of shares acquirable under this Warrant, the Stock Purchase Price and/or the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.  The adjustment shall be such as will give Holder upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as Holder would have owned had this Warrant been exercised prior to the event and had Holder continued to hold such shares until after the event requiring adjustment.

5.          Issue Tax. The issuance of certificates for shares of Warrant Stock upon the exercise of this Warrant shall be made without charge to Holder for any issue tax in respect thereof; provided, however, that Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder being exercised.

6.          Closing of Books. Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7.          No Voting Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon Holder the right to vote or to consent as a stockholder in respect of meetings of stockholders for the election of directors of Company or any other matters or any rights whatsoever as a stockholder of Company. If any dividends are due or paid at any time on the underlying securities for which this Warrant is exercisable then the securities acquirable hereunder shall be deemed to have accrued dividends and be paid identical dividends from the same time as the outstanding shares for which this Warrant is exercisable were first issued. No provisions hereof, in the absence of affirmative action by Holder to purchase shares of Warrant Stock, and no mere enumeration herein of the rights or privileges of Holder, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of Company, whether such liability is asserted by Company or by its creditors.

8.          Tax Matters. Holder (including any assignee) shall provide an IRS Form W-9 or applicable IRS Form W-8 to Company prior to becoming party to this Warrant and from time to time upon Company’s reasonable request and at the time or times prescribed by applicable law; provided, that if Holder (including any assignee) does not provide an IRS Form W-9 or an applicable IRS Form W-8 evidencing a complete exemption from U.S. federal income tax withholding on payments to be made pursuant to this Warrant, Company may deduct and withhold from any payments to be made to such Person pursuant to this Warrant any taxes required to be deducted or withheld pursuant to applicable law. To the extent that any taxes are so deducted or withheld and remitted to the applicable taxing authority, they will be treated for all purposes of this Warrant as being paid to the Person in respect of which such deduction or withholding has been made. Company acknowledges that initial Holder provided Company with an IRS Form W-9 prior to the date hereof and Company shall not be entitled to deduct and/or withhold from any payments to be made to initial Holder.

9.           Registration Rights. Holder shall be entitled, with respect to the shares of Warrant Stock issued upon exercise hereof to all of the registration rights set forth in the Registration Rights Agreement, dated as of October 22, 2024 (as amended from time to time, the “Rights Agreement”), to the same extent and on the same terms and conditions as possessed by the investors thereunder with the following exceptions and clarifications: (i) Holder will have no right to make a written request under the Rights Agreement that Company file a registration statement under Form S-1 of the Securities Act; (ii) Holder will be subject to the same provisions regarding indemnification as contained in the Rights Agreement; and (iii) the registration rights are freely assignable by Holder in connection with a permitted transfer of this Warrant or the shares acquirable upon exercise hereof. Company shall take such action as may be reasonably necessary to assure that the granting of such registration rights to Holder does not violate the provisions of the Rights Agreement or any of Company’s charter documents or rights of prior grantees of registration rights.

10.         Rights and Obligations Survive Exercise of Warrant. The rights and obligations of Company, of Holder and of the holder of shares of Warrant Stock issued upon exercise of this Warrant, contained in Sections 6 and 9 shall survive the exercise of this Warrant.

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11.        Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

12.         Notices.  Any notice, request or other document required or permitted to be given or delivered to Holder or Company shall be deemed to have been given (i) upon receipt if delivered personally or by courier, (ii) upon confirmation of receipt if by telecopy, (iii) upon receipt if delivered by electronic mail to the email listed below such party’s signature on the signature page to this Warrant at or before 5:00 p.m. Eastern Time on a Business Day, (iv) at 9:00 a.m. Eastern Time on the immediately succeeding Business Day if received by electronic mail at the email listed below such party’s signature on the signature page to this Warrant after 5:00 p.m. Eastern Time or on a day that is not a Business Day or (iv) three Business Days after deposit in the US mail, with postage prepaid and certified or registered, to each such Holder at its address as shown on the books of Company or to Company at the address indicated therefor in the opening paragraphs of this Warrant.

13.        Survival of Certain Obligations. All of the rights and obligations of Company relating to the Warrant Stock acquirable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of Company shall inure to the benefit of the successors and permitted assigns of Holder. Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of Holder but at Company’s expense, acknowledge in writing its continuing obligation to Holder in respect of any rights (including, without limitation, any right to registration of the shares of Warrant Stock) to which Holder shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of Holder to make any such request shall not affect the continuing obligation of Company to Holder in respect of such rights.

14.        Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without regard to the principles of conflicts of law thereof..

15.         Lost Warrants or Stock Certificates. Company represents and warrants to Holder that upon receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

16.        Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant.  Company shall, in lieu of issuing any fractional share, at its election either pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price or round up to the next whole share.

17.          Representations of Holder. With respect to this Warrant, Holder represents and warrants to Company as follows:

17.1      Experience. It is experienced in evaluating and investing in companies engaged in businesses similar to that of Company; it understands that investment in this Warrant involves substantial risks; it has made detailed inquiries concerning Company, its business and services, its officers and its personnel; the officers of Company have made available to Holder any and all written information it has requested; the officers of Company have answered to Holder’s satisfaction all inquiries made by it; in making this investment it has relied upon information made available to it by Company; and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in Company and it is able to bear the economic and financial risk of that investment.

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17.2       Investment.  It is acquiring this Warrant for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. It understands that this Warrant and the shares of Warrant Stock issuable upon the exercise hereof have not been registered under the Securities Act, nor qualified under applicable state securities laws.

17.3       Rule 144. It acknowledges that this Warrant and the Warrant Stock acquirable hereunder must be held indefinitely, unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act.

17.4      Access to Data. It has had an opportunity to discuss Company’s business, management and financial affairs with Company’s management and has had the opportunity to inspect Company’s facilities.

17.5        Accredited Investor. It is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

18.          Additional Representations and Covenants of Company. Company hereby represents, warrants and agrees as follows:

18.1       Due Organization. Company is a company duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to conduct business and is in good standing in each other jurisdiction in which its business is conducted or its properties are located, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

18.2       Authorization, Validity and Enforceability. The execution, delivery and performance of the Warrant are within Company’s powers, have been duly authorized, and are not in conflict with the Charter or Company’s Bylaws. The Warrant constitutes a valid and binding obligation of Company, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights in general, and subject to general principles of equity).

18.3       Offering. Subject in part to the truth and accuracy of Holder’s representations set forth in Section 17 hereof, the offer, issuance and sale of this Warrant is, and the issuance of Warrant Stock upon exercise of this Warrant will be, exempt from the registration requirements of the Securities Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

18.4       No Conflict. The execution, delivery, and performance by Company of this Warrant is not in conflict with any law, rule, regulation, order or directive, or any indenture, agreement, or undertaking to which Company is a party or by which Company may be bound or affected except, in each case, to the extent any such conflict would not reasonably be expected to have a Material Adverse Effect

18.5       Charter and Bylaws. Company has provided Holder with true and complete copies of its Charter and Bylaws, and each other charter document setting forth any rights, preferences and privileges of Company’s capital stock, each as amended and in effect on the date of issuance of this Warrant.

18.6        Intentionally Omitted.

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18.7       Financial and Other Reports. From time to time up to the earlier of: (a) the consummation of a Liquidity Event; (b) the Expiration Date and (c) such date as Holder’s auditors no longer require such information, Company shall furnish to Holder (i) within 180 days after the close of each fiscal year of Company, an audited balance sheet and cash flow statement at and as of the end of such fiscal year, together with an audited statement of income for such fiscal year; provided that if Company’s Board of Directors does not require Company’s financial statements to be audited for a particular fiscal year, then Company shall deliver such financial statements to Holder unaudited, and (ii) within 45 days after the close of each fiscal quarter of Company, an unaudited balance sheet, income statement and cash flow statement, each at and as of the end of such quarter, together with an up-to-date summary capitalization table, provided that such capitalization table shall be provided to Holder only if Company’s securities are not publicly traded; and (iii) promptly after the closing of each equity financing and convertible debt financing consummated by Company after the date this Warrant has been issued, a copy of the term sheet for such financing (if any), a post-closing, summary capitalization table and other information relating to the then-current valuation of Company. In addition, Company agrees to provide Holder at any time and from time to time with such information as Holder may reasonably request for purposes of Holder’s valuation of Company and Holder’s compliance (as determined by Holder in its reasonable discretion) with regulatory, accounting and reporting requirements applicable to Holder; provided, however, that in no event shall Company be obligated to (i) provide Holder with information that is not in Company’s possession or (ii) take any action with a third party or otherwise engage a third party in connection with such request. Notwithstanding the foregoing, Company shall not be required to furnish to Holder the financial information described in this Section 18.7 in the event such financial information has been previously delivered pursuant to the Loan Agreement. Further notwithstanding anything in this Section 18.7 to the contrary, if in connection with a Liquidity Event Holder receives securities of a privately held company then the rights described in this Section 18.7 shall be deemed to continue to apply to such company in order to enable Holder to comply with regulatory, accounting and reporting requirements applicable to Holder. Further notwithstanding anything in this Section 18.7 or this Warrant to the contrary, Company shall not be required to provide information in respect of which disclosure is prohibited by law, which is subject to attorney-client or similar privilege or constitutes attorney work-product, in respect of which Company owes confidentiality obligations to any third party, which constitutes non-financial trade secrets or non-financial proprietary information or which has been previously made publicly available as part of Company’s filings with the SEC.

19.        Right to Purchase Securities in Future Financings. In connection with any equity or convertible debt securities that Company may from time to time propose to offer or sell after the date of issuance of this Warrant (“Future Financings”), Company hereby grants to Holder the right to invest up to the greater of (i) $1,125,000 and (ii) such amount of cash as is required to enable Holder to purchase that number of any equity or convertible debt securities as will enable Holder to own or acquire immediately after completion of such offering the same percentage of the securities of Company (on a fully diluted, as exercised basis) as Holder owned and/or had the right to purchase (including under this Warrant, under any other warrant instrument held by Holder or any affiliate of Holder or otherwise with respect to any securities owned by Holder or any affiliate of Holder) immediately prior to commencement of such offering. Holder shall not have any obligation to purchase Company’s securities in any such Future Financings. In the event Holder exercises its purchase right set forth hereunder, Holder shall not have any obligation to purchase such securities, except pursuant to those definitive purchase documents executed by other purchasers in connection with the applicable offering. For avoidance of doubt, the right granted herein shall apply to all future sales of Company’s equity and convertible debt securities consummated by Company after the date hereof until the Expiration Date. The right to purchase securities in future sales by Company thereof described in this Section 19 shall survive the payment and satisfaction of all of the Company’s Obligations to Lender until the Expiration Date, notwithstanding anything to the contrary set forth in any other Loan Document executed or delivered by Company or Lender after the date hereof. Holder shall be entitled to apportion the rights hereby granted to it among itself and any affiliate of Holder in such proportions as Holder deems appropriate. For the further avoidance of doubt, (i) if the amount raised in any Future Financing is less than $5,000,000, then the Holder’s right to invest in such Future Financing shall be limited to such amount of cash as is required to enable Holder to purchase that number of any equity or convertible debt securities as will enable Holder to own or acquire immediately after completion of such offering the same percentage of the securities of Company (on a fully diluted, as exercised basis) as Holder owned and/or had the right to purchase (including under this Warrant, under any other warrant instrument held by Holder or any affiliate of Holder or otherwise with respect to any securities owned by Holder or any affiliate of Holder) immediately prior to commencement of such offering; (ii) if Holder exercises its purchase right set forth hereunder, Holder shall be required to enter into the same definitive purchase documents executed by other purchasers in connection with the applicable offering; and (iii) if Holder exercises its purchase right set forth hereunder, Holder shall be required to comply with the same timeline as the other purchasers in connection with the applicable offering.

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20.         Market Stand-Off. Holder may not Transfer (hereinafter defined) this Warrant or the Warrant Stock until the end of the period beginning on the date hereof and ending on the date of the opening of the first trading window at least 180 days after the date hereof (the “Lock-up Period”), provided such Transfer restriction shall be applicable to Holder so long as all of Company’s other stockholders are subject to the same restriction. As used in this Section 20, “Transfer” means the (i) sale or assignment of, offer to sell, contract or agreement to sell, gift, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in the foregoing clause (i) or (ii).

21.         Investment Unit. The parties acknowledge and agree that this Warrant is intended to constitute an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended.

[Remainder of this page intentionally left blank; signature page follows]

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[Signature Page to Warrant]

IN WITNESS WHEREOF, each of the parties has caused this Warrant to be duly executed by its officer, thereunto duly authorized as of the date of issuance set forth on the first page hereof.

COMPANY:

INNVENTURE, INC.

By:
Name:
Title:

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ACKNOWLEDGED AND AGREED:

HOLDER:

WTI FUND X, LLC

By:  WT Fund X GP, LLC
Its:   Managing Member

By:  Westech Investment Advisors LLC
Its:  Managing Member

By:
Name:
Title:

With a copy which shall constitute notice to:

Fox Rothschild
345 California Street
Suite 2200
San Francisco, CA 94104
Email: jklugman@foxrothschild.com and TPaikedayLeDuc@foxrothschild.com

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FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:

☐
The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, (1) See Below ________________ (_____) shares (the “Shares”) of Warrant Stock of __________ and herewith makes payment of _____________ Dollars ($________) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, _________, whose address is ___________.

☐	The undersigned hereby elects to convert percent (__%) of the value of the Warrant pursuant to the provisions of Section 1(b) of the Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 17 of this Warrant and by its signature below hereby makes such representations and warranties to Company.

Dated

Holder:

By:

Its:

(Address)

(1)
Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Warrant Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be acquirable upon exercise.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned, the holder of the within Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Warrant Stock covered thereby set forth herein below, unto:

Name of Assignee	Address	No. of Shares

Dated

Holder:

By:

Its:

Exhibit 4.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE AND DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Date of Issuance: [_], 2025

WARRANT TO ACQUIRE

SECURITIES OF

INNVENTURE, INC.

(Void after March 31, 2035)

This certifies that WTI Fund XI, LLC, a Delaware limited liability company, or assigns (“Holder”), for value received, is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, to acquire from INNVENTURE, INC., a Delaware corporation formerly known as Learn SPAC Holdco, Inc. (“Company”), the Applicable Number (hereinafter defined) of fully paid and nonassessable shares of, at Holder’s option, either (i) the common stock of Company (“Common Stock”) or (ii) any Subsequent Round Stock (hereinafter defined) of Company (the Common Stock and the Subsequent Round Stock, as applicable, are sometimes referred to herein as the “Warrant Stock”), for cash, at a purchase price equal to $0.01 per share (the “Stock Purchase Price”). Holder may also exercise this Warrant on a cashless or “net issuance” basis as described in Section 1(b) below. Capitalized terms used herein and not otherwise defined in this Warrant shall have the meaning(s) ascribed to them in the Loan and Security Agreement, dated as of October 22, 2024, by and between Company, WTI Fund X, Inc. and WTI Fund XI, Inc. (the “Loan Agreement”).

“Applicable Number” means the number of shares of Warrant Stock acquirable hereunder obtained by dividing (A) $750,000 (the “Coverage Amount”), by (B) the Exercise Price (hereinafter defined). If in any case the Applicable Number includes a fraction then the fraction shall be rounded down to the closest integral number.

“Exercise Price” means:  (i) if Holder chooses for this Warrant to be exercisable for Common Stock, the VWAP (hereinafter defined) of the Company’s Common Stock over the thirty (30) Trading Days (hereinafter defined) ending on the Trading Day immediately preceding the date of this Warrant (the “Initial Exercise Price”); provided, however, that if, as of the date which is eighteen (18) months after the date of this Warrant, the VWAP of Company’s Common Stock over the five (5) Trading Days ending on the Trading Day immediately preceding such eighteen (18) month anniversary is less than the Initial Exercise Price then the Exercise Price shall be reduced to such lower VWAP; or (ii) if Holder chooses for this Warrant to be exercisable for Subsequent Round Stock, the corresponding Subsequent Round Price (hereinafter defined). “VWAP” means, for Company’s Common Stock for a specified period, the dollar volume-weighted average price for such Common Stock on the Principal Market (hereinafter defined), for such period, as reported by Bloomberg through its “AQR” function, subject to appropriate adjustments for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period. “Trading Day” means any day on which the Principal Market is open for trading (regular way), including any day on which it is open for trading (regular way) for a period of time less than the customary time. “Principal Market” means the principal national securities exchange on which Company’s Common Stock is then listed or traded.

“Subsequent Round Price” means the lowest price per share paid by any Person for Company’s equity securities (as applicable, the “Subsequent Round Stock”) issued in a corresponding Subsequent Round (hereinafter defined), including for this purpose the value of all consideration given by any Person for such equity securities and specifically including any discounts afforded to any Person upon conversion of any convertible security (e.g., a promissory note or a “simple agreement for future equity” (i.e., a SAFE)) held by any such Person in connection with the corresponding Subsequent Round or otherwise. “Subsequent Round” means each and every round of equity financing after the date hereof where either (x) Company receives gross cash proceeds of at least $10,000,000 in a single transaction or series of related transactions, (y) there are punitive terms (e.g., a round of financing that effectuates a recapitalization of Company) or (z) the securities Company sells or issues have a liquidation preference, and in each case, includes (and Holder shall be entitled to receive (as calculated in relation to the Coverage Amount)) any options, warrants, or other convertible securities or similar consideration, if any, issued or delivered to any Person in connection with such Person’s acquisition of the corresponding Subsequent Round Stock. For the avoidance of doubt, Holder’s option to have this Warrant be exercisable for Subsequent Round Stock shall be a continuing option as to each and every Subsequent Round, provided that such option shall apply to the entire Warrant. Company and Holder acknowledge and agree that a Subsequent Round could include additional issuances of shares of Company’s Common Stock to investors primarily for the purpose of raising capital.

Notwithstanding anything to the contrary in the preceding paragraphs, if prior to a corresponding Subsequent Round Company consummates a Bridge Financing (hereinafter defined) then Holder may elect to surrender this Warrant to Company at any time prior to the occurrence of a Trigger Event (hereinafter defined) and receive in exchange therefor (in lieu of all rights to purchase shares of either Common Stock or Subsequent Round Stock represented by this Warrant), all of the same consideration, securities, instruments (e.g., convertible promissory notes) and rights (collectively, the “Bridge Financing Consideration”) that Holder would have received had it participated as a lender in such Bridge Financing with a loan in the notional principal amount equal to the Coverage Amount; provided, however, that (i) if Holder exercises its right set forth hereunder, Holder shall be required to enter into the same definitive documents executed by the other lenders in such Bridge Financing and (ii) if Holder exercises its right set forth hereunder, Holder shall be required to comply with the same timeline as the other lenders in such Bridge Financing. “Bridge Financing” means each and every round of debt financing effected by Company after the date hereof, whether the purpose of such financing is to bridge Company to a Subsequent Round or a Liquidity Event (as such term is defined in Section 4.3 hereof). “Trigger Event” means the occurrence of an event that will trigger the conversion or repayment of the corresponding Bridge Financing Consideration. Company agrees to provide Holder with prior written notice of the occurrence of a Trigger Event.

In the event Company sells or issues any of its securities prior to the Expiration Date in a manner that would qualify as a “Subsequent Round,” Company shall provide Holder with written notice of such sale or issuance no later than five (5) Business Days (hereinafter defined) after the date of such sale or issuance, including the price and terms of such securities (the “Subsequent Securities”). “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or governmental action to close. In the event Holder determines, in its sole and absolute discretion, that any Subsequent Securities contain terms more favorable to the holder(s) thereof than the terms set forth in this Warrant and/or the Warrant Stock acquirable hereunder, Holder may elect to exchange this Warrant for the equivalent dollar value of such Subsequent Securities; provided, however, that the failure of Company to deliver such written notice shall not affect the rights of Holder to so exchange this Warrant as set forth herein.

As soon as reasonably practicable after the occurrence or non-occurrence of the latest event or condition necessary to determine (i) the actual number and type of shares of Warrant Stock acquirable hereunder or (ii) the Exercise Price, if applicable, Company shall deliver a supplement to this Warrant (subsequent to a request by Holder therefor), in substantially the form of Exhibit “A” attached hereto, specifying the total number and (if applicable) series of shares of Warrant Stock acquirable hereunder after giving effect to the foregoing calculations, and otherwise completed with such quantity and price terms and other information as have been determined as a result of the occurrence or non-occurrence of such events or conditions. The provisions of such supplement, once completed and executed, shall control the interpretation and exercise of this Warrant; provided, however, that the failure of Company to deliver such supplement shall not affect the rights of Holder to receive the number and type of shares of Warrant Stock as set forth herein.

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Subject to Section 4.3, this Warrant may be exercised at any time or from time to time up to and including 5:00 p.m. (Pacific time) on March 31, 2035 (the “Expiration Date”), upon surrender to Company at its principal office at 6900 Tavistock Lakes Boulevard, Suite 400, Orlando, Florida 32827 (or at such other location as Company may advise Holder in writing) of this Warrant properly endorsed with the form of subscription attached hereto (the “Form of Subscription”) duly completed and signed and upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the number of shares purchasable hereunder are subject to further adjustment as provided in Section 4 of this Warrant.

This Warrant is subject to the following terms and conditions:

1.	Exercise; Issuance of Certificates; Payment for Shares; Exercise Limitations.

(a)          Unless an election is made pursuant to clause (b) of this Section 1, this Warrant shall be exercisable at the option of Holder, at any time or from time to time, on or before the Expiration Date for all or any portion of the shares of Warrant Stock (but not for a fraction of a share) which may be purchased hereunder for the Stock Purchase Price multiplied by the number of shares to be purchased. Company agrees that the shares of Warrant Stock purchased under this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which the Form of Subscription shall have been delivered and payment made for such shares. Subject to the provisions of Section 2, certificates for the shares of Warrant Stock so purchased, together with any other securities or property to which Holder is entitled upon such exercise, shall be delivered to Holder by Company at Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised. Except as provided in clause (b) of this Section 1, in case of a purchase of less than all the shares which may be purchased under this Warrant, Company shall cancel this Warrant and execute and deliver a new warrant or warrants of like tenor for the balance of the shares purchasable under this Warrant surrendered upon such purchase to Holder within a reasonable time. Each stock certificate so delivered shall be in such denominations of Warrant Stock as may be requested by Holder and shall be registered in the name of such Holder or such other name as shall be designated by such Holder, subject to the limitations contained in Section 2.

(b)          Holder, in lieu of exercising this Warrant by the cash payment of the Stock Purchase Price pursuant to clause (a) of this Section 1, may elect, at any time on or before the Expiration Date, to surrender this Warrant and receive that number of shares of Common Stock computed using the following formula:

Where:	X	=	the number of shares of Warrant Stock to be issued to Holder.

Y	=	the number of shares of Warrant Stock that Holder would otherwise have been entitled to purchase hereunder pursuant to Section 1(a) (or such lesser number of shares as Holder may designate in the case of a partial exercise of this Warrant).

A	=	the Per Share Price (as defined in Section 1(c) below) of one (1) share of Warrant Stock at the time the net issuance election under this Section 1(b) is made.

B	=	the Stock Purchase Price then in effect.

Election to exercise under this Section 1(b) may be made by delivering a signed Form of Subscription to Company via facsimile or electronic mail, to be followed by delivery of this Warrant.

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(c)          For purposes of Section 1(b), “Per Share Price” means:

(i)           If the Warrant Stock is traded on a securities exchange or actively traded over-the-counter:

(1)          If the Warrant Stock is traded on a securities exchange, the Per Share Price shall be deemed to be the closing price of the Warrant Stock as quoted on any exchange, as published on Yahoo! Finance (or a successor thereto or equivalent publisher) for the trading day immediately prior to the date of Holder’s election hereunder.

(2)          If the Warrant Stock is actively traded over-the-counter, the Per Share Price shall be deemed to be the closing bid or sales price, whichever is applicable, of the Warrant Stock for the trading day immediately prior to the date of the Holder’s election hereunder.

(ii)         If (i) is not applicable, the Per Share Price shall be the price per share determined in good faith by the Board of Directors of Company (the “Board”) based on relevant facts and circumstances at the time of the net exercise under Section 1(b), including in the case of a Liquidity Event the consideration receivable by the holders of the Warrant Stock in such Liquidity Event and the liquidation preference (including any declared but unpaid dividends), if any, then applicable to the corresponding Warrant Stock.

(d)         Notwithstanding anything herein to the contrary, Company shall not issue to Holder any Warrant Stock to the extent such shares after giving effect to such issuance after exercise and when added to the number of shares of Common Stock (1) issued or issuable upon exercise of the Warrant to Acquire Securities of Innventure, Inc., dated October 22, 2024, by and between Company and WTI FUND X, LLC, (2) issued or issuable upon exercise of the Warrant to Acquire Securities of Innventure, Inc., dated October 22, 2024, by and between Company and WTI FUND XI, LLC, (3) issued and issuable upon conversion of any shares of Series B preferred stock issued pursuant to the Investment Agreement, dated September 27, 2024, by and among Learn SPAC Holdco, Inc. and the purchasers listed on Schedule I thereto, (4) issued or issuable upon exercise of the Warrant to Acquire Securities of Innventure, Inc., dated March 31, 2025, by and between Company and WTI Fund X, LLC, and (5) issued and issuable in connection with any other transaction that would result in the number of shares of Common Stock issued in private offerings exceeding the aggregate number of Common Stock the Company is permitted to issue under the Nasdaq Stock Market rules without obtaining Stockholder Approval (hereinafter defined), would:

(i)          result in Holder (together with Holder’s affiliates) (a) beneficially owning in excess of 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to such issuance (the “Maximum Aggregate Ownership Amount”) or (b) controlling in excess of 19.99% of the total voting power of Company’s securities outstanding immediately after giving effect to such issuance that are entitled to vote on a matter being voted on by holders of the Common Stock (the “Maximum Aggregate Voting Amount”), unless and until Company obtains stockholder approval permitting such issuances in accordance with applicable Nasdaq Stock Market rules (“Stockholder Approval”); and

(ii)         result in the aggregate number of shares of Common Stock issued exceeding 19.99% of the outstanding Common Stock as of the date immediately preceding the date hereof (the “Issuance Cap”) unless and until Company obtains Stockholder Approval.

For purposes of this Section 1(d), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

For purposes of this Section 1(d), in determining the number of outstanding shares of Common Stock, Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the U.S. Securities and Exchange Commission (the “SEC”), (ii) a more recent public announcement by Company, or (iii) any other notice by Company or Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of Holder, Company shall within two Business Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.

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If on any attempted exercise of this Warrant, the issuance of the shares of Warrant Stock would exceed the Maximum Aggregate Ownership Amount, the Maximum Aggregate Voting Amount or the Issuance Cap, and Company shall not have previously obtained Stockholder Approval at the time of exercise, then Company shall issue to Holder requesting exercise such number of shares of Warrant Stock as may be issued below the Maximum Aggregate Ownership Amount, Maximum Aggregate Voting Amount or the Issuance Cap, as the case may be, and, with respect to the remainder of the aggregate number of shares of Warrant Stock, this Warrant shall not be convertible until and unless Stockholder Approval has been obtained. Company agrees to seek such Stockholder Approval as soon as reasonably practicable to enable Holder to exercise this Warrant and acquire the number of shares of Warrant Stock desired by Holder.

2.            Limitation on Transfer.

(a)        This Warrant and the Warrant Stock shall not be transferable, except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and except as otherwise permitted by the federal securities laws and the rules and regulations thereunder. Each holder of this Warrant or the Warrant Stock issuable hereunder will cause any proposed transferee of the Warrant or Warrant Stock to (i) agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2 and (ii) comply with the applicable provisions of the federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing and any other provision of this Section 2, Holder may freely transfer all or part of this Warrant or the shares issuable upon exercise of this Warrant (or the securities acquirable, directly or indirectly, upon conversion of the shares, if any) at any time to any affiliate of Holder, by giving Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to Company for reissuance to the transferees(s) (and Holder, if applicable) to the extent permitted by the federal securities laws and the rules and regulations thereunder.

(b)         Each certificate representing (i) this Warrant, (ii) the Warrant Stock, (iii) shares of Company’s Common Stock issued upon conversion of the corresponding Subsequent Round Stock and (iv) any other securities issued in respect to the corresponding Subsequent Round Stock or Common Stock issued upon conversion of the corresponding Subsequent Round Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of this Section 2 or unless such securities have been registered under the Securities Act or sold under Rule 144) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE AND DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(c)        Holder and each person to whom this Warrant is subsequently transferred represents and warrants to Company (by acceptance of such transfer) that it will not transfer this Warrant (or securities acquirable upon exercise hereof unless a registration statement under the Securities Act was in effect with respect to such securities at the time of issuance thereof) except pursuant to (i) an effective registration statement under the Securities Act, (ii) Rule 144 under the Securities Act (or any other rule under the Securities Act relating to the disposition of securities), (iii) an opinion of counsel, reasonably satisfactory to counsel for Company, that an exemption from such registration is available, or (iv) Company otherwise satisfies itself that such transaction is exempt from registration.

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(d)         Holder shall maintain a register for the recordation of the names and addresses of any Persons owning an interest in this Warrant pursuant to the terms hereof from time to time, and, in order for any transfer of this Warrant to become effective, shall amend such register to reflect any transfer otherwise properly affected pursuant to this Section 2.

3.           Shares to be Fully Paid; Reservation of Shares. Company covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Warrant Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.  Company will take all such action with commercially reasonable efforts as may be necessary to assure that such shares of Warrant Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Warrant Stock may be listed. Company will not take any action which would result in any adjustment of the Stock Purchase Price (as described in Section 4 hereof) (i) if the total number of shares of Warrant Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Warrant Stock then outstanding and all shares of Warrant Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Warrant Stock then authorized by Company’s Certificate of Incorporation, as amended and restated from time to time (the “Charter”), (ii) if the total number of shares of Common Stock issuable after such action upon the conversion of all such shares of Warrant Stock together with all shares of Common Stock then outstanding and then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding would exceed the total number of shares of Common Stock then authorized by the Charter or (iii) if the par value per share of the Warrant Stock would exceed the Stock Purchase Price.

4.          Adjustment of Stock Purchase Price and Number of Shares. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Stock Purchase Price, Holder shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

4.1         Subdivision or Combination of Warrant Stock. In case Company shall at any time subdivide its outstanding shares of Warrant Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Warrant Stock of Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

4.2         Dividends. If at any time or from time to time the holders of Warrant Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive,

(a)        Warrant Stock, or any shares of stock or other securities whether or not such securities are at any time directly or indirectly convertible into or exchangeable for Warrant Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

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(b)          any cash paid or payable, including as a cash dividend, or

(c)        Warrant Stock or other or additional stock or other securities or property (including cash) by way of spin off, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Warrant Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 4.1 above), then and in each such case, Holder shall be entitled to receive, without being required to first exercise this Warrant and without payment of any additional consideration therefor, the amount of such securities and property (including cash in the cases referred to in clauses (b) and (c) above), which shall be determined as if Holder had been the holder of record of the shares of Warrant Stock acquirable hereunder as of the date on which the other holders of Company’s Warrant Stock received or became entitled to receive such shares and/or all other additional stock and other securities and property.

4.3         Automatic Exchange upon a Liquidity Event; Expiration Date.

(a)        Upon the first to occur of the consummation of a Liquidity Event and the Expiration Date, this Warrant shall be automatically exchanged for a number of shares of Company’s securities, such number of shares being equal to the maximum number of shares issuable pursuant to the terms hereof (after taking into account all adjustments described herein) had Holder elected to exercise this Warrant immediately prior to the closing of such Liquidity Event or the Expiration Date, as applicable, and purchased all such shares pursuant to the cash exercise provision set forth in Section 1(a) hereof (as opposed to the cashless exercise provision set forth in Section 1(b)). Company acknowledges and agrees that Holder shall not be required to make any payment (cash or otherwise) for such shares as consideration for their issuance pursuant to the terms of the preceding sentence. “Liquidity Event” means the first to occur of:  (i) the closing of any merger or consolidation (or similar transaction) of Company into or with another entity after which the stockholders of Company immediately prior to such transaction do not hold immediately following the consummation of such transaction by virtue of their shares in Company or securities received in exchange for such shares in connection with the transaction, more than fifty percent (50%) the voting power of the surviving entity; (ii) the closing of any privatization (i.e., a take-private transaction) of Company; (iii) the closing of any sale, lease, license, transfer or other disposition of all or substantially all of the assets of Company in a single transaction or series of related transactions; (iv) the closing of any sale or transfer by Company or its stockholders of fifty percent (50%) or more of the voting power of Company in a transaction or series of related transactions; (iv) the closing of a transaction that constitutes a management buyout of the existing stockholders or the closing of a transaction that constitutes a stockholder buyout in which one or more stockholders that previously had a controlling interest in Company acquire the interests of all of the non-controlling stockholders, or (v) the closing of any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of Company pursuant to the provisions of Company’s charter documents. This Warrant shall terminate upon Holder’s receipt of the number of shares of Company’s equity securities described in this Section 4.3(a).

(b)        Company acknowledges and agrees that, notwithstanding anything to the contrary in the Warrant, on the Expiration Date, Holder shall have the option to exchange this Warrant for a cash payment in an amount equal to the Coverage Amount; provided, however, that Holder shall provide Company with reasonable prior written notice of its intent to exercise the option set forth in this Section 4.3(b). If Holder exercises the option set forth in this Section 4.3(b) then Company shall make such payment to Holder by wire transfer on the Expiration Date, or within thirty days of the Expiration Date, pursuant to wire transfer instructions provided to Company by Holder.

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4.4         “Pay-to-Play” Exemption. In the event that the rights, preferences or privileges of the shares of Warrant Stock issuable upon the exercise of this Warrant are amended or modified, or a recapitalization, reclassification, conversion or exchange of such outstanding shares of Warrant Stock is effected in connection with an equity or debt financing transaction which occurs after the date hereof (each, as applicable, a “Pay-to-Play Transaction”), this Warrant (and the shares of Warrant Stock issuable hereunder) shall be exempt from such Pay-to-Play Transaction, and shall automatically and without any action required by Holder become exercisable for the type of securities as would have been issued or exchanged, or would have remained outstanding or been purchasable, as the case may be, in respect of the shares of Warrant Stock issuable hereunder had Holder exercised this Warrant in full prior to such event and purchased all shares pursuant to the cash exercise provision set forth in Section 1(a) hereof, and participated in the equity or debt financing to the maximum extent permitted.

 4.5         Notice of Adjustment. Upon any adjustment of the Stock Purchase Price, and/or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, Company shall give written notice thereof, by either (i) first class mail, postage prepaid or (ii) electronic mail, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of Company or as otherwise known by Company. The notice, which may be substantially in the form of Exhibit “A” attached hereto, shall be signed by an officer of Company and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.6          Other Notices.  If at any time:

(a)          Company shall declare any cash dividend upon its Warrant Stock;

(b)          Company shall declare any dividend upon its Warrant Stock payable in stock or make any special dividend or other distribution to the holders of its Warrant Stock;

(c)          Company shall offer for subscription pro rata to the holders of its Warrant Stock any additional shares of stock of any class or other rights;

(d)          there shall be any capital reorganization or reclassification of the capital stock of Company, or any other Liquidity Event;

(e)          there shall be a voluntary or involuntary dissolution, liquidation or winding-up of Company; or

(f)           Company shall take or propose to take any other action, notice of which is actually provided to holders of the Warrant Stock;

then, in any one or more of said cases, Company shall give, by first class mail, postage prepaid, addressed to Holder at the address of such Holder as shown on the books of Company, (i) at least 20 days’ prior written notice of the date on which the books of Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action, at least 20 days’ written notice of the date when the same shall take place.  Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Warrant Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Warrant Stock shall be entitled to exchange their Warrant Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action as the case may be.

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4.7        Certain Events. If any change in the outstanding Warrant Stock of Company or any other event occurs as to which the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly effect the adjustments to this Warrant in accordance with the essential intent and principles of such provisions, then the Board shall make in good faith an adjustment in the number and class of shares acquirable under this Warrant, the Stock Purchase Price and/or the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.  The adjustment shall be such as will give Holder upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as Holder would have owned had this Warrant been exercised prior to the event and had Holder continued to hold such shares until after the event requiring adjustment.

5.           Issue Tax. The issuance of certificates for shares of Warrant Stock upon the exercise of this Warrant shall be made without charge to Holder for any issue tax in respect thereof; provided, however, that Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder being exercised.

6.        Closing of Books. Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7.         No Voting Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon Holder the right to vote or to consent as a stockholder in respect of meetings of stockholders for the election of directors of Company or any other matters or any rights whatsoever as a stockholder of Company. If any dividends are due or paid at any time on the underlying securities for which this Warrant is exercisable then the securities acquirable hereunder shall be deemed to have accrued dividends and be paid identical dividends from the same time as the outstanding shares for which this Warrant is exercisable were first issued. No provisions hereof, in the absence of affirmative action by Holder to purchase shares of Warrant Stock, and no mere enumeration herein of the rights or privileges of Holder, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of Company, whether such liability is asserted by Company or by its creditors.

8.        Tax Matters. Holder (including any assignee) shall provide an IRS Form W-9 or applicable IRS Form W-8 to Company prior to becoming party to this Warrant and from time to time upon Company’s reasonable request and at the time or times prescribed by applicable law; provided, that if Holder (including any assignee) does not provide an IRS Form W-9 or an applicable IRS Form W-8 evidencing a complete exemption from U.S. federal income tax withholding on payments to be made pursuant to this Warrant, Company may deduct and withhold from any payments to be made to such Person pursuant to this Warrant any taxes required to be deducted or withheld pursuant to applicable law. To the extent that any taxes are so deducted or withheld and remitted to the applicable taxing authority, they will be treated for all purposes of this Warrant as being paid to the Person in respect of which such deduction or withholding has been made. Company acknowledges that initial Holder provided Company with an IRS Form W-9 prior to the date hereof and Company shall not be entitled to deduct and/or withhold from any payments to be made to initial Holder.

9.        Registration Rights. Holder shall be entitled, with respect to the shares of Warrant Stock issued upon exercise hereof to all of the registration rights set forth in the Registration Rights Agreement, dated as of October 22, 2024 (as amended from time to time, the “Rights Agreement”), to the same extent and on the same terms and conditions as possessed by the investors thereunder with the following exceptions and clarifications: (i) Holder will have no right to make a written request under the Rights Agreement that Company file a registration statement under Form S-1 of the Securities Act; (ii) Holder will be subject to the same provisions regarding indemnification as contained in the Rights Agreement; and (iii) the registration rights are freely assignable by Holder in connection with a permitted transfer of this Warrant or the shares acquirable upon exercise hereof. Company shall take such action as may be reasonably necessary to assure that the granting of such registration rights to Holder does not violate the provisions of the Rights Agreement or any of Company’s charter documents or rights of prior grantees of registration rights.

10.        Rights and Obligations Survive Exercise of Warrant. The rights and obligations of Company, of Holder and of the holder of shares of Warrant Stock issued upon exercise of this Warrant, contained in Sections 6 and 9 shall survive the exercise of this Warrant.

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11.           Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

12.           Notices.  Any notice, request or other document required or permitted to be given or delivered to Holder or Company shall be deemed to have been given (i) upon receipt if delivered personally or by courier, (ii) upon confirmation of receipt if by telecopy, (iii) upon receipt if delivered by electronic mail to the email listed below such party’s signature on the signature page to this Warrant at or before 5:00 p.m. Eastern Time on a Business Day, (iv) at 9:00 a.m. Eastern Time on the immediately succeeding Business Day if received by electronic mail at the email listed below such party’s signature on the signature page to this Warrant after 5:00 p.m. Eastern Time or on a day that is not a Business Day or (iv) three Business Days after deposit in the US mail, with postage prepaid and certified or registered, to each such Holder at its address as shown on the books of Company or to Company at the address indicated therefor in the opening paragraphs of this Warrant.

13.           Survival of Certain Obligations. All of the rights and obligations of Company relating to the Warrant Stock acquirable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of Company shall inure to the benefit of the successors and permitted assigns of Holder. Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of Holder but at Company’s expense, acknowledge in writing its continuing obligation to Holder in respect of any rights (including, without limitation, any right to registration of the shares of Warrant Stock) to which Holder shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of Holder to make any such request shall not affect the continuing obligation of Company to Holder in respect of such rights.

14.           Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without regard to the principles of conflicts of law thereof..

15.           Lost Warrants or Stock Certificates. Company represents and warrants to Holder that upon receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

16.           Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant.  Company shall, in lieu of issuing any fractional share, at its election either pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price or round up to the next whole share.

17.           Representations of Holder. With respect to this Warrant, Holder represents and warrants to Company as follows:

17.1      Experience. It is experienced in evaluating and investing in companies engaged in businesses similar to that of Company; it understands that investment in this Warrant involves substantial risks; it has made detailed inquiries concerning Company, its business and services, its officers and its personnel; the officers of Company have made available to Holder any and all written information it has requested; the officers of Company have answered to Holder’s satisfaction all inquiries made by it; in making this investment it has relied upon information made available to it by Company; and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in Company and it is able to bear the economic and financial risk of that investment.

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17.2      Investment.  It is acquiring this Warrant for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. It understands that this Warrant and the shares of Warrant Stock issuable upon the exercise hereof have not been registered under the Securities Act, nor qualified under applicable state securities laws.

17.3     Rule 144. It acknowledges that this Warrant and the Warrant Stock acquirable hereunder must be held indefinitely, unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act.

17.4      Access to Data. It has had an opportunity to discuss Company’s business, management and financial affairs with Company’s management and has had the opportunity to inspect Company’s facilities.

17.5       Accredited Investor. It is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

18.          Additional Representations and Covenants of Company. Company hereby represents, warrants and agrees as follows:

18.1      Due Organization. Company is a company duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to conduct business and is in good standing in each other jurisdiction in which its business is conducted or its properties are located, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

18.2       Authorization, Validity and Enforceability. The execution, delivery and performance of the Warrant are within Company’s powers, have been duly authorized, and are not in conflict with the Charter or Company’s Bylaws. The Warrant constitutes a valid and binding obligation of Company, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights in general, and subject to general principles of equity).

18.3       Offering. Subject in part to the truth and accuracy of Holder’s representations set forth in Section 17 hereof, the offer, issuance and sale of this Warrant is, and the issuance of Warrant Stock upon exercise of this Warrant will be, exempt from the registration requirements of the Securities Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

18.4       No Conflict. The execution, delivery, and performance by Company of this Warrant is not in conflict with any law, rule, regulation, order or directive, or any indenture, agreement, or undertaking to which Company is a party or by which Company may be bound or affected except, in each case, to the extent any such conflict would not reasonably be expected to have a Material Adverse Effect

18.5      Charter and Bylaws. Company has provided Holder with true and complete copies of its Charter and Bylaws, and each other charter document setting forth any rights, preferences and privileges of Company’s capital stock, each as amended and in effect on the date of issuance of this Warrant.

18.6       Intentionally Omitted.

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18.7       Financial and Other Reports. From time to time up to the earlier of: (a) the consummation of a Liquidity Event; (b) the Expiration Date and (c) such date as Holder’s auditors no longer require such information, Company shall furnish to Holder (i) within 180 days after the close of each fiscal year of Company, an audited balance sheet and cash flow statement at and as of the end of such fiscal year, together with an audited statement of income for such fiscal year; provided that if Company’s Board of Directors does not require Company’s financial statements to be audited for a particular fiscal year, then Company shall deliver such financial statements to Holder unaudited, and (ii) within 45 days after the close of each fiscal quarter of Company, an unaudited balance sheet, income statement and cash flow statement, each at and as of the end of such quarter, together with an up-to-date summary capitalization table, provided that such capitalization table shall be provided to Holder only if Company’s securities are not publicly traded; and (iii) promptly after the closing of each equity financing and convertible debt financing consummated by Company after the date this Warrant has been issued, a copy of the term sheet for such financing (if any), a post-closing, summary capitalization table and other information relating to the then-current valuation of Company. In addition, Company agrees to provide Holder at any time and from time to time with such information as Holder may reasonably request for purposes of Holder’s valuation of Company and Holder’s compliance (as determined by Holder in its reasonable discretion) with regulatory, accounting and reporting requirements applicable to Holder; provided, however, that in no event shall Company be obligated to (i) provide Holder with information that is not in Company’s possession or (ii) take any action with a third party or otherwise engage a third party in connection with such request. Notwithstanding the foregoing, Company shall not be required to furnish to Holder the financial information described in this Section 18.7 in the event such financial information has been previously delivered pursuant to the Loan Agreement. Further notwithstanding anything in this Section 18.7 to the contrary, if in connection with a Liquidity Event Holder receives securities of a privately held company then the rights described in this Section 18.7 shall be deemed to continue to apply to such company in order to enable Holder to comply with regulatory, accounting and reporting requirements applicable to Holder. Further notwithstanding anything in this Section 18.7 or this Warrant to the contrary, Company shall not be required to provide information in respect of which disclosure is prohibited by law, which is subject to attorney-client or similar privilege or constitutes attorney work-product, in respect of which Company owes confidentiality obligations to any third party, which constitutes non-financial trade secrets or non-financial proprietary information or which has been previously made publicly available as part of Company’s filings with the SEC.

19.         Right to Purchase Securities in Future Financings. In connection with any equity or convertible debt securities that Company may from time to time propose to offer or sell after the date of issuance of this Warrant (“Future Financings”), Company hereby grants to Holder the right to invest up to the greater of (i): $375,000 and (ii) such amount of cash as is required to enable Holder to purchase that number of any equity or convertible debt securities as will enable Holder to own or acquire immediately after completion of such offering the same percentage of the securities of Company (on a fully diluted, as exercised basis) as Holder owned and/or had the right to purchase (including under this Warrant, under any other warrant instrument held by Holder or any affiliate of Holder or otherwise with respect to any securities owned by Holder or any affiliate of Holder) immediately prior to commencement of such offering. Holder shall not have any obligation to purchase Company’s securities in any such Future Financings. In the event Holder exercises its purchase right set forth hereunder, Holder shall not have any obligation to purchase such securities, except pursuant to those definitive purchase documents executed by other purchasers in connection with the applicable offering. For avoidance of doubt, the right granted herein shall apply to all future sales of Company’s equity and convertible debt securities consummated by Company after the date hereof until the Expiration Date. The right to purchase securities in future sales by Company thereof described in this Section 19 shall survive the payment and satisfaction of all of the Company’s Obligations to Lender until the Expiration Date, notwithstanding anything to the contrary set forth in any other Loan Document executed or delivered by Company or Lender after the date hereof. Holder shall be entitled to apportion the rights hereby granted to it among itself and any affiliate of Holder in such proportions as Holder deems appropriate. For the further avoidance of doubt, (i) if the amount raised in any Future Financing is less than $5,000,000, then the Holder’s right to invest in such Future Financing shall be limited to such amount of cash as is required to enable Holder to purchase that number of any equity or convertible debt securities as will enable Holder to own or acquire immediately after completion of such offering the same percentage of the securities of Company (on a fully diluted, as exercised basis) as Holder owned and/or had the right to purchase (including under this Warrant, under any other warrant instrument held by Holder or any affiliate of Holder or otherwise with respect to any securities owned by Holder or any affiliate of Holder) immediately prior to commencement of such offering; (ii) if Holder exercises its purchase right set forth hereunder, Holder shall be required to enter into the same definitive purchase documents executed by other purchasers in connection with the applicable offering; and (iii) if Holder exercises its purchase right set forth hereunder, Holder shall be required to comply with the same timeline as the other purchasers in connection with the applicable offering.

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20.         Market Stand-Off. Holder may not Transfer (hereinafter defined) this Warrant or the Warrant Stock until the end of the period beginning on the date hereof and ending on the date of the opening of the first trading window at least 180 days after the date hereof (the “Lock-up Period”), provided such Transfer restriction shall be applicable to Holder so long as all of Company’s other stockholders are subject to the same restriction. As used in this Section 20, “Transfer” means the (i) sale or assignment of, offer to sell, contract or agreement to sell, gift, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in the foregoing clause (i) or (ii).

21.        Investment Unit. The parties acknowledge and agree that this Warrant is intended to constitute an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended.

[Remainder of this page intentionally left blank; signature page follows]

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[Signature Page to Warrant]

IN WITNESS WHEREOF, each of the parties has caused this Warrant to be duly executed by its officer, thereunto duly authorized as of the date of issuance set forth on the first page hereof.

COMPANY:

INNVENTURE, INC.

By:
Name:
Title:

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ACKNOWLEDGED AND AGREED:

HOLDER:

WTI FUND XI, LLC

By:  WTI Fund XI GP, LLC
Its:   Managing Member

By:  Westech Investment Advisors LLC
Its:  Managing Member

By:
Name:
Title:

With a copy which shall constitute notice to:

Fox Rothschild
345 California Street
Suite 2200
San Francisco, CA 94104
Email: jklugman@foxrothschild.com and TPaikedayLeDuc@foxrothschild.com

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FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:

☐
The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, (1) See Below ________________ (_____) shares (the “Shares”) of Warrant Stock of __________ and herewith makes payment of _____________ Dollars ($________) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, _________, whose address is ___________.

☐	The undersigned hereby elects to convert percent ( %) of the value of the Warrant pursuant to the provisions of Section 1(b) of the Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 17 of this Warrant and by its signature below hereby makes such representations and warranties to Company.

Dated

Holder:

By:

Its:

(Address)

(1)
Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Warrant Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be acquirable upon exercise.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned, the holder of the within Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Warrant Stock covered thereby set forth herein below, unto:

Name of Assignee	Address	No. of Shares

Dated

Holder:

By:

Its:

Exhibit 10.1
SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 25, 2025, is between INNVENTURE, INC., a company incorporated under the laws of the State of Delaware (the “Company”), and each of the investors listed on the Schedule of Buyers attached as Schedule I hereto (individually, a “Buyer” and collectively the “Buyers”).

WITNESSETH

WHEREAS, the Company and each Buyer desire to enter into this transaction for the Company to sell and the Buyers to purchase the Convertible Debentures (as defined below) pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 of Regulation D (“Regulation D”) promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder;

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer(s), as provided herein, and the Buyer(s) shall purchase convertible debentures in the form attached hereto as “Exhibit A” (the “Convertible Debentures”) in the aggregate principal amount of up to $30,000,000 (the “Subscription Amount”), which shall be convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”) (as converted, the “Conversion Shares”), of which $20,000,000 shall be purchased upon the satisfaction of the conditions to closing in Sections 6 and 7 (the “First Closing”) and $10,000,000 shall be purchased on the first Business Day after both (i) the date the Registration Statement has first been declared effective by the SEC and (ii) the Company has received Stockholder Approval (as defined below) (the “Second Closing”) (individually referred to as a “Closing” and collectively referred to as the “Closings”), at a purchase price equal to 90% of the Subscription Amount (the “Purchase Price”) in the respective amounts set forth opposite each Buyer(s) name on Schedule I to this Agreement;

WHEREAS, on the First Closing Date (as defined in Section 1(c) below), the parties hereto are executing and delivering a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

WHEREAS, the Convertible Debentures and the Conversion Shares are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.           PURCHASE AND SALE OF CONVERTIBLE DEBENTURES.

(a)        Purchase of Convertible Debentures.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company at each Closing, Convertible Debentures with principal amount corresponding to the Subscription Amount set forth opposite each Buyer’s name on Schedule I attached hereto.

(b)        Closing Dates. Each Closing shall occur remotely by conference call and electronic delivery of documentation. The date and time of each Closing shall be as follows: (i) the First Closing shall be at 10:00 a.m., New York time, on the first Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer) (the “First Closing Date”) and (ii) the Second Closing shall be at 10:00 a.m., New York time, on the first Business Day after the Registration Statement is first declared effective by the SEC, and the Company has received Stockholder Approval (as defined below), provided the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived at such time (or such other date as is mutually agreed to by the Company and each Buyer) (the “Second Closing Date” and collectively with the First Closing Date, the “Closing Dates”). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c)        Form of Payment; Deliveries.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, on each Closing Date, (i) the Buyers shall deliver to the Company, in immediately available funds to a bank account designated in writing by the Company, the Purchase Price for the Convertible Debentures to be issued and sold to such Buyer at such Closing, minus any fees or expenses to be paid directly from the proceeds of such Closing as set forth herein, and (ii) the Company shall deliver to each Buyer, Convertible Debentures which such Buyer is purchasing at such Closing with a principal amount corresponding with the Subscription Amount set forth opposite each Buyer’s name on Schedule of Buyers attached as Schedule I hereto, duly executed on behalf of the Company.

(d)       Maximum Shares. Notwithstanding anything in this Agreement to the contrary, the Company shall not issue any Common Shares pursuant to the transactions contemplated hereby or any other Transaction Documents (as defined below) (including the Conversion Shares) if the issuance of Common Shares would exceed the aggregate number of Common Shares that the Company may issue in this transaction, and any transaction aggregated with this transaction, in compliance with the Company’s obligations under the rules or regulations of The Nasdaq Stock Market LLC (“Nasdaq”) (the number of shares which may be issued without violating such rules and regulations being referred to as the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Nasdaq for issuances of Common Shares in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Buyers. The Exchange Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction.

2.           BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of each Closing Date:

(a)         Investment Purpose.  The Buyer is acquiring the Securities for its own account for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement covering such Securities or an available exemption under the Securities Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities in violation of applicable securities laws.  As used herein, “Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

(b)         Accredited Investor Status.  The Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(c)         Reliance on Exemptions.  The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d)        Information.  The Buyer and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Buyer deemed material to making an informed investment decision regarding its purchase of the Securities, which have been requested by such Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)        Transfer or Resale.  The Buyer understands that: (i) the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) such Buyer provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(e).

(f)        Legends.  The Buyer agrees to the imprinting, so long as its required by this Section 2(f), of a restrictive legend on the Convertible Debentures in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THOSE SECURITIES INTO WHICH THEY ARE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES AND THOSE SECURITIES INTO WHICH THEY ARE CONVERTIBLE HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The Buyer agrees to the imprinting, so long as its required by this Section 2(f), of a restrictive legend on the Conversion Shares in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Certificates evidencing the Conversion Shares shall not contain any legend (including the legend set forth above), (i) following any sale of such Conversion Shares pursuant to Rule 144, (ii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC), or (iii) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, provided, that, in the case of sub-clause (iii), the Company has received a customary representation letter from such Buyer, the form and substance of which shall be reasonably satisfactory to the Company, confirming that such Buyer shall sell the Conversion Shares within seven Trading Days following the date of the delivery of such representation letter and shall return such securities to be relegended if such sale does not take place. If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days (or such earlier date as required pursuant to the Exchange Act (as defined below) or other applicable law, rule or regulation for the settlement of a trade initiated on the date such Buyer delivers such legended certificate representing such securities to the Company) following the delivery by a Buyer to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such securities (endorsed or with stock powers attached, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be required above in this Section 2(f), as directed by such Buyer, either: (A) provided that the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit the aggregate number of Common Shares to which such Buyer shall be entitled to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to such Buyer, a certificate representing such securities that is free from all restrictive and other legends, registered in the name of such Buyer or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith. The Buyer agrees that the removal of a restrictive legend from certificates representing Securities as set forth in this Section 2(f) is predicated upon the Company’s reliance that the Buyer will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

(g)          Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(h)       Authorization, Enforcement.  The Transaction Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(i)          No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j)       Certain Trading Activities. The Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company's securities) during the period commencing as of the time that the Buyer first contacted the Company or the Company's agents regarding the specific investment in the Company contemplated by this Agreement (but not prior to February 1, 2025) and ending immediately prior to the execution of this Agreement by such Buyer.

(k)       No General Solicitation. The Buyer is not purchasing or acquiring the Securities as a result of any general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(l)         Not an Affiliate. The Buyer is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) a “beneficial owner” of more than 10% of the Common Shares (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

(m)        Evaluation of Risks. The Buyer has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Securities of the Company and of protecting its interests in connection with the transactions contemplated hereby. The Buyer acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Buyer may lose all or a part of its investment.

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in the SEC Documents (as defined below) that are available on the SEC’s website through the EDGAR system at least one (1) Business Day prior to the date of this Agreement and each Closing (in each case, unless context provides otherwise), and as set forth on the Disclosure Schedule (as defined below), the Company hereby makes the representations and warranties set forth below to each Buyer as of each Closing:

(a)        Organization and Qualification. The Company and each of its Subsidiaries are entities duly formed, validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into by the Company in connection herewith or therewith or (iii) the authority or ability of  the Company to perform any of its obligations under any of the Transaction Documents. “Subsidiaries” means any Person in which the Company, directly or indirectly, owns a majority of the outstanding capital stock having voting power or holds a majority of the equity or similar interest of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b)       Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Debentures, and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Convertible Debentures), have been duly authorized by the Company's board of directors and no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governmental body. This Agreement has been, and the other Transaction Documents to which the Company is a party will be prior to the Closing, duly executed and delivered by the Company, and, assuming the execution and delivery thereof and acceptance by the Buyer, to the extent applicable, will  constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Convertible Debentures, the Global Guaranty, and each of the other agreements and instruments entered into by the Company or delivered by the Company in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c)         Issuance of Securities. The issuance of the Securities has been duly authorized and, upon issuance and payment in accordance with the terms of the Transaction Documents, the Securities shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of each Closing Date, the Company shall have reserved from its duly authorized capital stock not less than the Required Reserve Amount (as defined herein). Upon issuance or conversion in accordance with the Convertible Debentures, the Conversion Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Shares.

(d)         No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Debentures, the Conversion Shares, and the reservation for issuance of the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below), Bylaws (as defined below), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default  under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a material violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations, the securities laws of the jurisdictions of the Company's incorporation or in which it or its subsidiaries operate and the rules and regulations of Nasdaq (the “Principal Market,” provided however, that in the event the  Common Shares are ever listed or traded on any of the New York Stock Exchange, or the NYSE American, the “Principal Market” shall mean that market on which the Common Shares are then listed or traded) and including all applicable laws, rules and regulations of the jurisdiction of incorporation of the Company) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of (ii) for any conflict, default, right or violation that would not reasonably be expected to result in a Material Adverse Effect.

(e)        Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than any filings as may be required by any federal or state securities agencies and any filings as may be required by the Principal Market), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof, other than the consent from WTI Fund X, Inc. and WTI Fund XI, Inc. (together, the “WTI Lenders”). All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the First Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Shares in the foreseeable future. The Company has notified or will notify the Principal Market of the issuance of all of the Securities hereunder, which does not require obtaining the approval of the stockholders of the Company or any other Person or Governmental Entity, and the Principal Market has completed its review of the related Listing of Additional Shares form. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or  any of the foregoing.

(f)          Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) to its knowledge, an "affiliate" (as defined in Rule 144 promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”)) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the Common Shares (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company further acknowledges that no Buyer (nor any affiliate of any Buyer) is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.

(g)        No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholders approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(h)      Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares will increase in certain circumstances. The Company further acknowledges its obligation to issue the Conversion Shares upon conversion of the Convertible Debentures in accordance with the terms thereof is, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(i)          Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholders, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholders rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities.

(j)        SEC Documents; Financial Statements. Since October 2, 2024, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Buyers or their respective representatives true, correct and complete copies of any the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. No other written information provided by or on behalf of the Company to any of the Buyers which is not included in the SEC Documents (including, without limitation, information referred to in Section 2(d)) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(k)        Absence of Certain Changes. Since the date of the Company's most recent audited financial statements contained in a Form 10-K or a Form S-1, there has been no Material Adverse Effect, nor any event or occurrence specifically affecting the Company or its Subsidiaries that would be reasonably expected to result in a Material Adverse Effect. Since the date of the Company's most recent audited financial statements contained in a Form 10-K or Form S-1, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends on the Common Shares, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(l)         No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur specific to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Shares and which has not been publicly announced, or (ii) would reasonably be expected to have a Material Adverse Effect.

(m)      Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Certificate of Incorporation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for violations which would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in material violation of any of the rules, regulations or requirements of the Principal Market, and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of trading of the Common Shares by the Principal Market in the foreseeable future. Since October 3, 2024, (i) the Common Shares have been listed or designated for quotation on the Principal Market, (ii) trading in the Common Shares has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Shares from the Principal Market, which has not been publicly disclosed. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any  of its Subsidiaries.

(n)        Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee, nor any other Person acting for or on behalf of the Company or any of its Subsidiaries (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA) or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other Person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any Person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose, in violation of applicable law, of:  (i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or (ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(o)          Equity Capitalization.

(i)        Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of 250,000,000 Common Shares and 25,000,000 shares of preferred stock, par value $0.0001, of which 47,101,300 Common Shares are issued and outstanding, 1,118,808 shares of preferred stock, designated as Series B preferred stock, are issued and outstanding, and 2,885,848 shares of preferred stock, designated as Series C preferred stock, are issued and outstanding. As of the date hereof, the Company has reserved 54,081,514 Common Shares for issuance to parties or Persons other than the Buyers.

(ii)        Valid Issuance; Available Shares. All outstanding Common Shares are duly authorized and have been validly issued and are fully paid and nonassessable.  As of the date hereof (A) 54,081,514 Common Shares have been reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Convertible Debentures) and (B) 17,398,813 Common Shares are, as of the date hereof, owned by Persons who are “affiliates” (as defined in Rule 405 of the Securities Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Shares are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries.  “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Shares) or any of its Subsidiaries.

(iii)       Existing Securities; Obligations. Except for warrants to acquire up to 300,000 Common Shares issuable upon conversion or exercise of equity securities that the Company expects to issue within 30 days of the First Closing to the WTI Lenders, forms of which have been provided to the Buyers, or as otherwise disclosed in the SEC Documents: (A) none of the Company's shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company ; (B) other than issuances pursuant to the Company’s equity incentive plans, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares, interests or capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company; (C) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (D) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company ; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has entered into any Variable Rate Transaction.

(iv)        Organizational Documents. The Company has furnished to the Buyers or filed on EDGAR true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company's bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all convertible securities and the material rights of the holders thereof in respect thereto.

(p)         Indebtedness and Other Contracts. Other than as set forth in the SEC Documents, the Company does not, (i) have any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Significant Subsidiaries or by which the Company or any of its Significant Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) have any financing statements securing obligations in any amounts filed in connection with the Company or any of its Significant Subsidiaries; (iv) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.  Neither the Company nor any of its Significant Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect.  For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto, and (z) “Significant Subsidiaries” means each of the wholly owned Subsidiaries of the Company as of the date hereof.

(q)         Litigation. Other than as set forth in the SEC Filings, there is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company any of its Significant Subsidiaries, the Common Shares or any of the Company's any of its Significant Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, which would reasonably be expected to result in a Material Adverse Effect. After reasonable inquiry of its employees, the Company is not aware of any event which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Significant Subsidiaries, or any current or former director or officer of the Company or any of its Significant Subsidiaries. Neither the Company nor any of its Significant Subsidiaries is the subject of any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity that would reasonably be expected to result in a Material Adverse Effect.

(r)        Intellectual Property Rights. The Company and its Significant Subsidiaries owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct its business as now conducted and presently proposed to be conducted. The Company does not have any knowledge of any infringement by the Company of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Significant Subsidiaries, being threatened, against the Company or any of its Significant Subsidiaries regarding its Intellectual Property Rights that would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Significant Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  The Company and its Significant Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights.

(s)          Environmental Laws. Except, in each case, as would not be reasonably anticipated to have a Material Adverse Effect, the Company and its Significant Subsidiaries (a) are in compliance with any and all applicable laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, (b) have received and hold all material permits, licenses or other approvals required of it under all such laws to conduct its respective businesses and (c) is in compliance with all material terms and conditions of any such permit, license or approval.

(t)          Tax Status. The Company and each of its Significant Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  The Company has not received written notification of any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company knows of no basis for any such claim where failure to pay would cause a Material Adverse Effect.  The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Code.  The net operating loss carryforwards (“NOLs”) for United States federal income tax purposes of the consolidated group of which the Company is the common parent, if any, shall not be adversely effected by the transactions contemplated hereby.  The transactions contemplated hereby do not constitute an “ownership change” within the meaning of Section 382 of the Code, thereby preserving the Company’s ability to utilize such NOLs.

(u)       Internal Accounting and Disclosure Controls. Except as set forth in the  SEC Filings, the Company and each of its Significant Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, as applicable, is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

(v)        Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(w)       Insurance. The Company and any each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Significant Subsidiaries are engaged. Neither the Company nor any of its Significant Subsidiaries have been refused any insurance coverage sought or applied for, and neither the Company nor any of its Significant Subsidiaries have any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(x)        Manipulation of Price. The Company does not have, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, or (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities.

(y)       Registration Eligibility.  The Company is eligible to register the resale of the Conversion Shares by the Buyers using Form S-1 promulgated under the Securities Act.

(z)        Sanctions Matters.  Neither the Company, nor any of its Significant Subsidiaries or, to the knowledge of the Company, any director, officer or controlled affiliate of the Company or any director or officer of any Significant Subsidiaries, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea, Zaporizhzhia and Kherson regions, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Significant Subsidiaries, nor any director, officer or controlled affiliate of the Company or any of its Significant Subsidiaries, has ever had funds blocked by a United States bank or financial institution, temporarily or otherwise, as a result of OFAC concerns. For the past five years, neither the Company nor any of its Significant Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country.

(aa)       Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosures provided to the Buyers regarding the Company, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company, taken as a whole, are true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company to each Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. All financial projections and forecasts that have been prepared by or on behalf of the Company and made available to the Buyers have been prepared in good faith based upon reasonable assumptions and represented, at the time each such financial projection or forecast was delivered to each Buyer, the Company's best estimate of future financial performance (it being recognized that such financial projections or forecasts are not to be viewed as facts and that the actual results during the period or periods covered by any such financial projections or forecasts may differ from the projected or forecasted results). The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(bb)       No General Solicitation.  Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(cc)        Private Placement. Assuming the accuracy of the Buyers’ representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Buyers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.

(dd)       No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).  The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(ee)        Other Covered Persons. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(ff)        No Disagreements with Accountants. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.  In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC.  Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

4.           COVENANTS.

(a)         Form D and Blue Sky. To the extent required, the Company shall file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.  Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.

(b)       Reporting Status. For the period beginning on the date hereof, and ending 6 months after the date on which all the Convertible Debentures are no longer outstanding (the “Reporting Period”), the Company shall file on a timely basis (which, for the avoidance of doubt, include any permitted extension under Rule 12b-25 of the Exchange Act) all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(c)         Use of Proceeds. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein to repay any loans to any executives or employees of the Company or to make any payments in respect of any related party debt. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the transactions contemplated herein, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). The Company shall not, without the prior written consent of the Buyer, loan, invest, transfer or “downstream” any cash proceeds, or assets or property acquired with cash proceeds from the issuance and sale of the Convertible Debentures to Innventure LLC, unless the Buyer and such Significant Subsidiary enter into a global guaranty agreement in the form attached hereto as Exhibit C (the “Global Guaranty”).

(d)         Listing. To the extent applicable, the Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Underlying Securities (as defined below) on the Principal Market, subject to official notice of issuance, and shall use reasonable efforts to maintain such listing or designation for quotation (as the case may be) of all Underlying Securities from time to time issuable under the terms of the Transaction Documents on such Principal Market for the Reporting Period. Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Shares on a Principal Market during the Reporting Period. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(d). “Underlying Securities” means the (i) the Conversion Shares, and (ii) any Common Shares issued or issuable with respect to the Conversion Shares, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the Common Shares are converted or exchanged without regard to any limitations on conversion of the Convertible Debentures.

(e)          RESERVED.

(f)         Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that, subject to compliance with applicable federal and state securities laws, the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(g)         Disclosure of Transactions and Other Material Information.

(i)         Disclosure of Transactions. The Company shall (A) on or before 10:00 pm Eastern Time on the first Business Day after the date of this Agreement, file with the SEC a current report on Form 8-K disclosing (a) all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching the Transaction Documents deemed by the Company necessary to be filed therewith, and (b) all material non-public information concerning the Company disclosed to the Buyers (other than the 2024 Annual Report) (including, required exhibits, the “Current Report”), and (B) on or before the First Closing Date, file the 2024 Annual Report. In addition, effective upon the filing of the Current Report and the 2024 Annual Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to the transactions contemplated by the Transaction Documents under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate, and the Company specifically agrees that the Confidentiality and Non-Disclosure Agreement dated March 20, 2025 between the Company and Yorkville Advisors Global, LP shall terminate.

(ii)        Limitations on Disclosure. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without first obtaining the express prior written consent of such Buyer (which may be granted or withheld in such Buyer's sole discretion). To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer’s consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Current Report and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Except with respect to the matters described in the Transaction Agreements, including the name of the Buyers as set forth therein, and events that have occurred pursuant to the terms of the Transaction Agreements, without the prior written consent of the applicable Buyer (which may be granted or withheld in such Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer in any filing, announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer shall have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and binding agreement executed by the Company and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to any material, non-public information regarding the Company or any of its Subsidiaries.

(iii)       Other Confidential Information.  Disclosure Failures.  In addition to other remedies set forth in this Section 4(g), and without limiting anything set forth in any other Transaction Document, at any time after the Closing Date if the Company, any of its Subsidiaries, or any of their respective officers, directors, employees or agents, provides any Buyer with material non-public information relating to the Company or any of its Subsidiaries (each, the “Confidential Information”), the Company shall, on or prior to the applicable Required Disclosure Date (as defined below), publicly disclose such Confidential Information on a Current Report on Form 8-K or otherwise (each, a “Disclosure”). From and after such Disclosure, the Company shall have disclosed all Confidential Information provided to such Buyer by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon such Disclosure, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate. “Required Disclosure Date” means (x) if such Buyer authorized the delivery of such Confidential Information, either (I) if the Company and such Buyer have mutually agreed upon a date (as evidenced by an e-mail or other writing) of Disclosure of such Confidential Information, such agreed upon date or (II) otherwise, the seventh (7th) calendar day after the date such Buyer first received any Confidential Information or (y) if such Buyer did not authorize the delivery of such Confidential Information, the first (1st) Business Day after such Buyer’s receipt of such Confidential Information.

(h)        Reservation of Shares. So long as any of the Convertible Debentures, remain outstanding, the Company shall have reserved from its duly authorized capital stock, and shall have instructed its transfer agent to irrevocably reserve, the maximum number of Common Shares issuable upon conversion of all Convertible Debentures (assuming for purposes hereof that (x) such Convertible Debentures are convertible at the Conversion Price (as defined therein) as of the date of determination and (y) any such conversion shall not take into account any limitations on the conversion of the Convertible Debentures set forth therein) (the “Required Reserve Amount”); provided that at no time shall the number of Common Shares reserved pursuant to this Section be reduced other than proportionally in connection with any conversion and/or redemption, or reverse stock split. If at any time the number of Common Shares authorized to be issued is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, recommending that stockholders vote in favor of an increase in such authorized number of shares sufficient to meet the Required Reserve Amount.

(i)         Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(j)          Covenants relating to the SEPA.

(i)         SEPA Exchange Cap. In connection with the Standby Equity Distribution Agreement entered into between the Company and YA II PN, Ltd. (“Yorkville”) on October 24, 2023 (the “SEPA”), the Company shall not effect any sales under the SEPA to the extent that the aggregate number of Common Shares issued thereunder would exceed 9,899,582 Common Shares (the “SEPA Exchange Cap”), subject to certain exceptions in accordance with the rules and regulations of the Principal Market. The Company will use commercially reasonable efforts to include in its proxy statement for its next annual meeting of stockholders a proposal for the purpose of seeking the approval of its stockholders as required by the applicable rules of the Principal Market, for issuances of shares issuable pursuant to the SEPA and the Conversion Shares in excess of the Exchange Cap (such approval by the stockholders, an “Affirmative Vote”).  For purposes of this Agreement “Stockholder Approval” shall mean the earlier of (a) an Affirmative Vote, and (b) irrevocable proxies of a majority of the Company’s stockholders indicating their intention to support an Affirmative Vote.

(ii)       SEPA Registration Statement. The Company filed a registration statement (File No. 333-282971) (the “SEPA Registration Statement”) for the resale by Yorkville of up to 4,418,307 Common Shares issuable pursuant to the SEPA. As of the date hereof, 4,209,314 Common Shares issuable under the SEPA remain registered for resale by Yorkville pursuant to the SEPA Registration Statement. The Company agrees that for so long as any amounts remain outstanding under the Convertible Debentures, if the market value of the number of Common Shares issuable under the SEPA that remain registered for resale by Yorkville pursuant to the SEPA Registration Statement (as determined by multiplying the number of shares available for resale by the last closing price of the Common Shares) is less than 100% of the aggregate principal amount outstanding under the Convertible Debentures, then the Company shall prepare and file a new registration statement to register the resale by Yorkville of additional Common Shares issuable under the SEPA within 30 days of the first occurrence of such event, and use commercially reasonable efforts to have such registration statement declared effective by the SEC within 60 days of filing thereof.

(iii)        SEPA Advances. For so long as any amounts remain outstanding under the Convertible Debentures, if the Company submits an Advance Notice (as defined in the SEPA) then, unless otherwise agreed by Yorkville, (1) the Company may only request an Option 2 Pricing Period in such Advance Notice, and, (2) all of the proceeds from such Advance Notice shall be used as an Advance Payment (as defined in the Convertible Debentures), provided that, if all the following conditions have been satisfied with respect to any Advance Notice, then then the proceeds of such Advance Notice shall be paid to the Company: (A) the Commitment Amount (as defined in the SEPA) remaining available (after taking into account the subject Advance Notice) exceeds 110% of the aggregate principal amount outstanding under the Convertible Debentures, (B) all monthly payments under the Convertible Debentures that have come due and that are coming due within 31 calendar days following the closing of the subject Advance Notice shall have been repaid, (C) the market value of the number of Common Shares that remain available for issuance under the Exchange Cap (as determined by multiplying the number of shares available under the Exchange Cap by the last closing price of the Common Shares) is at least 200% of the aggregate principal amount outstanding under the Convertible Debentures, and (D) the market value of the number of Common Shares issuable under the SEPA that remain registered for resale by Yorkville pursuant to an effective registration statement (as determined by multiplying the number of shares available for resale by the last closing price of the Common Shares) is at least 200% of the aggregate principal amount outstanding under the Convertible Debentures.

(k)        Except as expressly set forth below, the Buyer covenants that from and after the date hereof through and ending when no Convertible Debentures remain outstanding (the “Restricted Period”), no Buyer or any of its officers, or any entity managed or controlled by the Buyer (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, engage in (i) any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares or (ii) put equivalent position or any hedging transaction which establishes a net short position with respect to any securities of the Company, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) Common Shares; or (2) selling a number of Common Shares equal to the number of Underlying Shares that such Restricted Person is entitled to receive, but has not yet received from the Company or the transfer agent upon the completion of a pending conversion of the Convertible Debentures for which a valid Conversion Notice (as defined in the Convertible Debentures) has been submitted to the Company pursuant to Section 4(b) of the Convertible Debentures.

(l)        Prohibited Transactions. From the date hereof until all of the Convertible Debentures have been repaid or converted into Common Shares, the Company agrees to not directly or indirectly enter into any contract, agreement or other item that would restrict or prohibit any of the Company’s obligations to the Buyer(s) under the Transaction Documents, including, without limitation, any cash payments required to be made by the Company to the Buyer(s).

(m)        From the date hereof until all the Convertible Debentures have been repaid, without the prior written consent of the Buyer, the Company shall not, and shall not permit any of its Subsidiaries (whether or not a Subsidiary on the date hereof) to, directly or indirectly (i) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness, (ii) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Lien on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, (iii) make any payment in respect of any related party debt, (iv) enter into a transaction, the primary purpose of which is to raise capital for the Company, wherein the Company issues its equity capital stock and receives net proceeds in excess of $20.0 million wherein less than 25% of the net proceeds from such offering are reserved for payment of the obligations under the Convertible Debentures, which payment shall be made promptly upon receipt of the net proceeds of the offering (unless payment is waived by the Buyer) and which payment shall constitute an Advance Repayment, or (iv) enter into, agree to enter into, or effect any Variable Rate Transaction (other than in connection with the SEPA); provided, however, in no case shall any of the foregoing restrict transactions, events or issuances that have occurred prior to the date hereof.

“Permitted Indebtedness” shall mean: (i) indebtedness evidenced by the Convertible Debentures; (ii) indebtedness outstanding on the date hereof and any refinance of any such Indebtedness in a principal amount that does not exceed the original principal amount of such Indebtedness begin refinanced and on terms that are not materially more restrictive; (iii) indebtedness incurred solely for the purpose of financing the acquisition or lease of any equipment, including capital lease obligations with no recourse other than to such equipment; (iv) indebtedness (A) the repayment of which has been subordinated to the payment of the Convertible Debentures on terms and conditions acceptable to the Buyers, including with regard to interest payments and repayment of principal, (B) which does not mature or otherwise require or permit redemption or repayment prior to or on the 91st day after the maturity date of any Convertible Debentures then outstanding; and (C) which is not secured by any assets of the Company or its subsidiaries; (v) indebtedness associated with acquiring new intellectual property assets and licenses, so long as the proceeds are going to the party(ies) from which the Company is acquiring the assets, licenses, and other properties and (vi) any indebtedness (other than the indebtedness set out in (i) – (v) above) incurred after the date hereof, provided that such indebtedness does not exceed $500,000 at any given time.

“Permitted Liens” shall mean (1) any existing Liens on the date hereof; (2) inchoate Liens for taxes, assessments or governmental charges or levies not yet due, as to which the grace period, if any, related thereto has not yet expired, or being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (3) Liens of carriers, materialmen, warehousemen, mechanics and landlords and other similar Liens which secure amounts which are not yet overdue by more than 60 days or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (4) licenses, sublicenses, leases or subleases granted to other persons not materially interfering with the conduct of the business of the Company; (5) Liens securing capitalized lease obligations and purchase money indebtedness incurred solely for the purpose of financing an acquisition or lease; (6) easements, rights-of-way, restrictions, encroachments, municipal zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing debt and not materially interfering with the conduct of the business of the Company and not materially detracting from the value of the property subject thereto; (7) Liens arising out of the existence of judgments or awards which judgments or awards do not constitute an Event of Default; (8) Liens incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance, pension liabilities and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature (other than appeal bonds) incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); (9) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) and contractual set-off rights held by such banking institution and which are within the general parameters customary in the banking industry and only burdening deposit accounts or other funds maintained with a creditor depository institution; (10) usual and customary set-off rights in leases and other contracts; (11) escrows in connection with acquisitions and dispositions; (12) royalties and other rights to revenue derived from the sale of the Company’s products that are granted in the ordinary course of business; and (13) other Liens securing Indebtedness or other obligations permitted under this Agreement in an aggregate outstanding amount not to exceed $200,000.

“Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any equity, warrants, or debt securities, in each case that are convertible into, exchangeable or exercisable for, or include the right to receive additional Common Shares either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Shares at any time after the initial issuance of such security, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares (including, without limitation, any “full ratchet” or “weighted average” anti-dilution  provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, business combination, dividend, stock split or other similar transaction), or (ii) enters into or effects any agreement, including but not limited to an “equity line of credit,” “ATM agreement” or other continuous offering or similar offering of Common Shares; provided, however, in no event shall warrants (in a form previously provided to the Buyer) issued to WTI Fund X, Inc., WTI Fund XI, Inc., WTI Fund X, LLC or WTI Fund XI, LLC in connection with the execution of this Agreement and the transactions contemplated hereby constitute a Variable Rate Transaction.

(n)         On any Trading Day that a Buyer sells any Conversion Shares, such Buyer shall, on such Trading Day, provide to the Company with the following information: (i) the quantity of the Conversion Shares sold by such Buyer on such day, and (ii) the average sale price of the Conversion Shares sold by such Buyer on such date.

(o)       At least two (2) days prior to each Closing Date, the Company shall deliver to the Buyer a disclosure schedule (the “Disclosure Schedule”) setting forth any changes necessary to make the representations and warranties of the Company set forth in Section 3 true and correct as of such Closing Date. Notwithstanding the foregoing, (i) if the Buyer determines, in good faith, that the matters set forth in the Disclosure Schedule constitute a Material Adverse Effect, the Buyer shall have the right, upon written notice to the Company within 2 days of receipt of the Disclosure Schedule, to terminate its obligation to proceed with such Closing, or waive such changes and proceed with such Closing, and (ii) any disclosure in the Disclosure Schedule with respect to the Second Closing that reflects an event or condition that should have been disclosed at the First Closing but was not shall not be deemed to cure any breach of the Company’s representations and warranties as of the First Closing Date and shall not limit or affect the Buyer’s rights with respect to such breach. If a Disclosure Schedule contains any Confidential Information, the Company shall, on or prior to the applicable Required Disclosure Date, publicly disclose such Confidential Information on a Current Report on Form 8-K or otherwise.

5.           REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a)         Register. The Company shall maintain at its principal executive offices or with the Transfer Agent (or at such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Convertible Debentures in which the Company shall record the name and address of the Person in whose name the Convertible Debentures have been issued (including the name and address of each transferee), the amount of Convertible Debentures held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)         Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Buyer or in connection with a pledge as contemplated herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Buyer under this Agreement.

(c)         Conversion and Exercise Procedures.  The form of Conversion Notice included in the Convertible Debentures set forth the totality of the procedures required of the Buyers in order to convert the Convertible Debentures. Except as provided in Section 2(f) and Section 5(b), no additional legal opinion, other information or instructions shall be required of the Buyers to convert their Convertible Debentures. The Company shall honor conversions of the Convertible Debentures and shall deliver the Conversion Shares in accordance with the terms, conditions and time periods set forth in the Convertible Debentures.

6.           CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Convertible Debentures to each Buyer at each Closing is subject to the satisfaction, at or before each Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a)          Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b)         Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(d), if any) for the Convertible Debentures being purchased by such Buyer at the Closing by wire transfer of immediately available funds in accordance with a letter, duly executed by an officer of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company (the “Closing Statement”).

(c)         The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of each Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to such Closing Date.

7.           CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase its Convertible Debentures at each Closing is subject to the satisfaction, at or before each Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)         The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer a Convertible Debenture with a principal amount corresponding to the Subscription Amount set forth opposite such Buyer’s name on the Schedule of Buyers attached as Schedule I for the Closing.

(b)         The Company shall have delivered to the Buyers the opinion of counsel to the Company or the General Counsel of the Company, dated as of the First Closing Date, in customary form and substance to be reasonably agreed upon with the Buyers and addressing such legal matters as the Buyers and the Company reasonably agree.

(c)       The Company shall have delivered to each Buyer copies of its and each Subsidiaries certified copies of its charter, to the extent applicable, as well as any stockholder or operating agreements by or among the stockholders or members of any of the Company’s Subsidiaries.

(d)         The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company as of a date within ten (10) days of the Closing Date.

(e)          Each and every representation and warranty of the Company shall be true and correct in all material respects (other than representations and warranties qualified by materiality, which shall be true and correct in all respects) as of such Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions set forth in each Transaction Document required to be performed, satisfied or complied with by the Company at or prior to such Closing Date.

(f)          The Common Shares (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of each Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of each Closing Date,  either (I) in writing by the SEC or the Principal Market or (II) by receiving a notification from the Principal Market of falling below the minimum maintenance requirements of the Principal Market that is not subject to a cure period.

(g)       The Company shall have obtained all governmental, regulatory or third-party consents and approvals necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any, and the consent and waiver of the WTI Lenders.

(h)         The Company shall either (a) deliver to the Buyer duly executed amendments to credit agreements by and between the Company and the Company’s related parties (the “Related Party Loans”), which amendments extend the maturity dates of such agreements beyond the maturity date of the Convertible Debentures or (ii) fully satisfy the Related Party Loans, including, but not limited to, by means of exchanging the outstanding obligations thereunder for equity capital stock of the Company on terms agreed upon by the Buyer.

(i)          No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(j)          Since the date of execution of this Agreement, no event or series of events shall have occurred that has resulted in or would reasonably be expected to result in a Material Adverse Effect, or an Event of Default (as defined in the Convertible Debentures).

(k)         The Company shall have notified the Principal Market to list or designate for quotation (as the case may be) the maximum number of Conversion Shares issuable pursuant to the Convertible Debentures to be issued at the Closing.

(l)           Such Buyer shall have received the Closing Statement.

(m)         (i) From the date hereof to the applicable Closing Date, trading in the Common Shares shall not have been suspended by the SEC or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and (ii) at any time from the date hereof to the applicable Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Buyer, makes it impracticable or inadvisable to purchase the Securities at the Closing.

(n)         The board of directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or materially modified and remains in full force and effect as of such Closing, and a true, correct and complete copy of such resolutions duly adopted by the board of directors of the Company shall have been provided to the Buyers.

(o)         The Company shall have delivered to the Buyer a compliance certificate executed by an executive officer of the Company certifying that Company has complied with all of the conditions precedent to the applicable Closing set forth herein and which may be relied upon by the Buyer as evidence of satisfaction of such conditions without any obligation to independently verify.

(p)         The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(q)        The Company shall have timely filed its Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”), with the SEC in form and substance as required by the Exchange Act (which, for the avoidance of doubt, include any permitted extension under Rule 12b-25 of the Exchange Act).

(r)         Solely with respect to the Second Closing, the Registration Statement shall be effective in accordance with the provisions set forth in the Registration Rights Agreement, including the effectiveness deadline set forth therein, and the Company shall have obtained Shareholder Approval.

8.           TERMINATION.

In the event that the First Closing shall not have occurred with respect to a Buyer by April 17, 2025, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer's breach of this Agreement and (ii) the abandonment of the sale and purchase of the Convertible Debentures shall be applicable only to such Buyer providing such written notice, provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described herein.  To the extent the First Closing has not occurred by April 17, 2025, the Company shall have the right to terminate its obligations under this Agreement, provided any such right arising out of the failure by the Company to file its Form 10-K by the deadline under Rule 12b-25 of the Exchange Act has not been waived by the Buyer.  Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9.           MISCELLANEOUS.

(a)       Governing Law. This Agreement and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b)         Jurisdiction; Venue; Service.

(i)         The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the State of New York (the “Governing Jurisdiction”) and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(ii)         The Company agrees that venue shall be proper in any court of the Governing Jurisdiction or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii)        Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Buyer arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Buyer in any suit, claim, action, litigation or proceeding brought by the Buyer against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Buyer brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Buyer against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Buyer in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Buyer arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Buyer agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iv)        The Company and the Buyer irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Agreement, such service to become effective thirty (30) days after the date of mailing.

(v)         Nothing herein shall affect the right of the Buyer to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c)          THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY MATTER RELATING TO THIS AGREEMENT, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE.  THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

(d)         Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(e)       Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms "including," "includes," "include" and words of like import shall be construed broadly as if followed by the words "without limitation." The terms "herein," "hereunder," "hereof" and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(f)        Entire Agreement, Amendments.  This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the party to be charged with enforcement. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (y) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.

(g)        Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:	INNVENTURE, INC.
6900 Tavistock Lakes Blvd, Suire 400
Orlando, FL 32827
Attention: Suzanne Niemeyer, General Counsel
Telephone: (610) 996-1767
E-Mail: legalnotices@innventure.com

With Copy to:	Jones Day
1221 Peachtree Street, N.E., Suite 400
Atlanta, GA 30361
Attention: Joel T. May, Esq.
Telephone: (404) 581-8967

E-Mail: jtmay@jonesday.com

If to a Buyer, to its address and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

With copy to:	David Fine, Esq.
c/o Yorkville Advisors Global, LP
1012 Springfield Avenue
Mountainside, NJ 07092
Email: legal@yorkvilleadvisors.com

or to such other address, e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender's e-mail service provider containing the time, date, recipient e-mail address or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively

(h)         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Convertible Debentures (but excluding any purchasers of Underlying Securities, unless pursuant to a written assignment by such Buyer). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers. In connection with any transfer of any or all of its Securities, a Buyer may assign all, or a portion, of its rights and obligations hereunder in connection with such Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such transferred Securities.

(i)           Indemnification.

(i)          In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (C) any disclosure properly made to such Buyer pursuant to Section 4(g), or (D) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or  other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii)        Promptly after receipt by an Indemnitee under this Section 9(i) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 9(i), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (A) the Company has agreed in writing to pay such fees and expenses; (B) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (C) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (C) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for the Indemnitees. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 9(i), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(iii)        The indemnification required by this Section 9(i) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within ten (10) days after bills supporting the Indemnified Liabilities are received by the Company.

(iv)       The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

(j)          No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

INNVENTURE, INC.

By:	/s/ David Yablunosky
Name:	David Yablunosky
Title:	Chief Financial Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ Matt Beckman
Name:	Matt Beckman
Title:	Member

LIST OF EXHIBITS:

EXHIBIT A: FORM OF CONVERTIBLE DEBENTURES
EXHIBIT B: FORM OF GLOBAL GUARANTY

EXHIBIT A

FORM OF CONVERTIBLE DEBENTURES

EXHIBIT B

FORM OF GLOBAL GUARANTY

SCHEDULE I
SCHEDULE OF BUYERS

Exhibit 10.2

GLOBAL GUARANTY AGREEMENT

This Global Guaranty Agreement (this “Guaranty”) is made as of [__], 2025 by INNVENTURE LLC, a limited liability company organized under the laws of Delaware (the “Guarantor”), in favor of YA II PN, LTD. (“YA II” or the “Creditor”), with respect to all obligations of INNVENTURE, INC., a corporation incorporated under the laws of the State of Delaware (the “Debtor”) owed to the Creditor.

RECITALS

WHEREAS, the Creditor and the Debtor have entered into a Securities Purchase Agreement (the “Agreement”) on [__], 2025 pursuant to which the Creditor shall provide loans to the Debtor, to be evidenced by convertible debentures (the  “Convertible Debentures”) to be issued by the Debtor to the Creditor, in the amount of up to $30 million;

WHEREAS, it is a condition precedent to Debtor being permitted to loan, invest, transfer or “downstream” any cash proceeds, or assets or property acquired with cash proceeds from the issuance and sale of the Convertible Debentures to the Guarantor that the Guarantor enter into this Guaranty; and

WHEREAS, the Guarantor is a wholly owned subsidiary of the Debtor.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor covenants and agrees as follows:

1.         Guaranty of Payment and Performance.  The Guarantor, jointly and severally, hereby guarantees to the Creditor the full, prompt and unconditional payment when due (whether at maturity, by acceleration or otherwise), and the performance, of liabilities, agreements and other obligations of the Debtor to the Creditor contained in the Convertible Debentures and the Transaction Documents up (all the foregoing, collectively, the “Obligations”). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Creditor first attempt to collect or require the performance of any of the Obligations from the Debtor or resort to any security or other means of obtaining their payment. Should the Debtor default in the payment or performance of any of the Obligations, the obligations of the Guarantor hereunder shall become immediately due and payable to the Creditor, all of which are expressly waived by the Guarantor.

2.          Limited Guaranty.  The liability of the Guarantor hereunder shall be limited to the amount of the Obligations due to the Creditor.

3.        Waivers by Guarantor; Creditor’s Freedom to Act.  The Guarantor hereby agrees that the Obligations will be paid and performed strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Creditor with respect thereto. The Guarantor waives presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses that may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Debtor, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Creditor to assert any claim or demand or to enforce any right or remedy against the Debtor; (ii) any extensions or renewals of, or alteration of the terms of, any Obligation or any portion thereof unless entered into by the Debtor; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any Obligation unless entered into by the Debtor; (iv) the substitution or release of any entity primarily or secondarily liable for any Obligation; (v) the adequacy of any rights the Creditor may have against any collateral or other means of obtaining payment or performance of the Obligations; (vi) the impairment of any collateral securing the Obligations, including without limitation the failure to perfect or preserve any rights the Creditor might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; (vii) the failure to obtain or maintain a right of contribution for the benefit of the Guarantor; (viii) errors or omissions in connection with the Creditor’s administration of the Obligations (except behavior constituting bad faith); or (ix) any other act or omission that might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor (other than payment or performance in full of the Obligations), all of which may be done without notice to the Guarantor.

4.         Unenforceability of Obligations Against Debtor.  If, for any reason, the Debtor is under no legal obligation to discharge or perform any of the Obligations, or if any of the Obligations have become irrecoverable from the Debtor by operation of law or for any other reason (other than payment or performance in full of the Obligations), this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations.  In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Debtor, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.

5.         Subrogation; Subordination.  Until the payment and performance in full of all Obligations, the Guarantor shall not exercise any rights against the Debtor arising as a result of payment by the Guarantor hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with the  Creditor in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantor will not claim any set‑off or counterclaim against the Debtor in respect of any liability of the Guarantor to the Debtor; and the Guarantor waives any benefit of and any right to participate in any collateral that may be held by the Creditor.  The payment of any amounts due with respect to any indebtedness of the Debtor now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Obligations. The Guarantor agrees that after the occurrence of any default in the payment or performance of the Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Debtor to the Guarantor until the Obligations shall have been paid or performed in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Creditor and be paid over to the Creditor on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

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7.          Termination; Reinstatement.  This Guaranty is irrevocable and shall continue until such time as the Obligations have been indefeasibly paid or performed in full. This Guaranty shall be reinstated if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by the Creditor upon the insolvency, bankruptcy or reorganization of the Debtor, or otherwise, all as though such payment had not been made or value received.

8.          Successors and Assigns.  This Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Creditor and the Creditor’s shareholders, officers, directors, agents, successors and assigns.

9.          Amendments and Waivers.  No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Guarantor and the Creditor. No failure on the part of the Creditor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

10.        Notices.  All notices and other communications called for hereunder to the Creditor or the Debtor shall be made in writing as provided in the Agreement. All notices and other communications called for hereunder to the Guarantor shall be made in writing as provided on Schedule I attached hereto or as the Guarantor may otherwise notify the Creditor.

11.        Governing Law; Consent to Jurisdiction.  This Guaranty is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).  The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the State of New York, New York County and consents to the non‑exclusive jurisdiction of such court and to service of process in any such suit’s being made upon the Guarantor by mail at the address set forth at the head of this Guaranty. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

[Rest of page intentionally left blank.  Signature page follows.]

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as a sealed instrument as of the date appearing on page one.

INNVENTURE LLC

By:
Name:
Title:

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Schedule I
The Guarantor

Innventure LLC
6900 Tavistock Lakes Blvd, Suite 400
Orlando, FL 32827
Attention: Suzanne Niemeyer, General Counsel
Telephone:  (610) 996-1767
E-Mail:  legalnotices@innventure.com

With copy to:

Jones Day
1221 Peachtree Street, N.E., Suite 400
Atlanta, GA 30361
Attention: Joel T. May, Esq.
Telephone:  (404) 581-8967
E-Mail:  jtmay@jonesday.com

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Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [__], 2025, is made by and between YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”), and INNVENTURE, INC., a company incorporated under the laws of the State of Delaware (the “Company”). The Investor and the Company may be referred to herein individually as a “Party” and collectively as the “Parties.”

WITNESSETH

WHEREAS:

A.         In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Investor up to $30,000,000 in aggregate principal amount of convertible debentures (the “Convertible Debentures”), which shall be convertible into shares of the Company’s common stock, par value $0.0001 (the “Common Shares”) (as converted, the “Conversion Shares”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Securities Purchase Agreement.

B.        Pursuant to the terms of, and in consideration for the Investor entering into, and to induce the Investor to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws and other rights as provided for herein.

 AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.          DEFINITIONS.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a)         “Effective Date” means the date that the applicable Registration Statement has been declared effective by the SEC.

(b)        “Effectiveness Deadline” means, (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(b), the earlier of the earlier of (A) the 60th calendar day following the filing date thereof and (B) the fifth Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the earlier of the (A) 75th calendar day following the date on which the Company was required to file such additional Registration Statement and (B) no later than the fifth Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

(c)         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(d)       “Filing Deadline” means, (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the 15th calendar day following the date the Company files its Form 10-K for the year ended December 31, 2024, and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the date on which the Company was required to file such additional Registration Statement pursuant to the terms of this Agreement.

(e)        “Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

(f)       “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post‑effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(g)         “Registrable Securities” means all of (i) the Common Shares issuable upon conversion of the Convertible Debentures, (ii) the additional shares issuable in connection with any anti-dilution provisions of the Convertible Debentures (without giving effect to any limitations on exercise set forth in the Convertible Debentures) and (iv) any Common Shares issued or issuable with respect to any shares described in subsections (i) and (ii) above by way of any stock split, stock dividend or other distribution, recapitalization or similar event or otherwise (in each case without giving effect to any limitations on exercise set forth in the Convertible Debentures).

(h)        “Registration Statement” means any registration statement of the Company filed pursuant to this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

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(i)         “Required Registration Amount” means (i) with respect to the initial Registration Statement at least such number of Registrable Securities determined as of date the Registration Statement is initially filed with the SEC, and (ii) with respect to subsequent Registration Statements such number of Registrable Securities determined as of date the subsequent Registration Statement is initially filed with the SEC (that are not already subject to an effective Registration Statement), in each case subject to any cutback set forth in Section 2(d).

(j)          “Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

(k)       “Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

(l)          “SEC” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

(m)        “Securities Act” shall have the meaning set forth in the Recitals above.

(n)         “SEC Guidance” means (i) any publicly available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff and (ii) the Securities Act.

2.          REGISTRATION.

(a)       Registration Period. The Company’s registration obligations set forth in this Section 2, including its obligations to file Registration Statements, obtain effectiveness of Registration Statements, and maintain the continuous effectiveness of any Registration Statement that has been declared effective shall begin on the date hereof and continue until all the Registrable Securities have been sold or may be sold without any restrictions pursuant to Rule 144, as such rule applies to non-affiliates, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent (the “Registration Period”).

(b)          Mandatory Registration. Subject to the terms and conditions of this Agreement, the Company shall (i) on or prior to the Filing Deadline, prepare and file with the SEC an initial Registration Statement on Form S-3 (or, if the Company is not then eligible, on Form S-1) or any successor form thereto covering the resale by the Investor of Registrable Securities, and (ii) on or prior to the 30th calendar day following receipt of each written notice by the Investor (a “Demand Notice”) delivered pursuant to the terms hereof, prepare and file an additional Registration Statement covering the resale by the Investor of Registrable Securities not covered by the initial Registration Statement. Each Registration Statement prepared pursuant hereto shall register for resale at least the number of Common Shares equal to the Required Registration Amount as of date the Registration Statement is initially filed with the SEC. Each Registration Statement shall contain “Selling Stockholders” and “Plan of Distribution” sections. The Company shall use its reasonable best efforts to have each Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline. By 9:30 am, New York time on the Business Day following the date of effectiveness, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement. Prior to the filing of the Registration Statement with the SEC, the Company shall furnish a draft of the Registration Statement to the Investor for their review and comment. The Investor shall furnish comments on the Registration Statement to the Company within 24 hours of the receipt thereof from the Company. For the purposes hereof, the Investor shall be entitled to deliver a Demand Notice to the Company at any time during the Registration Period if at such time (i) no Registration Statement is then in effect which the Investor may use to resell Registrable Securities, or (ii) a Registration Statement is effective, but the number of Common Shares issuable upon conversion of the Convertible Debentures exceeds the number of Common Shares registered on such Registration Statement.

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(c)          Amendments and Supplements. During the Registration Period, the Company shall (i) promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the Prospectus used in connection with a Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, (ii) prepare and file with the SEC additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities in accordance with the terms of this Agreement; (iii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; (iv) respond as promptly as reasonably practicable to any comments received from the SEC with respect to a Registration Statement or any amendment thereto; and (v) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 2(c)) by reason of the Company’s filing a report on Form 10-K, Form 10-Q, or Form 8-K or any analogous report under the Securities Exchange Act, the Company shall incorporate such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

(d)         Reduction of Registrable Securities Included in a Registration Statement. Notwithstanding anything contained herein, in the event that the SEC requires the Company to reduce the number of Registrable Securities to be included in a Registration Statement in order to allow the Company to rely on Rule 415 with respect to a Registration Statement, then the Company shall be obligated to include in such Registration Statement (which may be a subsequent Registration Statement if the Company needs to withdraw a Registration Statement and refile a new Registration Statement in order to rely on Rule 415) only such limited portion of the Registrable Securities as the SEC shall permit. Any Registrable Securities that are excluded in accordance with the foregoing terms are hereinafter referred to as “Cut Back Securities.” To the extent Cut Back Securities exist, promptly following such time as may be permitted by the SEC, the Company shall be required to file a Registration Statement covering the resale of the Cut Back Securities (subject also to the terms of this Section) and shall use its reasonable best efforts to cause such Registration Statement to be declared effective as promptly as practicable thereafter, but in no event later than the Effectiveness Deadline. Notwithstanding the foregoing to the contrary, the Company shall be obligated to use diligent efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09. Unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows: (i) first, the Company shall reduce or eliminate any securities to be included other than Registrable Securities; and (ii) second, the Company shall reduce Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by such holders (or as otherwise expressly directed by the SEC).

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(e)          Piggy-Back Registrations. If at any time there is not an effective Registration Statement covering all of the Registrable Securities and the Company proposes to  register the offer and sale of any of its Common Shares under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 ((or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement to be used may be used for any registration of Registrable Securities, the Company shall give prompt written notice (in any event no later than five days prior to the filing of such Registration Statement) to the holders of Registrable Securities of its intention to effect such a registration and, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of Registrable Securities; provided, however, that, the Company shall not be required to register any Registrable Securities pursuant to this Section 2(f) that have been sold or may be sold without any restrictions pursuant to Rule 144, as such rule applies to non-affiliates, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent.

3.          RELATED OBLIGATIONS.

(a)         The Company shall, not less than three Business Days prior to the filing of each Registration Statement and not less than one Business Day prior to the filing of any related amendments and supplements to all Registration Statements (except for annual reports on Form 10-K, supplements and amendments to update the Registration Statement solely for information reflected in the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K), furnish to each Investor copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the reasonable and prompt review of such Investor. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Investor shall reasonably object in good faith; provided that, the Company is notified of such objection in writing no later than 24 hours after the Investor has been so furnished copies of a Registration Statement.

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(b)        The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) an electronic copy of such Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) an electronic copy of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, which are not publicly available through EDGAR, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

(c)       The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its certificate of incorporation or bylaws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(c), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.  The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(d)        At any time prior to the end of the Registration Period, as promptly as practicable after becoming aware of such event or development, the Company shall notify each Investor in writing of the happening of any event as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to the Investor. The Company shall also promptly notify each Investor in writing (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Investor by e-mail on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate. The Company shall respond as promptly as reasonably practicable to any comments received from the SEC with respect to a Registration Statement or any amendment thereto.

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(e)         The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction within the United States of America and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(f)        The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(g)         The Company shall use its reasonable best efforts to cause all the Registrable Securities to be listed on each securities exchange on which the Common Shares are then listed. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(g).

(h)       The Company shall cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of Common Shares and registered in such names as the holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement or Rule; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System.

(i)         The Company shall use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(j)         The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

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(k)          Within one Business Day after a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC.

(l)          The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by each Investor of Registrable Securities pursuant to a Registration Statement.

4.          OBLIGATIONS OF THE INVESTOR.

(a)          The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(d), the Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(d) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, subject to compliance with the securities laws, the Company shall cause its transfer agent to deliver unlegended certificates for Common Shares to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(d) and for which the Investor has not yet settled.

(b)       The Investor covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

5.           EXPENSES OF REGISTRATION.

Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement. For the avoidance of doubt, all expenses incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by the Company, including, without limitation, all registration, listing and qualifications fees, printers expenses, and fees and expenses of the Company’s counsel and accountants (except legal fees of Investor’s counsel associated with the review of the Registration Statement). The Investor shall pay any sales or brokerage commissions and fees and expenses of counsel for, and other expenses of, the Investor incurred in connection with registration of Registrable Securities.

6.           INDEMNIFICATION.

With respect to Registrable Securities which are included in a Registration Statement under this Agreement:

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(a)         To the fullest extent permitted by law, the Company shall, and hereby does, indemnify, hold harmless and defend the Investor, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation there under relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Investor and each such controlling person promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (x) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(b); and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person.

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(b)           In connection with a Registration Statement, the Investor agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers, employees, representatives, or agents and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or is based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected and such new prospectus was delivered to each Investor prior to such Investor’s use of the prospectus to which the Claim relates.

(c)          Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one (1) counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing  interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

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(d)        The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e)        The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.          CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.          REPORTS UNDER THE EXCHANGE ACT.

With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act or any similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration, and as a material inducement to the Investor’s purchase of the Convertible Debentures, the Company represents, warrants, and covenants to the following:

(a)        The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months prior to the date hereof (or for such shorter period that the Company was required to file such reports), other than Form 8-K reports.

(b)       The Company shall furnish to the Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) to the extent it is in compliance with the reporting requirements of Rule 144, a written statement by the Company that it has complied with the reporting requirements of Rule 144, and (ii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

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9.           AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Investor and the Company. No such amendment shall be effective to the extent that it applies to fewer than all of the holders of the Registrable Securities.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

10.          MISCELLANEOUS.

(a)           A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities or owns the right to receive the Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b)          The Company shall not file any other registration statements on Form S-3, Form S-1, or otherwise until the initial Registration Statement required hereunder is declared effective by the SEC, provided that this Section 10(b) shall not prohibit the Company from filing amendments to registration statements already filed. The Company shall not include any other securities on a Registration Statement unless otherwise agreed by the Investor.

(c)          Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered pursuant to the notice provisions of the Securities Purchase Agreement or to such other address and/or electronic mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender’s email service provider containing the time, date, and recipient email or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with this section.

(d)          Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

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(e)         The laws of the State of New York shall govern all issues concerning the relative rights of the Company and the Investor. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York, sitting in New York County, New York and federal courts for the Southern District of New York sitting New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(f)           This Agreement and the rights, duties and obligations of the Investor hereunder may only be assigned upon the transfer of a Convertible Debenture or the Conversion Shares issued pursuant to a Convertible Debenture pursuant to the terms and restrictions on transfer set forth in the Securities Purchase Agreement and the applicable Convertible Debenture. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the parties. No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (A) written notice of such assignment and (B) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement).

(g)           The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)        This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Agreement.

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(i)          Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)          The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(k)         This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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IN WITNESS WHEREOF, the Investor and the Company have caused their signature page to this Registration Rights Agreement to be duly executed as of the date first above written.

COMPANY:
INNVENTURE, INC.

By:
Name:
Title:

INVESTOR:
YA II PN, Ltd.

By: Yorkville Advisors Global, LP
Its: Investment Manager

By: Yorkville Advisors Global II, LLC
Its: General Partner

By:
Name:
Title:

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